                                                                   EXHIBIT 10.69

                          BASIC LEASE INFORMATION SHEET

   1.  Date of Lease                    March 23, 2000

   2.  Tenant:                          IDX SYSTEMS CORPORATION, a Vermont
                                        corporation

   3.  Tenant's Address                 1400 Shelburne Road Burlington, Vermont
       Prior to Occupancy:              05402-1070

   4.  Tenant's Address                 At the Premises with a copy to: 1400
       After Occupancy                  Shelburne Road Burlington, Vermont
                                        05402-1070

   5.  Landlord:                        NATIONAL OFFICE PARTNERS LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

   6.  Landlord's                       c/o Hines 10900 N.E. 4th Street, Suite
       Address:                         920, Bellevue, WA 98004

   7.  Premises:                        Those portions of Floors 3 through 18
                                        (inclusive) as shown on Exhibit A

   8.  Net Rentable                     Three Hundred Twenty-four Thousand
       Area/Tenant's                    Thirty-six (324,036) square feet of Net
       Proportionate                    Rentable Area/Two Hundred Eighty-six
       Share:                           Thousand Eight Hundred Twenty-eight
                                        (286,828) square feet of Useable Area,
                                        as adjusted pursuant to Section l.l(d).
                                        Tenant's Proportionate Share:
                                        Thirty-nine and 66/100 percent
                                        (39.66%), as to the Minimum
                                        Initial Premises, as adjusted
                                        pursuant to Section 4.3.

   9.  Scheduled                        April 1, 2003
       Commencement Date:

   10. Term:                            Initial Term: Twelve (12) Years and zero
                                        (0) Months Extension Terms: Two (2)
                                        successive options for Six (6) Years
                                        each

   11. Base Rent:                       See Page B attached hereto

   12. Security Deposit:                N/A

   13. Parking:                         1.00 pass per one thousand five hundred
                                        (1,500) square feet of Useable Area,
                                        subject to adjustment pursuant to
                                        Section 14.22.

   14. Tenant's Working                 No later than January 1, 2002
       Drawings Delivery Date:

   15. Cash Allowance:                  $32.00 per square foot of Useable Area
                                        in the Premises, to be allocated as
                                        provided in Exhibit C

   16. Broker(s):                       Landlord's Broker: Colliers
                                        International

/s/ JAK, 3/27/00                                      /s/ [ILLEGIBLE] 4/6/00
------------------------                              --------------------------
Tenant's Initials/Date                                Landlord's Initials/Date

                                        A

            Tenant's Broker: Cushman & Wakefield of Washington, Inc.

BASE RENT SCHEDULE (Item 11 on Basic Lease Information Sheet)

                   Minimum Annual Base Rent Per Square Foot of Net Rentable Area for:

                  MINIMUM
                  INITIAL
                PREMISES AND         EXPANSION
 LEASE YEARS*    HOLD SPACE            SPACE
-----------------------------------------------------
     1-3        $      23.50         $   24.50
     4-6        $      26.00         $   27.00
     7-9        $      28.50         $   29.50
     10-12      $      31.00         $   32.00

*    As defined in Section 2.1(b) below.


JAK, 3/27/00                                            /s/ [ILLEGIBLE] 4/6/00
------------------------                                -----------------------
Tenant's Initials/Date                                  Landlord's Initials/Date

                                        B

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Basic Lease Information Sheet

ARTICLE 1 Premises.............................................................1

   1.1    Lease................................................................1
   1.2    Landlord's Reserved Rights...........................................3
   1.3    Common Areas.........................................................4
   1.4    Calculation of Net Rentable Area; Useable Area.......................5

ARTICLE 2 Term, Use of Premises and Base Rent..................................5

   2.1    Term.................................................................5
   2.2    Delay in Delivery....................................................6
   2.3    Confirmation.........................................................8
   2.4    Uses.................................................................8
   2.5    Payments by Tenant...................................................8
   2.6    Payment of Base Rent.................................................9
   2.7    Partial Months......................................................11
   2.8    Early Commitment Rent Credit Incentive..............................11

ARTICLE 3 Security Deposit....................................................12

ARTICLE 4 Payment of Operating Costs..........................................12

   4.1    Net Lease...........................................................12
   4.2    Estimated Payments..................................................12
   4.3    Tenant's Proportionate Share........................................12
   4.4    Operating Costs.....................................................12
   4.5    Adjustment for Occupancy............................................15
   4.6    Computation of Operating Costs Adjustment...........................15
   4.7    Adjustment for Variation Between Estimated and Actual...............15
   4.8    Tenant's Audit Right................................................15

ARTICLE 5 Landlord's Covenants................................................17

   5.1    Basic Services......................................................17
   5.2    Hours of Operation..................................................18
   5.3    Interruption........................................................19
   5.4    Extra Services......................................................19
   5.5    Window Coverings....................................................20
   5.6    Graphics and Signage................................................20
   5.7    Tenant Extra Improvements...........................................21
   5.8    Peaceful Enjoyment..................................................22
   5.9    Tenant Improvements in Hold and Expansion Spaces....................22

ARTICLE 6 Tenant's Covenants..................................................22

   6.1    Compliance With Exhibit C...........................................22
   6.2    Construction of Tenant Improvements.................................22
   6.3    Telecommunications..................................................23
   6.4    Taxes on Personal Property and Tenant Extra Improvements............24
   6.5    Repairs by Tenant...................................................24
   6.6    Waste...............................................................24

   6.7    Alterations, Additions, Improvements................................24
   6.8    Liens...............................................................25
   6.9    Compliance With Laws and Insurance Standards........................26
   6.10   Entry for Repairs, Inspection, Posting Notices, Etc.................26
   6.11   No Nuisance.........................................................27
   6.12   Rules and Regulations...............................................27
   6.13   Surrender of Premises On Termination................................27
   6.14   Corporate Authority.................................................28
   6.15   Utilities...........................................................28

ARTICLE 7 Hazardous Materials.................................................28

   7.1    Prohibition and Indemnity With Respect to Hazardous Materials.......28
   7.2    Definitions.........................................................29
   7.3    Landlord's Representations and Undertakings.........................29

ARTICLE 8 Assignment or Sublease..............................................30

   8.1    Consent Required....................................................30
   8.2    Transfers to Qualified Transferees, Joint Ventures..................30
   8.3    Landlord's Options..................................................31
   8.4    Minimum Rental; Division of Excess Rent.............................32
   8.5    Tenant Not Released.................................................32
   8.6    Written Agreement...................................................32
   8.7    No Transfer Period..................................................32
   8.8    Conditions..........................................................32
   8.9    Expenses............................................................32
   8.10   No Restriction on Landlord..........................................33
   8.11   No Leasehold Financing..............................................33

ARTICLE 9 Condition and Operation of the Building.............................33

   9.1    Limited Warranties..................................................33
   9.2    Building Alterations................................................33

ARTICLE 10 Lender Rights......................................................34

   10.1   Subordination.......................................................34
   10.2   Attornment..........................................................34
   10.3   REAs................................................................35
   10.4   Estoppel Certificate................................................35
   10.5   Failure to Deliver..................................................36

ARTICLE 11 Insurance..........................................................36

   11.1   Landlord's Casualty Insurance.......................................36
   11.2   Liability Insurance.................................................36
   11.3   Tenant's Additional Insurance.......................................36
   11.4   Indemnity and Exoneration...........................................37
   11.5   Indemnity for Liens.................................................38
   11.6   Waiver of Subrogation Rights........................................38

ARTICLE 12 Casualty and Eminent Domain........................................38

   12.1   Damage and Destruction..............................................38
   12.2   Condemnation........................................................40

ARTICLE 13 Default............................................................40

   13.1   Events of Default...................................................40
   13.2   Remedies Upon Default...............................................41
   13.3   Damages Upon Termination............................................42
   13.4   Computation of Rent for Purposes of Default.........................42
   13.5   Late Charge.........................................................43
   13.6   Remedies Cumulative.................................................43
   13.7   Tenant's Remedies...................................................43
   13.8   Limitation on Consequential Damages.................................44

ARTICLE 14 Miscellaneous......................................................44

   14.1   No Waiver...........................................................44
   14.2   Holding Over........................................................45
   14.3   Attorneys' Fees.....................................................46
   14.4   Amendments..........................................................46
   14.5   Transfers by Landlord...............................................46
   14.6   Severability........................................................47
   14.7   Notices.............................................................47
   14.8   Landlord Relocation Right...........................................47
   14.9   No Option...........................................................47
   14.10  Integration and Interpretation......................................47
   14.11  Quitclaim...........................................................48
   14.12  No Easement for Light, Air and View.................................48
   14.13  No Merger...........................................................48
   14.14  Memorandum of Lease.................................................48
   14.15  Survival............................................................48
   14.16  Financial Statements................................................48
   14.17  No Joint Venture....................................................49
   14.18  Successors and Assigns..............................................49
   14.19  Applicable Law......................................................49
   14.20  Time of the Essence; Force Majeure..................................49
   14.21  Interpretation......................................................49
   14.22  Parking.............................................................50
   14.23  Brokers.............................................................51
   14.24  Arbitration of Certain Disputes.....................................51
   14.25  Building Development................................................52
   14.26  Roof Access.........................................................53
   14.27  Conference Center...................................................53
   14.28  Tenant's Generator; Emergency Cooling...............................53
   14.29  Tax Deferral........................................................54
   14.30  Storage Space.......................................................55
   14.31  Move-In.............................................................55

Attachments:

Exhibit A        Stacking Plan of the Premises
Exhibit B        Legal Description of the Real Property
Exhibit C        Initial Improvement of the Premises
Schedule C-1     Base Building Improvements
Schedule C-2     Definition of Building Standard Improvements
Exhibit D        Rules and Regulations
Exhibit E        Lease Commencement Certificate
Exhibit F-l      Conceptual Signage Plan
Exhibit F-2      Major Tenant Sign
Exhibit G        Form of Estoppel Certificate
Exhibit H        Janitorial Specifications

                            SCHEDULE OF DEFINED TERMS

                                        SECTION NO.                     PAGE NO.
                                        ---------------                ---------

Adjustment Date.........................Section 2.6(b).........................9
Alterations.............................Section 6.7...........................24
Antenna.................................Section 14.26.........................53
Availability Notice.....................Section l.l(e).........................3
Base Rent Credit........................Section 2.8(a)........................12
Basic Services..........................Section 5.1...........................17
Building Components.....................Section 1.2............................4
Building Schematic Design Plans.........Section l.l(a).........................1
Building................................Section 1.1(a).........................1
Business Days...........................Section 5.2...........................19
Claims..................................Section 7.1...........................28
Common Areas............................Section 1.3............................4
Confirmed Occupancy Date................Section 1.1............................2
Continuing Defaults.....................Section 10.2..........................34
Cost Statement..........................Section 4.6...........................15
Estimated Operating Costs...............Section 4.2...........................12
Event of Default........................Section 13.1..........................40
Excluded Items..........................Section 4.8(f)........................16
Expansion Space.........................Section l.l(b).........................2
Expansion Term Adjustment Date..........Section 2.6(b).........................9
Expiration Date.........................Section 2.1(a).........................5
Extended Hours..........................Section 5.2...........................19
Extension Option........................Section 2.1(b).........................6
Extension Terms.........................Section 2.1(b).........................6
Extra Services..........................Section 5.4...........................19
Fair Market Rent........................Section 2.6(b).........................9
Force Majeure...........................Section 14.20.........................49
Garage.:................................Section 14.22.........................50
Guarantor...............................Section 13.1(d).......................41
Hazardous Material......................Section 7.2(a)........................29
Hazardous Materials Claims..............Section 7.2(b)........................29
Hazardous Materials Laws................Section 7.2(c)........................29
Holdover Option.........................Section 14.2..........................45
Initial Holdover Notice.................Section 14.2..........................45
Initial Lease...........................Section l.l(e).........................3
Initial Premises........................Section l.l(a).........................1
Initial Term............................Section 2.1(a).........................5
Landlord................................Introduction...........................1
Landlord Parties........................Section 6.5...........................24
Laws....................................Section 6.9(a)........................26
Lease...................................Introduction...........................1
Lease Year..............................Section 2.1(a).........................6
Major Tenant Sign.......................Section 5.6(b)........................21
Major Vertical Penetrations.............Section 1.2............................4
Market Area.............................Section 2.6(b).........................9

Minimum Initial Premises................Section 2.2(b).........................7
Net Rentable Area.......................Section 1.4............................5
Normal Office Hours.....................Section 5.2...........................19
Offer Space Adjustment Date.............Section 2.6(b).........................9
Offer Space.............................Section l.l(e).........................3
Operating Costs Adjustment..............Section 4.6...........................15
Operating Costs.........................Section 4.4.......................12, 14
Parking Passes..........................Section 14.22.........................50
Permitted Hazardous Materials...........Section 7.2(d)........................29
Permitted Holdover Term.................Section 14.2..........................45
Permitted Use...........................Section 2.4............................8
Personal Right..........................Section 2.1(b).........................6
Premises................................Section l.l(a).........................1
Provider................................Section 6.3...........................23
Qualified Auditor.......................Section 4.8(d)........................16
Qualified Joint Venture.................Section 8.2...........................31
Qualified Transferee....................Section 8.2...........................30
Real Property...........................Section l.l(a).........................1
Real Property Taxes.....................Section 4.4(j)........................14
REAs....................................Section 10.3..........................35
Rent....................................Section 2.5............................8
Second Holdover Notice..................Section 14.2..........................45
Senior Instruments......................Section 10.1..........................34
Senior Parties..........................Section 10.1..........................34
SNDA....................................Section 10.1..........................34
Storage Rent............................Section 14.30.........................55
Storage Space...........................Section 14.30.........................55
Successor...............................Section 10.2..........................34
Tax Credit..............................Section 14.29(a)......................54
Tenant Extra Improvements...............Section 5.7...........................21
Tenant Improvements.....................Section 5.7...........................22
Tenant..................................Introduction...........................1
Tenant Parties..........................Section 6.5...........................24
Tenant's Generator......................Section 14.28.........................53
Tenant's Personal Property..............Section 11.1..........................36
Tenant's Proportionate Share............Section 4.3...........................12
Term Commencement Date..................Section 2.1(a).........................5
Term....................................Section 2.1(a).........................6
Transfer Date...........................Section 10.2..........................34
Transfer................................Section 8.1...........................30
Transferee..............................Section 8.1...........................30
Useable Area............................Section 1.4(c).........................5

                              OFFICE BUILDING LEASE

        This Office Building Lease (the "Lease") is made and entered into as of the date specified in Item 1 of the Basic Lease Information Sheet attached hereto and incorporated herein by this reference, by and between NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and IDX SYSTEMS CORPORATION, a Vermont corporation ("Tenant").

        Now, therefore, in consideration of the mutual covenants and agreements contained in this Lease, the parties agree as follows:

                                    ARTICLE 1
                                    PREMISES

        1.1     Lease.

                (a) Initial Premises. Subject to the terms, covenants and conditions set forth herein, Landlord leases to Tenant and Tenant leases from Landlord those certain premises identified in the Basic Lease Information Sheet as Item 7, which are schematically depicted on the preliminary floor plans and stacking diagram attached hereto as Exhibit A (the "Initial Premises"). The Initial Premises are estimated to contain Three Hundred Twenty-four Thousand Thirty-six (324,036) square feet of Net Rentable Area (or Two Hundred Eighty-six Thousand Eight Hundred Twenty-eight (286,828) square feet of Useable Area). The term "Premises" as used herein shall mean the Initial Premises and any Offer Space added to the Premises pursuant to Section 1.1(e) below. The Premises are a part of the building and other improvements, including common areas (collectively, the "Building"), located on the real property situated in the City of Seattle, County of King, State of Washington, legally described on Exhibit B (as such real property may be added to or reduced by Landlord from time to time, the "Real Property"). The precise location of and floor plans for the Premises shall be modified to reflect any revisions to the Building design after the date hereof; provided that the Initial Premises shall mean all occupiable space, other than retail space and Common Area, beginning on the third (3rd) floor of the Building (excluding any retail space on the fourth
(4th) floor) and continuing in contiguous, whole floors to and including the eighteenth (18th) floor of the Building, and containing approximately Three Hundred Twenty-four Thousand Thirty-six (324,036) square feet of Net Rentable Area. The parties acknowledge that the Building, as currently designed, will not have a fifth (5th) or thirteenth (13th) floor. The final floor plans and the calculation of Net Rentable Area and Useable Area shall be determined by Landlord's architect upon completion of the working drawings for the Building (subject to remeasurement as provided in Section 1.1(d) below), any adjustments to Base Rent, parking allocation or Tenant's Proportionate Share shall be made at that time and an amendment to this Lease shall be executed by Landlord and Tenant to confirm the correct numbers and the floor plans to attach hereto as Exhibit A. Notwithstanding the foregoing, Landlord agrees not to make any revisions from the Building Schematic Design Plans (including revisions to Building finishes), which are likely to have a material adverse effect on the access or visibility of Tenant's main entrance on the fourth (4th) floor of the Building from the fourth (4th) floor lobby, without Tenant's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. As used herein, the term "Building Schematic Design Plans" means and refers to those certain schematic design plans for the Building prepared by Kendall Heaton Associates, dated as of September 17, 1999, copies of which have been delivered to Tenant, as updated by the plan set delivered to Tenant March 3, 2000, as they may be supplemented by Landlord.

                (b) Occupancy Schedule. Tenant shall lease the entire Minimum Initial Premises on the Term Commencement Date. Tenant shall occupy and pay Rent on the Minimum Initial Premises, the Hold Space and the Expansion Space according to the schedule set forth in this Section 1.1(b). The term "Expansion Space" shall mean and include the First Expansion Space, the Second Expansion Space and the Third Expansion Space.

                                        ESTIMATED NET  ESTIMATED
                                        RENTABLE       USEABLE
 PORTION OF PREMISES         FLOORS     SQUARE FEET    AREA        TARGET OCCUPANCY DATE
----------------------------------------------------------------------------------------
 Minimum Initial Premises    3-11       182,970        162,286     April 1, 2003*

 Hold Space                  12          23,511         20,757     January 1, 2004

 First Expansion Space       14          23,511         20,757     January 1, 2005

 Second Expansion Space      15-16       47,022         41,514     January 1, 2006

 Third Expansion Space       17-18       47,022         41,514     January 1, 2007

* subject to acceleration to as early as January 1, 2003 at Landlord's election (See Section 2.1(a)).

Landlord shall deliver the Hold Space and the First, Second and Third increments of Expansion Space to Tenant, in the condition described in Section 5.9, within three (3) months before or after the applicable Target Occupancy Date. Rent shall commence on each increment of such Hold or Expansion Space on the earlier of (i) the date on which Tenant takes possession, or (ii) the date specified by Landlord in a notice to Tenant as the date on which the space will be ready for occupancy based on Landlord's Work (the "Confirmed Occupancy Date" ); provided that: (A) Landlord has given Tenant at least sixty (60) days notice of the Confirmed Occupancy Date; (B) Landlord has given Tenant reasonable access to such space for at least thirty (30) days for purposes of completing Tenant's Work (which access may be simultaneous with completion of Landlord's Work, nonexclusive and subject to any limitations or restrictions imposed by the City of Seattle); and (C) as of the Confirmed Occupancy Date, the space is in the condition required under Section 5.9. Until the Confirmed Occupancy Date for each portion of the Initial Premises, Landlord shall have the right to use such space in any manner that Landlord chooses, including without limitation leasing the space to other parties. Landlord shall not lease any of the Expansion Space on terms that conflict with Tenant's rights thereto and Landlord shall use good faith efforts to obtain possession of the space on or before the Confirmed Occupancy Date but shall not be liable to Tenant for any delay attributable to a prior tenant's holdover.

                (c) Hold Space. Tenant shall have the option to include the Hold Space in the Minimum Initial Premises or to delay possession of the Hold Space until the applicable Confirmed Occupancy Date, provided that Tenant must notify Landlord by no later than April 1, 2002, if Tenant intends to delay occupancy. If Tenant fails to provide such notice in a timely manner then the Hold Space shall be included in the Minimum Initial Premises.

                (d) Area Measurements. Within ninety (90) days after issuance of the final permits for construction of the Building, the area of the Building and Premises shall be measured by Landlord's architect in accordance with the standards set forth in Section 1.4. Such measurements (the "Measurements") shall be delivered to Tenant for review by Tenant's Architect and shall be stipulated for the purposes of this Lease (subject to potential remeasurement as provided below). Within thirty (30) days after
 Substantial Completion, either Tenant or Landlord may, at its sole cost, hire Landlord's architect to physically measure the as-built Premises for consistency with the Measurements. If either party chooses to exercise this right to re-measure, it shall deliver to the other party full documentation of the results of such re-measurement, and the other party shall have the right to confirm or contest the accuracy of such re-measurement. If and only if the re-measurement shows a discrepancy of one percent (1%) (greater than or less than) the Measurements, the size of the Premises shall be adjusted accordingly. To be valid, the re-measurement must be completed in accordance with the standards set forth in Section 1.4. If one party contests the accuracy of the re-measurement, both parties shall meet to resolve the disagreement. If the parties cannot resolve the dispute within thirty (30) days of receipt of the re-measurement, it shall be resolved through arbitration in accordance with Section 14.24(b). In the event that the re-measurement does not show a discrepancy of one percent (1%) (greater than or less than) the Measurements, the party initiating the re-measurement shall pay all costs associated with the re-measurement, including the costs of the other party to contest or confirm the re-measurement.

                (e) Right of First Offer. Subject to the terms and conditions of this Section 1.1(e), Tenant shall have the right of first offer to include within the Premises any space which becomes available on Floors 19 through 39 of the Building (the "Offer Space"). Tenant may not exercise its right to lease any Offer Space during any period when Tenant is in default under this Lease (which shall mean that no Event of Default has occurred and has not been cured during the applicable cure period, if any, unless otherwise waived in writing by Landlord). If less than two (2) years remain in the Lease Term, Tenant must exercise an Extension Option under Section 2.1(b) in order to lease any Offer Space and if no Extension Option remains to be exercised Tenant's rights under this Section l.l(e) shall terminate. For purposes of this Section l.l(e), the phrase "any space which becomes available" shall mean any space on Floors 19 through 39 of the Building which is vacant or is scheduled to be vacated within six (6) months but no space shall be considered Offer Space until it has been previously leased to another tenant under a written lease agreement (an "Initial Lease"). Landlord shall not offer to lease nor lease any Offer Space to a party other than Tenant without first providing Tenant with written notice that the Offer Space is available to lease or will be available to lease within the next six (6) months ("Availability Notice"). The Availability Notice shall include Landlord's proposed Fair Market Rent for the Offer Space in accordance with Section 2.6(b)(iv), but should Tenant not accept such proposal then Landlord may provide a different proposed Fair Market Rent for purposes of any arbitration under Section 2.6(b)(v) and Landlord's original proposal shall not be binding upon Landlord nor admissible by Tenant in any such arbitration. Tenant shall have ten (10) Business Days after receipt of an Availability Notice to notify Landlord in writing that it will lease all of the Offer Space subject to such Availability Notice and whether Tenant accepts Landlord's proposed Fair Market Rent. If Tenant does not exercise its option with respect to the Offer Space described in an Availability Notice then Landlord may lease the space identified therein to a third party on any terms that Landlord may deem acceptable. Any Offer Space leased by Tenant under this Section l.l(e) shall be leased under all of the terms and conditions of this Lease including expiration date, renewal options and services except that: (i) Landlord shall deliver the space to Tenant as previously improved with clean paint and carpet but Landlord shall have no obligation to install any Tenant Improvements in the space or to contribute any money towards any alteration or improvement thereof; and (ii) Base Rent shall be the Fair Market Rent proposed in the Availability Notice, if accepted by Tenant, or as otherwise determined under Section 2.6(b) below. Tenant's right to lease the Offer Space is a Personal Right and is subject and subordinate to any: (A) renewal rights or expansion options granted under any Initial Leases and any other subsequent leases covering space on Floors 19 through 32; and (b) renewal rights, expansion options or rights of first offer granted under any Initial Leases covering space on Floors 33 through 39. With respect to Offer Space available on Floors 19 and 20, this right of first offer shall be a continuing right, and such Offer Space shall be offered to Tenant as provided herein from time to time as such Offer Space becomes available. With respect to Offer Space available on Floors 21 through 39, this right of first offer shall be a one-time right only, and if Tenant does not exercise its right with respect to Offer Space described in an Availability Notice for any such space, such space described in the Availability Notice shall no longer be considered Offer Space.

        1.2 Landlord's Reserved Rights. In addition to all other rights reserved by Landlord under this Lease, Landlord reserves from the leasehold estate hereunder, and the Premises shall not include, (a) the exterior surfaces of the walls and windows bounding the Premises, and (b) all space located within the Premises for Major Vertical Penetrations (as defined below), conduits, electric and all other utilities, heating ventilation and air-conditioning and fire protection and life safety systems, sinks or other Building facilities that do not constitute Tenant Improvements (collectively, "Building Components"). Landlord shall have the use of the Building Components and access through the Premises for operation, maintenance, repair or replacement thereof. Landlord shall have the right from time to time, to install, remove or relocate any of the Building Components within the Premises to locations that do not permanently and materially reduce the square footage of the Premises, unreasonably interfere with Tenant's permitted use of the Premises or otherwise violate the provisions of Section 1.1(a) regarding access to and visibility of Tenant's main fourth
(4th) floor entrance from the fourth (4th) floor lobby. As used herein, the term "Major Vertical Penetrations" shall mean the area or areas within Building stairs (excluding the landing at each floor), elevator shafts, and vertical ducts that service more than one floor of the Building. The area of Major Vertical Penetrations shall be bounded and defined by the dominant interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.

        1.3 Common Areas. Tenant shall have the nonexclusive right (in common with other tenants or occupants of the Building, Landlord and all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas, subject to such reasonable rules and regulations as Landlord may from time to time impose (and Landlord agrees not to intentionally enforce such rules and regulations in a nonuniform manner). Landlord may at any time close temporarily any Common Areas to make repairs or changes therein or to effect construction, repairs, or changes within the Building, or to prevent the acquisition of public rights in such areas, or to discourage parking by parties other than tenants, and may do such other acts in and to the Common Areas as in its judgment may be desirable, provided that any such closure shall not prevent Tenant from reasonable access to and use of the Premises at all times other than emergencies. Landlord may from time to time permit portions of the Common Areas to be used exclusively by specified tenants. Landlord may also, from time to time, place or permit customer service and information booths, kiosks, stalls, push carts and other merchandising facilities in the Common Areas, provided they do not materially, adversely affect access to or visibility of Tenant's main fourth (4th) floor entrance from the fourth (4th) floor lobby. "Common Areas" shall mean any of the following or similar items to the extent included in the Building (a) the total square footage of areas of the Building devoted to nonexclusive uses such as ground floor lobbies, seating areas and elevator foyers; fire vestibules; mechanical areas; restrooms and corridors on all floors; elevator foyers and lobbies on multi-tenant floors; electrical and janitorial closets; telephone and equipment rooms; and other similar facilities maintained for the benefit of Building tenants and invitees, but shall not mean Major Vertical Penetrations; and (b) all parking garage vestibules; restrooms; loading docks; locker rooms, exercise and conference facilities available for use by Building tenants (if any); walkways, roadways and sidewalks; trash areas; mechanical areas; landscaped areas including courtyards, plazas and patios; and other similar facilities maintained for the benefit of Building tenants and invitees. However, restrooms and corridors on floors for which Tenant is the sole occupant (which shall constitute Common Areas for all other purposes of this Lease) shall not be available for use by parties other than Tenant and Tenant Parties, except to the extent required by applicable codes and regulations. Tenant shall have the right to use, on a nonexclusive basis, the Building stairways and landings within the Premises, provided such use shall at all times be in compliance with applicable codes and regulations (including, without limitation, fire and life safety regulations) and Tenant shall be solely responsible for maintaining and monitoring security therein (including installation, maintenance, repair and monitoring of any security systems or devices desired by Tenant).

        1.4 Calculation of Net Rentable Area; Useable Area. Tenant acknowledges that the term "Net Rentable Area" as used in this Lease shall mean the area or areas of space within the Building determined by Landlord in accordance with a modified BOMA standard as described below.

                (a) Net Rentable Area on a single tenancy floor shall be determined by measuring from the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer pane of glass and extensions of the plane thereof in non-glass areas and shall include all areas within the envelope created by extending the dominant plane of the outside walls of the Building, excluding Major Vertical Penetrations, plus Tenant's pro rata share of Common Areas. Landlord shall determine Tenant's pro rata share of Common Areas using any commercially reasonable allocation formula selected by Landlord and consistently applied throughout the Building. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building except for Major Vertical Penetrations.

                (b) Net Rentable Area for a multi-tenant floor shall include all space within the demising walls (measured from the mid-point of the demising walls and, in the case of exterior walls, measured as defined in (a) above), plus Tenant's pro rata share of Common Areas. Landlord shall determine Tenant's pro rata share of Common Areas using any commercially reasonable allocation formula selected by Landlord and consistently applied throughout the Building. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building except for Major Vertical Penetrations. Building loading docks shall not be considered for purposes of determining Net Rentable Area.

                (c) Tenant acknowledges that the term "Useable Area" means the Net Rentable Area less the Common Areas included in the calculation thereof.

                                    ARTICLE 2
                       TERM, USE OF PREMISES AND BASE RENT

        2.1     Term

                (a) Initial Term. Except as otherwise provided herein, the term "Term Commencement Date" shall mean the later of (i) the date of Substantial Completion (as defined in Exhibit C to this Lease) of the Minimum Initial Premises, or (ii) the Scheduled Commencement Date, as stated in the Basic Lease Information Sheet as Item 9; provided, however, that Landlord may advance or extend the Scheduled Commencement Date by no more than three (3) months on thirty (30) days prior written notice to Tenant, and provided further, that the Term Commencement Date shall not occur until Tenant has been provided:
(A) reasonable access to the Minimum Initial Premises for at least thirty (30) consecutive days for purposes of completing Tenant's Work as provided in Section 10(e) of Exhibit C (which access may be simultaneous with completion of Landlord's Work and not exclusive access and which shall be subject in all respects to any limitations or restrictions imposed by the City of Seattle); and
(B) exclusive access to the Computer Room and Communications Rooms for at least forty-five (45) days following completion of Landlord's Work with respect to the Computer Room and Communications Rooms (which shall be subject in all respects to any limitations or restrictions imposed by the City of Seattle), all as defined and described in Paragraph 10(e) on Exhibit C. The "Initial Term" of this Lease shall mean the number of years and/or months set forth in the Basic Lease Information Sheet as Item 10, commencing on the first day of the calendar month following the Term Commencement Date (or on the Term Commencement Date if it is the first day of a calendar month) through and including the Expiration Date. "Expiration Date" shall mean the last day of the Term or such earlier date upon which this Lease is terminated pursuant to the terms hereof. For all purposes hereunder, the term "Lease Year" shall mean a twelve (12) month period starting on the first day of the calendar month following the Term Commencement Date (or the Term Commencement Date if it is on the first day of a Calendar month) or any anniversary thereof and the first Lease Year shall begin on the Term Commencement Date (and may include a period of slightly more than twelve
(12) months). The "Term" of this Lease shall mean and include the Initial Term, any Extension Terms and the Permitted Holdover Term, if and to the extent timely exercised by Tenant. The Scheduled Commencement Date represents merely the parties' estimate of the Term Commencement Date. If the Premises are Substantially Complete prior to the Scheduled Commencement Date, Tenant shall have the option to take occupancy and the Term Commencement Date shall be the date of such occupancy. Landlord shall provide Tenant as much notice as circumstances reasonably allow, of the date when Landlord expects to achieve Substantial Completion, based upon the progress of the work.

                (b) Extension Term. Provided that Tenant is not in default of this Lease at the time of exercise (which shall mean that no Event of Default has occurred and has not been cured during the applicable cure period, if any, or otherwise waived in writing by Landlord), Tenant shall have two (2) consecutive options to extend the Initial Term of this Lease (each an "Extension Option") for the number of years and/or months set forth in the Basic Lease Information Sheet as "Extension Terms" in Item 10, commencing on the day after the expiration of the Initial Term and continuing through the Expiration Date, subject to all of the terms and conditions of this Lease, except that Base Rent shall be adjusted as provided below. Landlord shall provide Tenant with a reminder notice no earlier than thirteen (13) months prior to the expiration of the Initial Term and the first Extension Term, if applicable. Tenant shall provide Landlord with written notice of Tenant's intent to exercise its Extension Option by the later of ten (10) days following delivery of Landlord's reminder notice or twelve (12) months prior to the expiration of the Initial Term with respect to the first Extension Option, and by the later of ten (10) days following delivery of Landlord's reminder notice or twelve (12) months prior to the expiration of the first Extension Term with respect to the second Extension Option. If Tenant does not deliver a notice of exercise by the appropriate date then the Extension Option(s) shall immediately terminate and be of no further force or effect and this Lease shall terminate on the scheduled Expiration Date. If Tenant does not exercise the first Extension Option then the second Extension Option shall terminate and be of no further force or effect. Tenant's Extension Options shall be a Personal Right. As used herein the term "Personal Right" shall mean a right which is personal to IDX Systems Corporation or any Qualified Transferee and which may not be exercised by any Transferee (other than a Qualified Transferee) without Landlord's prior written consent. Base Rent for each Extension Term shall be determined as provided in Section 2.6(b). Tenant may, at its election, exercise an Extension Option as to the entire Premises less all or any space leased by Tenant pursuant to Section 1.1(e), provided that simultaneously with the exercise of an Extension Option Tenant shall designate in its notice the portion of such space to which the Extension Option applies and if Tenant fails to do so, the Extension Option shall be deemed exercised as to the entire Premises.

        2.2 Delay in Delivery. If Landlord, for any reason whatsoever, cannot deliver possession of the Minimum Initial Premises to Tenant on the Scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as provided in this Section 2.2. Tenant understands and agrees that the Term Commencement Date may be delayed beyond the Scheduled Commencement Date.

                (a)     Delays Before Commencement of Construction.

                        (i) If Landlord has not commenced construction (which shall mean beginning any work, (other than utility relocation and demolition work) on the Real Property pursuant to a valid permit) on or before January 1, 2002, then Tenant may elect to cancel this Lease by delivering written notice to Landlord on or before January 15, 2002. If Landlord does not commence construction within ten (10) Business Days after receipt of such notice from Tenant then this Lease shall terminate and shall be of no further force and effect and Landlord shall pay to Tenant the sum of One Million Dollars ($1,000,000) as liquidated damages but not as a penalty and Tenant waives any other rights or remedies available to it at law or equity for such termination. Tenant acknowledges that actual damages may be difficult to ascertain and that this provision does not constitute a penalty. The parties acknowledge that these damages have been specifically negotiated between Landlord and Tenant and that the amount of such payment represents a reasonable estimation of the damages that Tenant would suffer in the event Landlord terminates this Lease. If Landlord commences construction within ten (10) Business Days after receipt of Tenant's notice then such notice shall be deemed void and of no effect and this Lease shall continue in full force and effect.

                        (ii) If Landlord determines in its good faith discretion that the Building cannot be constructed as currently planned, then Landlord may cancel this Lease at any time before commencement of construction by giving written notice to Tenant and this Lease shall terminate and be of no further force and effect ten (10) days after the date of such notice; provided, however, that if such notice is given after January 1, 2001, Landlord shall pay to Tenant the sum of One Million Dollars ($1,000,000) as liquidated damages but not as a penalty and Tenant waives any other rights or remedies available to it at law or equity for such termination. Tenant acknowledges that actual damages may be difficult to ascertain and that this provision does not constitute a penalty. The parties acknowledge that these damages have been specifically negotiated between Landlord and Tenant and that the amount of such payment represents a reasonable estimation of the damages that Tenant would suffer in the event Landlord terminates this Lease. If Landlord cancels this Lease hereunder on or before January 1, 2001, Tenant shall not be entitled to receive any payment hereunder other than reimbursement from Landlord for architectural and design fees, consultant fees and similar costs (excluding legal fees) actually incurred by Tenant, but in no event in excess of One and 50/100 Dollars ($1.50) for each square foot of Useable Area in the Initial Premises and Expansion Space.

                (b)     Delays After Commencement of Construction.

                        (i) If Landlord does not deliver possession of floor 3 through 11 inclusive (or floors 3 through 12, inclusive, if Tenant elects, by written notice delivered to Landlord no later than January 1, 2002, to include the Hold Space in the Minimum Initial Premises) (the "Minimum Initial Premises") to Tenant in the condition required by Section 5.9 and Exhibit C, on or before July 1, 2003, then Landlord shall reimburse Tenant on a monthly basis in arrears for Tenant's actual out-of-pocket costs incurred to lease alternative space or to reconfigure existing leased space (plus actual moving and build-out costs and expenses) during the period of delay but only to the extent that the total amount of such out-of-pocket costs exceeds the Rent that Tenant would have paid under this Lease. The reimbursement under this Section 2.2(b)(i) shall be calculated on a monthly basis for each month of delay; the maximum reimbursement in any calendar month shall be the Base Rent that would have been payable for such month under this Lease; and the maximum reimbursement hereunder shall not exceed in the aggregate an amount equal to one-hundred eighty (180) days of Base Rent that would have been payable under this Lease.

                        (ii) If Landlord does not deliver the Minimum Initial Premises on or before November 1, 2003, then Tenant may elect to cancel this Lease by delivering written notice to Landlord no later than thirty (30) days thereafter, this Lease shall terminate and, except as set forth below, neither party shall have any liability hereunder. If Landlord despite good faith efforts does not deliver the Minimum Initial Premises on or before April 1, 2004, then Landlord may elect to cancel this Lease by delivering written notice in Tenant, this Lease shall terminate and, except as set forth below, neither party shall have any further liability hereunder. If Tenant elects to cancel this Lease and Landlord delivers possession of the Minimum Initial Premises to Tenant within ten (10) Business Days after receipt of Tenant's notice then such notice shall be deemed void and of no effect and this Lease shall continue in full force and effect. If this Lease is terminated by either party under this Section 2.2(b)(ii), Landlord shall not be required to make any payment to Tenant except for the reimbursement under Section 2.2(b)(i) above through the effective date of such termination and reimbursement for any architectural and design fees, consultant fees and similar costs (excluding legal fees) actually incurred by Tenant; provided, however, in no event shall the maximum reimbursement hereunder exceed in the aggregate an amount equal to one-hundred eighty (180) days of Base Rent that would have been payable under this Lease.

                (c) Deadlines. The deadlines set forth in this Section 2.2. shall be extended by any period of Tenant Delay (as defined in Exhibit C) and by any delay attributable to Force Majeure (as defined in Section 14.20 below), except the deadlines set forth in Section 2.2(a) shall not be extended by reason of delays in obtaining permits for the construction of the Building.

        2.3 Confirmation. When the actual Term Commencement Date is determined, Tenant shall, within ten (10) days after receipt thereof, execute and return to Landlord a Lease Commencement Certificate in the form of Exhibit E attached hereto, or any similar form reasonably requested by Landlord, confirming the information thereon. Failure within such time to execute and return or to object in writing to the Lease Commencement Certificate shall be conclusively deemed to be an acknowledgement that Tenant agrees to the terms shown thereon and Tenant shall be deemed to have confirmed that the certificate is correct as presented.

        2.4 Uses. Subject to the restrictions set forth in Section 7.1, Tenant shall use the Premises solely for executive, professional, corporate or administrative offices, software training, computer rooms and related support services (including a food service area, subject to Landlord's review and approval of plans therefor) (the "Permitted Use"), provided that Tenant may not seek a variance for any use not currently permitted in the Building and provided further that Tenant's use must be compatible with a premier Class A office building as then operated by Landlord. Notwithstanding the foregoing, for the purpose of limiting the type of use permitted by Tenant, or any party claiming through Tenant, but without limiting Landlord's right to lease any portion of the Building to a tenant of Landlord's choice, the Permitted Use shall not include: (a) offices of any agency or bureau of the United States or any state or political subdivision thereof; (b) offices or agencies of any foreign government or political subdivision thereof; (c) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed; (d) schools or other training facilities that are not ancillary to executive, professional or corporate administrative office use; (e) retail or restaurant uses; (f) broadcast studios or other broadcast production facilities, such as radio and/or television stations; (g) product display or demonstration facilities; (h) offices at which deposits or bills are regularly paid in person by customers; or
(i) personnel agencies, except offices of executive search firms. If Tenant assigns this Lease or subleases all or any portion of the Premises, the subtenant or assignee shall not be permitted to use the Premises in any manner that would conflict with any exclusive use rights that Landlord may hereafter grant to any other tenant in the Building.

        2.5 Payments by Tenant. As used herein, the term "Rent" shall include Base Rent, Operating Costs (as defined in Article 4 below) and all other sums payable by Tenant to Landlord. Tenant shall pay Rent at the times and in the manner herein provided. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided in Section 13.2.

        2.6     Payment of Base Rent

                (a) In General. Tenant's obligation to pay Rent and its other obligations under this Lease shall commence upon the Term Commencement Date (except as expressly otherwise provided herein with respect to obligations arising earlier). Tenant shall pay the Base Rent in the amounts set forth in the Basic Lease Information Sheet as Item 11 (as the same may be adjusted from time to time hereunder) in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof; provided, however, that Base Rent for the first full calendar month following the Term Commencement Date shall be paid in advance upon Landlord's commencement of construction of the Building and recording of a memorandum of this Lease as provided in Section
14.14. All payments of Rent due under this Lease shall be payable in advance, without demand (except as specifically provided herein) and, except as specifically provided herein, without reduction, abatement, counterclaim or setoff, at the address specified in the Basic Lease Information Sheet as Item 6, or at such other address as may be designated by Landlord.

                (b) Adjustment of Base Rent. In the event that Tenant exercises any Extension Option under Section 2.l(b) or exercises its right of first offer under Section 1.1(e), the Base Rent for each such period or such space, as applicable, shall be determined as follows:

                        (i)     [Intentionally Omitted]

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

                        (ii) Extension Term Base Rent. Base Rent for an Extension Term shall be the greater of (A) the ninety-five percent (95%) of Fair Market Rent based on a six (6) year term to begin on the first day of the Extension Term (the "Extension Term Adjustment Date"), or (B) the Base Rent in effect on the last day of the Initial Term.

                        (iii) Offer Space Base Rent. Base Rent for the Offer Space shall be equal to the greater of (A) Fair Market Rent as of the date the space is added to the Premises (the "Offer Space Adjustment Date"), or (B) the Base Rent rate for such space as set forth in Item 11 to the Basic Lease Information Sheet in effect during the Lease Years for which the space will be included in the Premises.

                        (iv) "Fair Market Rent" as of any date shall mean the rate being charged during the preceding six (6) month period by direct landlords (including Landlord), in nonsublease, nonassignment, nonequity, nonexpansion lease transactions, for comparable space with comparable quality construction in the Building and comparable projects in the Market Area, taking into consideration: location in the Building or other building, the quantity and quality of tenant improvements or allowances existing or to be provided, proposed term of lease, extent of service provided or to be provided, the ownership of the comparable space, the time the particular rate under consideration became or is to become effective and any other relevant terms, conditions or concessions but excluding brokerage commissions. "Market Area" means the following projects and buildings located in the Seattle central business district: Bank of America Tower (located at 701 5th Avenue), Washington Mutual Tower (located at 1201 3rd Avenue); U.S. Bank Centre (located at 1420 5th Avenue); and Two Union Square (located at 601 Union Street); provided that such buildings continue to be maintained as premier Class A quality office projects.

        The term "Adjustment Date" shall mean each of the Extension Term Adjustment Date or the Offer Space Adjustment Date, as applicable to the calculation of Fair Market Rate then under consideration. Fair Market Rent as of any Adjustment Date shall be determined by Landlord with written notice given to Tenant not later than ninety (90) days prior to the applicable Adjustment Date (or simultaneously with an Availability Notice for Offer Space as provided in Section 1.1 (c), subject to Tenant's right of arbitration pursuant to the provisions of Section 2.6(b)(v). Failure on the part of Landlord to give such notice in a timely manner shall not vitiate the right to require adjustment of Base Rent, but such delay shall result in deferral of the Adjustment Date to the date ninety (90) days after the date of such notice. With respect to the Extension Options only, if the parties have not agreed in writing upon Fair Market Rent within sixty (60) days after the date in which Tenant exercises an Extension Option, Tenant shall elect in writing within ten (10) days thereafter either to (A) revoke its notice of exercise (in which case this Lease shall terminate on the scheduled Expiration Date), or (B) demand arbitration in accordance with the terms of this Section 2.6 (b). With respect to the Offer Space, Tenant may by written notice demand arbitration within forty-five (45) days after receipt of notice from Landlord of Landlord's determination of Fair Market Rent. If Tenant does not demand arbitration, Tenant shall be deemed to have accepted the Fair Market Rent as determined by Landlord. Should Tenant elect to arbitrate and should the arbitration not be concluded prior to the applicable Adjustment Date, Tenant shall pay Rent to Landlord after the Adjustment Date, including Base Rent adjusted to reflect Fair Market Rent as Landlord has so determined. If the amount of Fair Market Rent as determined by arbitration is greater than or less than Landlord's determination, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Market Rent.

                        (v) Arbitration of Fair Market Rent. If Tenant disputes the amount claimed by Landlord as Fair Market Rent, the parties shall attempt to agree on Fair Market Rent within thirty (30) days thereafter. If such dispute cannot be resolved by mutual agreement, the dispute shall be submitted to arbitration. The award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Seattle, Washington, in accord with the then-prevailing commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes except that the procedures mandated by said rules shall be modified as follows:

                                (A)     Tenant shall make demand for arbitration
in writing within forty-five (45) days after receipt of Landlord's determination of Fair Market Rent. Tenant's arbitration demand shall specify (a) the name and address of the person to act as the arbitrator on its behalf, and
(b) Tenant's determination of Fair Market Rent. The arbitrator shall be qualified as a real estate appraiser with at least five (5) years experience appraising first-class commercial office space in the downtown Seattle area who would qualify as an expert witness over objection to give testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for arbitration shall constitute a waiver of the right to arbitration. Within ten (10) Business Days after receipt of Tenant's demand for arbitration, Landlord shall have the right to give notice in writing to Tenant of Landlord's adjusted determination of Fair Market Rent. Within ten
(10) Business Days following Tenant's receipt of such notice, if Tenant and Landlord have not agreed upon Fair Market Rent, Tenant shall notify Landlord in writing that Tenant desires to renew its demand for arbitration. Failure on the part of Tenant to give such notice shall constitute a waiver of the right to arbitration, and Tenant shall be deemed to have accepted Landlord's adjusted determination of Fair Market Rent. Within ten (10) Business Days after the receipt of a notice renewing the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

                                (B)     If two (2) arbitrators are chosen
pursuant to the preceding Section, the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and, if within ten (10) Business Days after such first meeting the two arbitrators have not agreed upon a determination of Fair Market Rent, they shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) Business Days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon, within a further period of ten (10) Business Days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by a court of the State of Washington sitting in King County pursuant to RCW 7.04.050. Request for appointment shall be made in writing with a copy given to the other party. Each party agrees that said court shall have the power to make the appointment; provided, however, if the court does not make a determination within ten (10) days of request by either party for the appointment of a third arbitrator, appointment of such third arbitrator shall be made in accordance with the selection procedure of the commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes. The three (3) arbitrators shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below.

                                (C)     The arbitrator selected by each of the
parties shall state in writing his or her determination of the Fair Market Rent, supported by the reasons therefor, and shall deliver a copy to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two (2) proposed resolutions most closely approximates his or her determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the proposed resolutions. The resolution he or she chooses as most closely approximating his or her determination of Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties.

                                (D)     If any arbitrator fails, refuses or is
unable to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) Business Days after the appointment of the third arbitrator.

Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fees and costs of its own counsel. The losing party shall pay the fees and costs of the arbitrators and of the expert witnesses (if any) of the prevailing party as well as those of its expert witnesses. For purposes hereof, the losing party shall be that party whose selected arbitrator's statement of Fair Market Rent was not selected by the third arbitrator.

                                (E)     The arbitrators shall have the right to
consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall not be restricted to or bound by Landlord's or Tenant's determination of Fair Market Rent which precede the exchange of the arbitrators' determinations under Section 2.6(b)(v)(C), nor shall either Landlord's or Tenant's determination be disclosed to the arbitrators. The arbitrators shall render their decision and award in writing and shall deliver copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

        2.7 Partial Months. If the Term Commencement Date occurs on other than the first day of a calendar month, then Base Rent and Operating Costs for such partial calendar month shall be prorated and the prorated installment shall be paid on the Term Commencement Date together with any other amounts payable on that day. If the Expiration Date occurs on other than the last day of a calendar month, then Base Rent and Operating Costs for such partial calendar month shall be prorated and the prorated installment shall be paid on the first day of the calendar month in which the Expiration Date occurs.

        2.8 Early Commitment Rent Credit Incentive. Landlord shall provide the following credit against Tenant's Base Rent, which credit is a Personal
Right:

                (a) Base Rent Credit. Provided that Tenant is not in default under the terms of this Lease (which shall mean that no Event of Default has occurred and has not been cured during the applicable cure period, if any), during Lease Years 2 through 4 of the Initial Term Landlord shall provide to Tenant a monthly credit against Base Rent in an amount equal to Twenty Thousand Dollars ($20,000) per month (the "Base Rent Credit"); provided, however, that in no event shall the total Base Rent Credit exceed Seven Hundred Twenty Thousand Dollars ($720,000).

                (b) Recapture and Repayment in Event of Tenant Default. In the event that Tenant is in default under this Lease and said default is not cured within the applicable cure period, if any, then at the option of Landlord, Tenant's right to receive the Base Rent Credit shall terminate and an amount equal to all Base Rent Credits previously advanced to Tenant pursuant to this
Section 2.8 shall be immediately due and payable by Tenant to Landlord in immediately available funds.

                                    ARTICLE 3
                                SECURITY DEPOSIT

        [INTENTIONALLY OMITTED.]

                                    ARTICLE 4
                           PAYMENT OF OPERATING COSTS

        4.1 Net Lease. This is a net lease. Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions of this
Article 4 for payment of Operating Costs by means of periodic payment of Tenant's Proportionate Share (as defined in Section 4.3) of Estimated Operating Costs (as defined in Section 4.2) and the Operating Costs Adjustment (as defined in Section 4.6) are intended to pass on to Tenant and reimburse Landlord for Tenant's Proportionate Share of all costs and expenses of the nature described in Section 4.4.

        4.2 Estimated Payments. Tenant shall pay Tenant's Proportionate Share of Estimated Operating Costs in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof. "Estimated Operating Costs" for any calendar month shall mean Landlord's estimate of Operating Costs for the calendar year within which such month falls, divided into twelve (12) equal monthly installments. Landlord shall provide Tenant with a statement setting forth the Estimated Operating Costs and Tenant's Proportionate Share thereof within a reasonable period of time after the Term Commencement Date and the commencement of each calendar year thereafter. Landlord, acting reasonably, may adjust such estimate from time to time by written notice. Until a new statement of Estimated Operating Costs is received Tenant shall continue to make the monthly payment of Estimated Operating Costs applicable to the prior year.

        4.3 Tenant's Proportionate Share. "Tenant's Proportionate Share" shall be calculated by Landlord for each calendar year of the Term and shall mean a percentage equal to the Net Rentable Area of the Premises divided by the greater of (a) ninety-five percent (95%) of the total Net Rentable Area in the Building leased or held for lease or (b) the Net Rentable Area of the Building actually leased to tenants. Tenant's Proportionate Share shall initially be the percentage set forth in the Basic Lease Information Sheet as Item 8, and shall be adjusted by Landlord, pursuant to Section 1.1 and when and as additional space is added to the Minimum Initial Premises.

        4.4 Operating Costs. "Operating Costs" shall mean all expenses and costs (but not specific costs that are separately billed to and paid by specific tenants) of every kind and nature that Landlord shall pay or incur or become obligated to pay or incur (including, without limitation, costs incurred by managers and agents that are reimbursed by Landlord) because of or in connection with the management, repair, maintenance, replacement, preservation, ownership and operation of the Building and any supporting facilities directly serving the Building (as allocated to the Building in accordance with standard accounting practices, consistently applied). Operating Costs shall include, but not be limited to the following types of expenses:

                (a) Wages, salaries, reimbursable expenses and benefits of all on-site and off-site personnel engaged in the operation, repair, maintenance and security of the Building and the direct costs of training such employees.

                (b) Costs (including allocated rental) for the property management office and office operation; and costs (excluding allocated rental) of operating exercise facilities in the Building, if any, available for use by tenants (including the cost of acquiring or leasing equipment therein) to the extent such costs exceed revenues generated therefrom.

                (c) All supplies, materials and rental equipment used in the operation and maintenance of the Building, including, without limitation, the cost of erecting, maintaining and dismantling art work and similar decorative displays commensurate with operation of a Class A office project.

                (d) Utilities, including, without limitation, water, power, sewer, waste disposal, communication and cable television facilities, heating, cooling, lighting and ventilation of the Building.

                (e) All maintenance, extended warranties (amortized over the period of such warranty), janitorial and service agreements for the Building and the equipment therein, including, but not limited to, alarm service, window cleaning, elevator maintenance, and maintenance and repair of the Building and all Building Components.

                (f) A management fee equal to three percent (3%) of all revenue (excluding such management fee) derived from the Building, including without limitation, all Rent hereunder, all rent and other payments derived from other tenants in the Building, and other revenues derived from licenses of any other part of or right in the Building other than parking revenues.

                (g) Reasonable legal and reasonable accounting services for the Building, including, but not limited to, the costs of audits by certified public accountants of Operating Costs records; provided, however, that Operating Costs shall not include legal fees related to (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against tenants unless such proceedings are reasonably expected to benefit Tenant, in whole or in part, or (iv) the initial development and/or initial construction of the Building.

                (h) All insurance premiums and costs, including but not limited to, the premiums and cost of fire, casualty, liability, rental abatement or interruption and earthquake insurance applicable to the Building and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for "deductible" or self-insurance provisions).

                (i) Repairs, replacements and general maintenance of the Building (except for repairs and replacements (x) paid for from the proceeds of insurance, or (y) paid for directly by Tenant, other tenants or any third party).

                (j) All real and personal property taxes, assessments, local improvement or special benefit district charges and other governmental charges, special and general, known and unknown, foreseen and unforeseen, of every kind and nature whatsoever (i) attributable to the Real Property or the Building or levied, assessed or imposed on, the Real Property or the Building, or any portion thereof, or interest therein; (ii) attributable to or levied upon Landlord's personal property located in, or used in connection with the Building; (iii) surcharges and all local improvement or special benefit and other assessments levied with respect to the Building, the Real Property, and all other property of Landlord used in connection with the operation of the Building; (iv) any taxes levied or assessed in lieu of, in whole or in part, or in addition to such real or personal property taxes; (including, but not limited to, leasehold taxes, business and occupation taxes and taxes or license fees upon or measured by the leasing of the Building or the rents or other income collected therefrom); (vi) any and all costs, expenses and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest, in good faith, in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fee (collectively, "Real Property Taxes"). If by law any Real Property Taxes may be paid in installments at the option of the taxpayer, then Landlord shall include within Real Property Taxes for any year only those installments (including interest, if any) which would become due by exercise of such option. Real Property Taxes shall not include (x) inheritance or estate taxes imposed upon or assessed against the Building, or any part thereof or interest therein, or (y) federal or state income taxes computed upon the basis of the Landlord's net income.

                (k) Amortization (together with reasonable financing charges) of capital improvements made to the Building (i) which are reasonably necessary to comply with the requirements of law, ordinance, rule or regulation to the extent any such requirement adopted, enacted or issued after issuance of the building permit for the Building, (ii) to replace items which Landlord would be obligated to maintain under this Lease (excluding the structural elements, roof and the exterior of the Building); or (iii) which have a reasonable probability of improving the operating efficiency or reducing Operating Costs of the Building. As used in this Section, "amortization" shall mean allocation of the cost equally to each year of useful life of the items being amortized. Notwithstanding the foregoing, however, Landlord may treat as expenses (chargeable in the year incurred), and not as capital costs, items that are less than two percent (2%) of Estimated Operating Costs for the year in question.

                (l) All charges of any kind and nature imposed, levied, assessed, charged or collected by any governmental authority or other entity either directly or indirectly (i) for or in connection with public improvements, user, maintenance or development fees, transit, parking, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (ii) for environmental matters or as a result of the imposition of mitigation measures, including compliance with any transportation management plan, or fees, charges or assessments as a result of the treatment of the Building, or any portion thereof or interest therein, as a source of pollution or storm water runoff.

        Notwithstanding the foregoing, "Operating Costs" shall not include: (i) costs of special services separately billable to other tenants, (ii) leasing commissions and related leasing expenses, (iii) salaries for management above the level of group property manager (but travel costs and other reimbursable expenses shall not be subject to this exclusion and may be included in Operating Costs), (iv) amounts received from insurance claims and costs of repair and reconstruction related thereto (other than deductible amounts under applicable insurance policies), (v) marketing, advertising and promotional fees related to the marketing of the Building or space therein; (vi) loan fees, costs and penalties, (vii) costs to correct initial construction defects in the Building,
(viii) penalties due to violation of law, late payments or similar impositions against landlord or the Real Property, (ix) tenant improvements costs, (x) damages for any default, breach, claim or judgment of or against Landlord, except to the extent caused by Tenant, (xi) rental on ground leases, (xii) environmental remediation, encapsulation or removal costs for conditions that existed and were known to be hazardous as of the date of this Lease, (xiii) costs of acquiring sculptures, paintings and similar art objects (except to the extent required by any Law following the initial construction of the Building),
(xiv) payments to parties affiliated with Landlord in excess of the prevailing market fees for similar services, (xv) political or charitable contributions and lobbying costs and expenses, other than lobbying costs and expense that Landlord reasonably believes will benefit tenants in the Building, (xvi) development and permit fees and other costs of development and construction incurred in connection with the initial construction of the Building, (xvii) costs and expenses associated with the operation, maintenance, repair or improvement of the Garage, and (xviii) costs of any conference center as provided in Section 14.27.

        4.5 Adjustment for Occupancy. Notwithstanding any other provision herein to the contrary, if during any year of the Term the Building is not fully occupied or all premises within the Building do not receive Basic Services (as defined in Section 5.1 below), then an adjustment shall be made in computing Operating Costs for such year so that Operating Costs shall be computed as though the Building had been fully occupied and provided with Basic Services during such year; provided, however, that in no event shall Landlord collect in total, from Tenant and all other tenants of the Building, an amount greater than one hundred percent (100%) of Operating Costs during any year of Term.

        4.6 Computation of Operating Costs Adjustment. The term "Operating Costs Adjustment" for any calendar year shall mean the difference, if any, between Estimated Operating Costs and actual Operating Costs for that calendar year. Landlord shall, within a reasonable period of time after the end of any calendar year for which Estimated Operating Costs differs from actual Operating Costs, give written notice thereof to Tenant (a "Cost Statement"). The Cost Statement shall include a statement of the total Operating Costs applicable to such calendar year, reasonable back-up information showing expense categories and the computation of the Operating Costs Adjustment. Landlord's failure to give such Cost Statement within a reasonable period of time after the end of any calendar year for which a Operating Costs Adjustment is due shall not release either party from the obligation to make the adjustment provided for in Section 4.7.

        4.7 Adjustment for Variation Between Estimated and Actual. If Tenant's Proportionate Share of Operating Costs for any calendar year exceeds the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, Tenant shall pay to Landlord Tenant's Proportionate Share of the Operating Costs Adjustment within thirty (30) days after the date of the Cost Statement. If the Tenant's Proportionate Share of Operating Costs for any calendar year is less than the payments received by landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, then Landlord shall pay Tenant's Proportionate Share of the Operating Costs Adjustment to Tenant in cash, such payment to be made within fifteen (15) days after the first Rent installment paid following such determination. If the Term commences or terminates at any time other than the first day of a calendar year, Tenant's Proportionate Share of the Operating Costs Adjustment shall be calculated based upon the exact number of calendar days during such calendar year that fall within the Term, and any payment by Tenant required hereunder shall be paid even if the Term has expired when such determination is made.

        4.8 Tenant's Audit Right. Provided that Tenant delivers written notice of its intent to audit within ninety (90) days after receipt by Tenant of Landlord's Cost Statement and completes such audit within one hundred and twenty
(120) days thereafter, Tenant shall have the right to conduct a reasonably and specifically defined audit of Landlord's books and records relating to Operating Costs during the prior two (2) calendar years in accordance with the following terms and provisions:

                (a) Tenant shall not then be in default in its obligations under this Lease beyond any applicable notice and cure period with respect to payment of Base Rent and Tenant's Proportionate Share of Operating Costs.

                (b) Tenant shall have the right to have an employee of Tenant or a Qualified Auditor inspect Landlord's accounting records at Landlord's office no more than once per calendar year.

                (c) Neither the employee of Tenant nor the Qualified Auditor shall be employed or engaged on a contingency basis, in whole or in part.

                (d) Prior to commencing the audit, Tenant and the auditor shall: (i) provide Landlord with evidence that the auditor is from a nationally recognized accounting firm or one of the top five (5) accounting firms in the Seattle metropolitan area and is a certified public accountant or other individual with appropriate experience who is mutually acceptable to Landlord and Tenant (a "Qualified Auditor")); (ii) each sign a reasonable confidentiality letter to be provided by Landlord, consistent with the provisions of this
Section 4.8; (iii) provide a signed representation certified by the auditor's chief financial officer, chief executive officer or managing partner (or equivalent) that such auditing firm is acting as an independent accountant in the conduct of the audit; and (iv) provide Landlord with a full copy of all correspondence, instructions and engagement letters between the auditor and Tenant.

                (e) Tenant shall have the right to conduct an accuracy audit, which shall be limited solely to: (i) confirming that the Operating Costs reported in the Cost Statement are consistent with Landlord's books and records;
(ii) confirming that Landlord has reasonable support for the expenses and items of expenses as reported by Landlord in the Cost Statement; (iii) confirming that Landlord has not accidentally or fraudulently charged the same item of expenses on a duplicate basis to the Building; (iv) confirming that Landlord has not charged any item specifically excluded from Operating Costs in this Lease; (v) reviewing the procedure for gross-up to confirm that it is consistent with the terms of this Lease relative to such procedures; and (vi) confirming that Tenant has been properly allocated Tenant's Proportionate Share of Operating Costs. Except as specifically provided in Section 4.8(f) below, the auditor shall not make any judgments as to the reasonableness of any item of expense and/or the Operating Costs of the Building, nor shall such reasonableness be subject to audit.

                (f) In addition to the accuracy audit right under Section 4.8(e) above, if Operating Costs (excluding Real Property Taxes and other costs under Sections 4.4(k) and (l) (hereinafter, "Excluded Items")) have increased by more than five percent (5%) annually on a cumulative basis over the Operating Costs (excluding Excluded Items) charged in the first calendar year of full operation of the Building, then Tenant shall have the right to conduct a limited audit as to the reasonableness of such Operating Costs, but such reasonableness audit shall be limited solely to determining whether a (i) specific item of expense included in Operating Costs (excluding Excluded Items) has increased by more than five percent (5%) annually on a cumulative basis over the amount charged in the first calendar year of full operation of the Building; and (ii) such increase is unreasonable, considering such factors as inflation, changes in laws and other items outside of Landlord's direct control.

                (g) If Tenant's auditor finds, in the course of its (i) accuracy audit under Section 4.8(e) above, errors or over or under charges in Landlord's Cost Statement, or (ii) limited reasonableness audit under Section 4.8(f), evidence that Operating Costs, in general, and specific items of Operating Costs, in particular, have increased by more than the five percent (5%) of the cumulative amount set forth in Section 4.8(f); then said findings must be promptly and simultaneously reported to both Landlord and Tenant, with full written support for such findings and specific reference to the relevant Lease provisions disqualifying such expenses, if applicable. Landlord shall have a reasonable opportunity to meet with Tenant's auditor (and any third auditor selected hereinbelow) to explain its charges and any increases, it being the understanding of Landlord and Tenant that Landlord intends to operate the Building as a first-class office building with services at or near the top of the market. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant in accordance therewith. If Landlord does not agree, Landlord shall engage its own auditor (who shall be a Qualified Auditor) to review the findings of Tenant's auditor and Landlord's books and records. The two auditors shall then meet to resolve any difference between the audits. If agreement cannot be reached within two (2) weeks after the auditors' initial meeting, then the auditors shall together select a third auditor (who shall be a Qualified Auditor) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two auditors, Tenant and Landlord. The third auditor shall leave submitted findings unopened for a period of two (2) weeks, during which time Landlord and Tenant may attempt to reach a negotiated settlement and Landlord shall have a reasonable opportunity to meet with the third auditor to explain its charges and any increases. If no settlement is reached, then within fifteen
(15) days following the completion of such two-week period, the third auditor shall determine which of the two reports best meets the terms of this Lease, which report shall become the "Final Finding." The third auditor shall not have the option of selecting a compromise between the first two auditors' findings, nor to make any other finding.

                (h) If the Final Finding determines that (a) there were errors or over or under charges in Landlord's Cost Statement, then Landlord or Tenant, as the case may be, shall reimburse the other party for any such amounts; or (b) Landlord has charged Tenant for Operating Costs, in general, and specific items of Operating Costs, in particular, in excess of the five percent (5%) cumulative amount set forth in Section 4.8(f) above, then Landlord shall reimburse Tenant for all amounts paid by Tenant in excess of the greater of (1) the actual Operating Cost charged for the item(s) in question during the prior calendar year, or (2) the amount deemed reasonable for such item(s) of Operating Costs in the Final Finding. If reimbursement is required to be paid to Tenant hereunder, Landlord shall make such payment within fifteen (15) days after the first Rent installment paid following determination of the Final Finding. If the Final Finding determines that Tenant was undercharged, then within thirty (30) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge.

                (i) If the Final Finding results in a credit to Tenant in excess of three percent (3%) of Tenant's Proportionate Share of the total Operating Costs, Landlord shall pay its own audit costs and reimburse Tenant for its costs associated with said audits. If the Final Finding results in no credit to Tenant, Tenant shall pay its own costs and reimburse Landlord for its costs associated with said audits. In all other events, each party shall pay its own audit costs, including one half (1/2) of the cost of the third auditor.

                (j) The results of any audit of Operating Costs hereunder shall be treated by Tenant, all auditors, and their respective employees and agents as confidential, and shall not be discussed with nor disclosed to any third party.

                                    ARTICLE 5
                              LANDLORD'S COVENANTS

        5.1 Basic Services. Provided that Tenant is not in default of its obligations under this Lease (which shall mean that no Event of Default has occurred which has not been cured during the applicable cure period, if any), during Tenant's occupancy of the Premises Landlord shall maintain the Building as a first class office building and shall provide the following ("Basic Services"):

                (a) Administration of construction of the Tenant Improvements (as defined in Section 5.7) in the Premises in accordance with Exhibit C.

                (b) Cold and hot water (other than hot water for special needs which will be supplied as an Extra Service) at those points of supply provided for general use of other tenants in the Building.

                (c) Central heat and air conditioning in season, at such temperatures and in such capacities as are considered within the performance criteria for the Building's systems as set forth on Exhibit C-l or as may otherwise be permitted or controlled by applicable laws, ordinances, rules and regulations, during Normal Office Hours.

                (d) Routine maintenance, repairs, structural and exterior maintenance (including exterior glass and glazing), painting and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be necessary or desirable. Landlord's obligation with respect to repair as part of Basic Services under this Section 5.1 shall be limited to (i) the structural portions of the Building, (ii) the exterior walls of the Building, including glass and glazing,
(iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems that are considered Building Standard Improvements (as defined Exhibit C attached hereto), and (v) maintenance of the Common Areas in a manner consistent with a first class office building.

                (e) Janitorial service on a five (5) day week basis, excluding holidays, generally in conformance with the specifications set forth on Exhibit H attached hereto.

                (f) An electrical system to convey power delivered by public utility or other providers selected by Landlord, in amounts sufficient for normal office operations at all times (but during hours other than Normal Office Hours as an Extra Service) as provided in similar office buildings, but not to exceed a total allowance of four and one-half (4.5) watts per square foot of Net Rentable Area (which includes an allowance for lighting of the Premises), provided that no single item of electrical equipment consumes more than one-half (0.5) kilowatt at rated capacity or requires a voltage other than one hundred twenty (120) volts, single phase. If Tenant's electrical requirements, as estimated by Landlord based upon rated capacity (or based upon metered consumption), exceed four (4) watts per square foot of Net Rentable Area or if Tenant installs equipment exceeding the foregoing capacity, Tenant shall pay the full amount of such excess together with any additional cost necessary to provide such excess capacity. If the installation and operation of Tenant's electrical equipment requires additional air conditioning capacity above that provided by the Building Standard Improvements (as defined in Exhibit C), then the cost of installing additional air conditioning and operation thereof (including utilities) shall be paid by Tenant and shall be considered an Extra Service, subject to the provisions of Section 5.4 below. If Landlord determines that Tenant's electricity usage will exceed the permitted amount based on its review of the equipment that Tenant proposes installing in the Premises, Tenant shall pay for the installation and operation of utility metering devices to measure actual utility consumption in the Premises and installation of meters and the necessary equipment to distribute such excess energy to the Premises shall be included in the Tenant Improvements.

                (g) Installation, maintenance and replacement of lamps, bulbs and ballasts used in the Premises.

                (h) Twenty-four (24) hour security service for the Building, including a staffed security station, electronic card key access system, motion detectors, remote voice intercom and surveillance cameras, or such other comparable security systems as Landlord deems appropriate for the Building; provided, however, that the security service shall be provided by unarmed personnel and shall not include alarm systems for special surveillance of the Premises; and provided, further, that Landlord shall not be liable to Tenant or any third party for any breach of security or any losses due to theft, burglary, battery or for damage done or injury inflicted by persons in or on the Building. Landlord shall provide to Tenant, at no additional cost, an initial set of card key access cards in an amount not to exceed one (1) card for every one hundred eighty (180) square feet of Useable Area in the Premises, and Tenant shall be responsible for reimbursing Landlord for the cost of all additional or replacement cards.

                        (i) Public elevator service to the Garage and the floors on which the Premises are situated twenty-four (24) hours per day, seven
(7) days per week.

        5.2 Hours of Operation. The term "Business Days" shall mean Monday through Friday, excluding State and Federal holidays and all days that maintenance employees of the Building are entitled to take off or to receive extra compensation for, from time to time under their union contract or other agreement. The term "Normal Office Hours" shall mean Business Days from 7:00 a.m. to 6:00 p.m., and Saturdays from 9:00 a.m. to 1:00 p.m. In addition to Normal Office Hours, to the extent needed by Tenant or any other tenant in the Building, Landlord shall provide extended operating hours for standard lighting and heating, ventilating and air conditioning from 6:00 p.m. to 9:00 p.m. on Business Days and 1:00 p.m. to 3:00 p.m. on Saturday ("Extended Hours") as part of the normal Operating Costs for the Building charged to all tenants on a pro-rata basis, with no additional charge to Tenant for utilities during such hours; provided, however, that Landlord shall monitor Tenant's actual use of heating, ventilation and air conditioning service during the Extended Hours and Tenant shall be provided a credit against Operating Costs (computed annually and reflected in the Cost Statement) to reflect Tenant's actual use of such services so that Tenant does not pay in any way for use of such services during Extended Hours except to the extent requested by Tenant. After-hours HVAC service (i.e., between 9:00 p.m. and 7:00 a.m. on Business Days, after 3:00 p.m. Saturday, and all day Sunday and holidays) shall be available twenty-four (24) hours per day for an hourly charge on a floor-by-floor basis. Landlord shall make good-faith efforts to provide such service at the lowest reasonable cost, including using only fans and outside fresh air for maintaining temperature and spreading costs between tenants, when appropriate.

        5.3 Interruption. Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent (except to the extent expressly permitted below), nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (a) interruption of, or deficiency in, the provision of Basic Services; (b) breakdown or malfunction of lines, cables, wires, pipes, equipment or machinery utilized in supplying or permitting Basic Services or telecommunications; or (c) curtailment or cessation of Basic Services due to causes or circumstances beyond the reasonable control of Landlord, including but not limited to (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel from the providers thereof, and (iv) acts of God. Landlord shall use good faith efforts to make such repairs as may be required to lines, cables, wires, pipes, equipment or machinery within the Building to provide restoration of Basic Services and, where the cessation or interruption of Basic Services has occurred due to circumstances or conditions beyond Real Property boundaries or outside the Landlord's control, to cause the same to be restored, by application or request to the provider thereof. Notwithstanding the foregoing, if an interruption or curtailment of any service to be provided by Landlord under this Article 5 or of telecommunications service under Section 6.3 occurs by reason of Landlord's negligence, omission or breach of its obligations hereunder, and (A) the interruption causes the Premises or a portion thereof to be untenantable, (B) Tenant ceases to use the Premises or the untenantable portion thereof, and (C) Tenant has given Landlord notice of such interruption, then, on the fifth (5th) Business Day following the date on which all of the foregoing conditions are satisfied Base Rent shall abate (in whole or in part based on the number of square feet that are untenantable) until the Premises are rendered tenantable.

        5.4 Extra Services. Landlord may provide to Tenant in Landlord's discretion and at Tenant's cost and expense (and subject to the limitations hereinafter set forth) the additional services described below ("Extra Services"). Tenant shall pay Landlord for the cost (including capital costs, out-of-pocket expenses and the allocated cost of Landlord's employees) of providing any Extra Services, together with an administrative fee equal to seven and one-half percent (7.5%) of such cost, within ten (10) days following presentation of an invoice therefor by Landlord to Tenant, except that the administrative fee shall not be charged on the Extra Services described in Subsections 5.4(b) or 5.4(c). The cost chargeable to Tenant for Extra Services shall constitute additional Rent.

                (a) Any extra cleaning and janitorial services in excess of that required for Building Standard Improvements.

                (b) Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements.

                (c) Heating, ventilation, air conditioning or extra electrical equipment or service during hours other than Normal Office Hours and Extended Hours. Landlord shall provide said heating, ventilation and air conditioning or extra service on a floor-by-floor basis solely upon the prior request of Tenant given in compliance with the reasonable notice requirements and procedures that Landlord may establish from time to time.

                (d) Repair and maintenance for which Tenant is responsible hereunder.

                (e) Any Basic Service in amounts determined by Landlord to exceed the amounts required to be provided under Section 5.1, but only if Landlord elects to provide such additional or excess service.

                (f) Any other item described in this Lease as an Extra Service or which Landlord is not required to provide as part of Basic Services.

        Notwithstanding the foregoing, Landlord shall not refuse to provide Extra Services reasonably requested by Tenant for heating, ventilation, and air conditioning if and to the extent the Building systems have available mechanical and electrical capacity to provide such Extra Services and the provision of same is not otherwise restricted or prohibited by Laws.

        5.5 Window Coverings. All window coverings shall be provided by Landlord as Building Standard Improvements. Tenant shall not remove, replace or install any window coverings, blinds or drapes on any exterior window without Landlord's prior written approval, which shall not be unreasonably withheld with respect to interior window coverings that do not affect the exterior appearance of the Building and do not affect the operation of any Building systems. Tenant shall be responsible for removal of any such window coverings and restoration of the affected areas of the Building at its sole cost prior to termination of this Lease. Tenant acknowledges that breach of this covenant shall directly and adversely affect the exterior appearance of the Building and the operation of the heating, ventilation and air conditioning systems.

        5.6     Graphics and Signage.

                (a) Landlord shall provide (i) at no additional cost to Tenant, the initial identification of Tenant's name on the directory board in the main lobby of the Building, including a reasonable number of name listings for Tenant's departments or employees, and (ii) at Tenant's request and cost or as a deduction from Tenant's Cash Allowance under Exhibit C of this Lease, signage in the elevator lobby of each floor within the Premises. All signs, notices and graphics of every kind or character, visible in or from public corridors, the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. In addition, all signage shall be subject to all City of Seattle and other applicable governmental requirements.

                (b) Limited Right To Name the Building, Exterior Sign. So long as Tenant is leasing, occupying and paying Rent on at least twenty percent (20%) of the total Net Rentable Area in the Building and Tenant is not in default under this Lease (which shall mean that no Event of Default has occurred which has not been cured during the applicable cure period, if any), Tenant shall have the right to require the Building to be named "IDX Tower at Fourth & Madison," subject to the following conditions and limitations: (i) Tenant shall have the right, at Tenant's sole cost and expense, to place a sign on each of the Building's east and west exterior facades near the main entrances to the Building lobby, in accordance with the signage specifications set forth on Exhibit F-l attached hereto; (ii) Landlord shall not permit any other exterior signs on the Building other than a Major Tenant Sign (as defined below) and signs for the Building's retail tenants, without Tenant's prior approval, which shall not be unreasonably withheld or delayed; and (iii) each Major Tenant Sign shall include the name of the Building at the top, followed by Tenant's name and then by the names of the other major tenants, and Tenant's name shall be larger than the name of any other tenant. Tenant must submit plans for any Building signage to Landlord for review and approval before Tenant shall be permitted to install any signage on the exterior of the Building. Prior to the end of the Lease Term or on thirty
(30) days notice if Tenant fails to satisfy the conditions described in the first sentence of this Section and such failure is not corrected within such notice period, then Tenant at Tenant's sole cost and expense shall: (A) remove any signage installed by Tenant on the Building exterior facades, (B) restore the Building substantially to its condition prior to installation of such signage, and (C) in the case where Tenant either requests that "IDX" be removed from the Building's name or Landlord terminates Tenant's naming right by reason of Tenant's default or Tenant's failure to lease, occupy and pay Rent on at least twenty percent (20%) of the Total Net Rentable Area in the Building, then Tenant shall reimburse Landlord for all reasonable expenses and costs incurred by Landlord in connection with a change in the Building name. All exterior signage for Tenant shall be provided at Tenant's sole cost and expense and shall be subject to Landlord's reasonable approval and all City of Seattle and other applicable governmental requirements. As used herein, the term "Major Tenant Sign" shall mean any sign(s) designed and installed by Landlord and located at or near the main entrances to the Building identifying the names of the Building's largest or most significant tenants, as reasonably determined by Landlord. Landlord and Tenant acknowledge that the sketch of a Major Tenant Sign attached hereto as Exhibit F-2 is for representational purposes only to show the basic concept discussed in clause (iii) above and that Landlord shall have the sole right to design all Major Tenant Signs. The rights granted herein are Personal Rights. Any change in the Building name from "IDX Tower at Fourth & Madison" requested by Tenant shall be subject to Landlord's prior written approval, which may be withheld in its discretion; provided, however, that with respect to any requested change in the Building name to reflect the name of a Qualified Transferee, Landlord shall not unreasonably withhold its approval unless, in Landlord's judgment, the proposed new name will: (1) have an adverse effect on the value of the Building or its reputation; (2) be offensive; or (3) violate the provisions of any other tenant lease in the Building. Landlord and Tenant will work together to develop a logo incorporating the name "IDX Tower at Fourth & Madison" or such other similar project name incorporating "IDX" as Landlord and Tenant may mutually select.

        5.7 Tenant Extra Improvements. Landlord shall administer construction and installation of all Tenant Extra Improvements in the Premises, at Tenant's expense, such installation to be made and paid for pursuant to the provisions of Exhibit C in the same manner as the Tenant Improvements. Landlord shall not seek the benefits of depreciation deductions or income tax credit allowances for federal income tax reporting purposes with respect to any Tenant Extra Improvements for which Tenant has fully reimbursed Landlord under this
Section 5.7. "Tenant Extra Improvements" shall mean the extent to which the Tenant Improvements in the Premises differ materially from the Building Standard Improvements, and, in this regard, following Landlord's review of Tenant's Working Drawings, Landlord shall notify Tenant as to which elements of the planned improvements it deems to be Tenant Extra Improvements hereunder and which of such Tenant Extra Improvements Landlord may require Tenant to remove from the Premises at the end of the Lease Term. Landlord shall notify Tenant no later than sixty (60) days prior to the end of the Lease Term (or within thirty
(30) days after an earlier termination of this Lease) as to which of the Tenant Extra Improvements must be so removed by Tenant and, if no such notice is provided, Landlord shall be deemed to have elected to have all such Tenant Extra Improvements removed from the Premises. However, Tenant Extra Improvements shall not include elements of a standard buildout such as conference and meeting rooms, lunchrooms (not to include commercial kitchen equipment), coffee stations, the Computer Room (except for computer equipment and mechanical and electrical equipment located therein), locker rooms constructed with the initial improvement of the Premises (not to exceed eight (8) shower stalls and associated locker room space, in a location mutually acceptable to Landlord and Tenant) and similar improvements. In instances where this Lease refers to Tenant Extra Improvements as a standard for the provision of services, maintenance, repair or replacement by Tenant or Landlord, such reference shall be to the difference in required services, maintenance, repairs or replacements between the Tenant Improvements as constructed in the Premises and the Building Standard Improvements, had the Building Standard Improvements been constructed in the Premises. "Tenant Improvements" shall mean the improvements installed or to be installed on behalf of Tenant and approved by Landlord pursuant to Exhibit C. The Cash Allowance (as defined in Exhibit C) shall not be applied to the cost of any Tenant Extra Improvements.

        5.8 Peaceful Enjoyment. Tenant shall peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and performs all of Tenant's covenants and agreements herein contained. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

        5.9 Tenant Improvements in Hold and Expansion Spaces. Landlord shall be responsible for installation of Tenant Improvements in the Hold Space and the First, Second and Third Expansion Spaces. The Tenant Improvements shall be designed at the same time as the Tenant Improvements for the Minimum Initial Premises and design and construction thereof shall be governed by Exhibit C except that Landlord, in its sole discretion, may elect to either (i) complete construction of the Tenant Improvements in the Hold Space and the First, Second and Third Expansion Spaces at the same time as it completes construction of the Tenant Improvements in the Minimum Initial Premises, or (ii) delay construction of all or any portion of the Tenant Improvements in the Hold Space and the First, Second and Third Expansion Spaces until such time as Tenant will occupy such space. Tenant acknowledges that Landlord may lease the space to other tenants until the date such space is required to be delivered to Tenant and Tenant shall accept possession of the Hold Space and the First, Second and Third Expansion Spaces with the Tenant Improvements in their then-current (used) condition except that Landlord shall clean the space (including the carpets and, as necessary, the walls) prior to delivery of possession. If Landlord elects to delay construction of any Tenant improvements in the Hold Space or the First, Second or Third Expansion Spaces or constructs other Improvements in any such space for use by prior tenants, then Landlord shall complete the Tenant Improvements (and remove any nonconforming prior improvements not otherwise accepted by Tenant) prior to delivering possession of such space to Tenant. Delivery of the Hold Space and Expansion Space to Tenant shall also to be subject to the applicable provision of Exhibit C, including the process for Tenant to inspect the space, prepare punchlists and require correction of punchlist items.

                                    ARTICLE 6
                               TENANT'S COVENANTS

        6.1 Compliance With Exhibit C. Tenant shall comply with the terms and conditions and deadlines set forth in Exhibit C with respect to the construction of the Tenant Improvements in the Premises.

        6.2 Construction and Tenant Improvements. Tenant shall reimburse Landlord for all costs incurred by a Landlord to construct of install Tenant Extra Improvements on Tenant's behalf pursuant to Exhibit C. All additions to or improvements of the Premises, whether of Building Standard Improvements or Tenant Extra Improvements, shall be and become the property of Landlord upon installation and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise, except as otherwise stated herein. Although Tenant Extra Improvements become the property of Landlord upon installation, they are intended to be for the convenience of Tenant and are not intended to be a substitute for Rent or any part thereof.

        6.3 Telecommunications. Tenant shall install and maintain all required intrabuilding network cable and other communications wires and cables necessary to serve the Premises from the point of presence in the Building. Tenant shall obtain any telecommunications services within the Building from vendors selected by Landlord or vendors selected by Tenant and approved by Landlord in its reasonable discretion (a "Provider"). In the event that Tenant desires to obtain telecommunications services from a Provider not selected by Landlord then Tenant shall submit to Landlord a list of such proposed vendor(s) together with such other information regarding the vendors as Landlord may request, including financial information, references from at least two (2) owners of comparable projects in which the vendor has experience and description of the vendor's business activities in the Market Area. Landlord shall notify Tenant within thirty (30) Business Days of receipt of the list if Landlord approves any of Tenant's proposed vendors, with such approval not to be unreasonably withheld. Failure to notify Tenant shall be deemed disapproval. If Landlord approves any telecommunication Provider selected by Tenant, the Provider must agree in writing to abide by all of Landlord's policies and procedures for telecommunications vendors and to pay for the use of any space outside the Premises needed to install the vendor's equipment at the rate established by Landlord from time to time, provided that (a) the fee shall not be based on the Provider's revenue or profits unless changes to applicable laws and regulations would make such a limitation illegal or would require Landlord to provide similar pricing to other tenants or their telecommunications providers, and (b) the terms offered to the Provider shall not be materially less favorable than the terms offered to other providers in the Building (with the exception of a regulated Incumbent Local Exchange Carrier which is currently U.S. West). If Tenant desires to utilize the services of a Provider not selected by Landlord, such Provider must obtain the written consent of Landlord to the plans and specifications for its lines or equipment within the Building prior to installation in the Building and must install such lines and equipment in locations designated by Landlord. Tenant shall obtain any necessary governmental permits relating to the installation, use or operation of Provider's lines and equipment. Landlord shall provide Tenant and its Provider and contractors with reasonable access to portions of the Building outside the Premises to the extent necessary to install, maintain or replace any telecommunications equipment serving the Premises. Landlord's consent to a Provider shall not be deemed to constitute a representation or warranty as to the suitability, capability or financial strength of any Provider. To the extent the service by a Provider is interrupted, curtailed or discontinued for any reason whatsoever, Landlord shall have no obligation or liability in connection therewith. The provisions of this Section are solely for the benefit of Tenant and Landlord, are not for the benefit of any third party; and no telephone or telecommunications provider shall be deemed a third party beneficiary hereof. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of the Antenna and Landlord shall have no obligation to construct or designate additional riser space or equipment space to accommodate the Antenna. Tenant acknowledges that roof and riser space are a finite commodity and that Antenna. Tenant acknowledges that roof and riser space are a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Building systems and the needs of other Building tenants; provided that at all times Landlord shall provide for Tenant's use: (i) four (4) four inch (4") sleeves in the floor slabs in the Communications Rooms (as defined in Paragraph 10(e) on Exhibit C) on Floors 3 through 18; and (ii) one (1) four inch (4") sleeve in the floor slabs in the Communications Rooms on Floors 3 through the roof of the Building, but Tenant shall be responsible for installation, maintenance, repair, replacement and removal of all conduit, wiring and cabling therein.

        6.4 Taxes on Personal Property and Tenant Extra Improvements. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Operation Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against Tenant's Personal Property (as defined in Section 11.1), on the value of its Tenant Extra Improvements, on its interest pursuant to this Lease or on any use made of the Premises or the Common Areas by Tenant in accordance with this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

        6.5 Repairs by Tenant. Tenant shall maintain and repair the Premises and keep the same in good condition, reasonable wear and tear excepted. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant or Tenant's employees, agents, contractors, officers, directors, partners, members, licensees, invitees and guests ("Tenant Parties") to the Premises or the Building, whatever the scope of the work of maintenance or repair required. Tenant shall repair all damage caused by removal of Tenant's movable equipment or furniture or the removal of any Tenant Extra Improvements or Alterations (as defined in Section 6.7) permitted or required by Landlord, all as provided in Section 6.13. Any repair or maintenance that Tenant is required to perform under this Lease shall be performed at Tenant's expense by Landlord's employees as an "Extra Service" subject to Section 5.4, or at Tenant's election by contractors selected or reasonably approved by Landlord (such approval not to be unreasonably withheld or delayed as to contractors performing work on other than Building systems or structural elements of the Building). If Tenant fails or refuses to perform such work in a timely and efficient manner, then Landlord may perform such work for the account of Tenant as an Extra Service, after first providing at least twenty-four (24) hour prior notice to Tenant (except in emergencies where no such notice shall be required). Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed at Tenant's risk using contractors approved by Landlord prior to commencement of the work and in accordance with procedures Landlord shall from time to time establish. All such work shall be performed in compliance with all applicable laws, ordinances, rules and regulations and Tenant shall provide to Landlord copies of all permits and records of inspection issued or obtained by Tenant in connection therewith to establish such compliance. Tenant shall not be required to perform any maintenance or repair: (a) to the Building Components, to the extent such are located outside of the Premises and any such repairs are not necessitated by reason of the negligence or wrongful acts of any Tenant Party; (b) the Common Areas, to the extent any such repairs are not necessitated by reason of negligence or wrongful acts of any Tenant Party; or (c) required solely by reason of the negligence or wrongful acts of Landlord or its employees, agents, contractors, officers, directors, partners, licensees, invitees and guests, Landlord's affiliates or Landlord's members ("Landlord Parties"). Tenant shall promptly notify Landlord of any needed repairs in the Premises or to the Building Components.

        6.6 Waste. Tenant shall not commit or allow Tenant Parties to commit any waste or damage in any portion of the Premises or the Building.

        6.7 Alterations, Additions, Improvements. Tenant shall not make or allow to be made any alterations, additions or improvements in or to the Premises (collectively, "Alterations") without obtaining the prior written consent of Landlord, except where set forth to the contrary herein. Landlord's consent shall not be unreasonably withheld or delayed with respect to proposed Alterations that (a) comply with all applicable laws, ordinances, rules and regulations; (b) are compatible with the Building, its architecture and its mechanical, electrical, HVAC and life safety systems; (c) do not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (d) do not affect the structural portions of the Building;
(e) are designed to be consistent with a standard office buildout; (f) do not reduce the value of the Premises or materially increase the cost to Landlord of reletting the Premises; and (g) do not and shall not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building. In determining whether to consent to the proposed Alterations, Landlord shall have the right to review plans and specifications for proposed Alterations (in the manner and detail as set forth in Section 5 of Exhibit C). construction means and methods, the identity of any contractor or subcontractor to be employed on the work for Alterations, and the time for performance of such work. Notwithstanding the foregoing, Alterations which do not affect any Building systems or structural elements of the Building and involve only painting, floor or wall covering replacement or installation or relocation of nonload bearing interior walls, shall not require Landlord's consent but at least thirty (30) days prior written notice thereof shall be delivered to Landlord. Tenant shall supply to Landlord any documents and information requested by Landlord in connection with any Alterations to the Premises. Landlord may hire outside consultants to review such documents and information and Tenant shall reimburse Landlord for the cost thereof as well as Landlord's internal costs as an Extra Service subject to Section 5.4. All Alterations permitted hereunder shall be made and performed by Tenant using contractors and subcontractors approved by Landlord (which shall not be unreasonably withheld except that contractors involved in any work affecting any Building systems or structural elements of the Building shall be designated by Landlord in its sole discretion) or, at Tenant's election, may be performed by Landlord or by contractors selected by Landlord, without cost or expense to Landlord and, if performed by Landlord or its contractors, as an Extra Service. Upon completion of any Alterations, Tenant shall provide Landlord, at Tenant's expense, with a complete set of "as built" plans on mylar and specifications reflecting the actual conditions of the Alterations as constructed in the Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. The obligations of the parties with respect to removal of Alterations and restoration of the Premises shall be controlled by Section 6.13.

        At the time of giving its approval to any Alterations, Landlord shall inform Tenant as to which elements or components of such Alterations Landlord may require Tenant to remove from the Premises at the end of the Lease Term, provided that Landlord cannot require Tenant to remove Alterations that constitute Building Standard Improvements, and Landlord shall further inform Tenant of any changes in its requirements arising from actual changes in the Alterations work, following Landlord's receipt and review of as-built drawings relating thereto. Landlord shall notify Tenant no later than sixty (60) days prior to the end of the Lease Term (or within thirty (30) days after an earlier termination of this Lease) as to which of such elements or components must be so removed by Tenant and, if no such notice is provided, Landlord shall be deemed to have elected to have all such elements and components removed by Tenant.

        6.8 Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any (a) work performed or material furnished to or for the Premises, and (b) obligations incurred by or for Tenant or any person claiming through or under Tenant. Tenant shall, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance and in compliance with RCW 60.04. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics', materialmen's and other liens. Landlord may cause such liens to be released by any means it deems proper, including, without limitation, payment of any such lien, at Tenant's sole cost and expense. All costs and expenses incurred by Landlord in causing such liens to be released shall be repaid by Tenant to Landlord immediately upon demand, together with an administrative fee equal to twenty percent (20%) of such costs and expenses. In addition to all other requirements contained in this Lease, Tenant shall give Landlord at least ten (10) Business Days prior written notice before commencement of any construction on the Premises. Landlord hereby waives all statutory liens in the nature of a landlord's lien on any personal property owned by Tenant and located in the Premises.

        6.9     Compliance With Laws and Insurance Standards.

                (a) Tenant shall comply with all federal, state and local laws, ordinances, orders, rules, regulations and policies (collectively, "Laws"), now or hereafter in force, as amended from time to time, in any way related to the use, condition or occupancy of the Premises, regardless of when such Laws become effective, including, without limitation, all applicable Hazardous Materials Laws (as defined in Section 7.2(a)), the Americans with Disabilities Act of 1990, as amended and any laws prohibiting discrimination against, or segregation of, any person or group of persons on account of race, color creed, religion, sex, marital status, national origin or ancestry. If and to the extent such compliance is required under the Laws, Tenant shall have the right to reasonably contest any attempted enforcement of the Laws, provided that Tenant shall not allow any fines, penalties, orders or injunctions to be issued in connection with any such disputed matters. Tenant shall also comply with the terms of any transportation management program or similar programs affecting the Building and required by any governmental authority. Tenant shall immediately deliver to Landlord a copy of any notices received from any governmental agency in connection with the Premises. It is the intention of Tenant and Landlord that the obligations of Tenant under this Section 6.9 shall apply irrespective of the scope of work required to achieve such compliance. Tenant shall not use or occupy the Premises in any manner that creates, requires or causes imposition of any requirement by any governmental authority for structural or other upgrading of or improvement to the Building.

                (b) Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose that is disreputable or constitutes a fire hazard. Tenant shall not permit anything to be done that would increase the rate of fire or other insurance coverage on the Building and/or its contents. If Tenant does or permits anything to be done that increases the cost of any insurance policy carried by Landlord, then Tenant, at Landlord's option, shall not be in default under this Lease, but shall reimburse Landlord, upon demand, for any such additional premiums as an Extra Service. Landlord shall use good faith efforts to advise Tenant at the time of Landlord's review of the Working Drawings (and any Alterations) whether Tenant's proposed design (or Alterations) is likely to result in additional insurance premiums.

        6.10 Entry for Repairs, Inspection, Posting Notices, Etc. After reasonable notice (which shall mean at least 24 hour prior notice, except in emergencies or circumstances where Landlord needs to access communications closets through a Communications Room where no such notice shall be required), Landlord or Landlord Parties shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs to or alterations of the Building or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Building or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable. Landlord shall make reasonable efforts not to unreasonably interfere with Tenant's business operations and, in the case of secured access designated by Tenant within the Premises, Landlord's access shall be coordinated with a Tenant representative (except in emergencies). So long as Tenant is not in default hereunder, Landlord shall not exhibit the Premises to prospective tenants except during the last twelve (12) months of the Lease Term. In no event shall Tenant be entitled to any abatement of Rent by reason of the exercise of any such right of entry.

        6.11 No Nuisance. Tenant shall not create any nuisance, or interfere with, annoy, endanger or disturb any other tenant or Landlord in its operation of the Building. Tenant shall not place any loads upon the floor, walls or ceiling of the Premises that endanger the structure nor place any harmful liquids or Hazardous Material (as defined in Section 7.2) in the drainage system of the Building. Tenant shall not permit any vibration, noise or odor to escape from the Premises and shall not do or permit anything to be done within the Premises which would adversely affect the quality of the air in the Building. Landlord shall use good faith efforts to include this provision in other tenant leases in the Building which are entered into after the date of this Lease.

        6.12 Rules and Regulations. Tenant shall comply with the rules and regulations for the Building attached as Exhibit D and such amendments or supplements thereto as Landlord may adopt from time to time with at least ten
(10) Business Days prior notice to Tenant. Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Building to comply with any rules and regulations applicable to such other tenant under its lease, but Landlord shall use good faith efforts to apply such rules and regulations on a uniform basis among all tenants. In the event of any conflict between such rules and regulations and the terms of this Lease, the terms of this Lease shall control.

        6.13 Surrender of Premises On Termination. On expiration of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order, condition and repair as required by this Lease (subject to ordinary wear and tear), with all of Tenant's movable equipment, furniture, trade fixtures and other personal property removed therefrom. In addition, Tenant shall, within ten
(10) Business Days following the Expiration Date, remove all telecommunications and computer networking wiring and cabling serving the Premises (except cabling within partition walls) from the Building, unless Landlord requires such materials to be surrendered to Landlord, and during such ten (10) Business Day period Tenant shall pay to Landlord Rent for the Premises based on the same rates paid on the day preceding the Expiration Date. All Alterations and Tenant Improvements that are to remain at the Premises shall be surrendered with the Premises in good condition and repair, reasonable wear and tear (but only to an extent consistent with the premises remaining in good condition and repair) and casualty damage excepted. Any property of Tenant not removed from the Premises shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. If Landlord desires to have the Premises, or any part or parts thereof, restored to a condition that existed prior to installation of any Tenant Extra Improvements or to the condition prior to making any Alterations (other than Alterations which are Building Standard Improvements), Landlord may so notify Tenant in writing at least sixty (60) days prior to the regularly scheduled Expiration Date (or if this Lease is sooner terminated, within ten (10) days after the date of such termination); and upon receipt of such notice, Tenant shall, at Tenant's sole cost and expense, so restore the Premises, or such part or parts thereof, within Ten (10) Business Days after the regularly scheduled Expiration Date (or if this Lease is sooner terminated, within ten (10) days after receipt of notice); provided, however, Tenant's restoration obligation shall be limited to restoring elements of the Building's structure and Building systems to their original shell and core condition. Tenant shall repair at its sole cost and expense, all damage caused to the Premises or the Building by removal of Tenant's movable equipment or furniture and such Tenant Extra Improvements and Alterations as Tenant shall be allowed or required to remove from the Premises by Landlord. If the Premises are not surrendered as of the end of the Term (or the end of the Permitted Holdover Term as defined in Section 14.2 below, if applicable) in the manner and condition herein specified (including any restoration required hereunder), Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all damages resulting from or caused by Tenant's delay or failure in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord shall be attempting to lease the Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Premises could cause Landlord to incur liability to such successor tenant(s) for which Tenant shall be responsible (except as limited below). Landlord agrees to provide Tenant with written notice of any such liability (including, by way of example but not limitation, delay in delivery penalties) for which Landlord may be liable to tenants under signed leases, within a reasonable time following full execution thereof, which notice shall specify the potential level of damages and the circumstances under which such damages could be incurred, and Landlord shall use good faith efforts to mitigate all such damages. Notwithstanding anything to the contrary in this
Section 6.13 or this Lease, Tenant's liability to Landlord for consequential damages incurred by Landlord from third-party claims arising by reason of Tenant's failure to surrender the Premises when and as required hereunder shall not exceed the liabilities disclosed to Tenant by Landlord under the preceding sentence (but no such limitation shall apply to Landlord's actual damages or costs).

        6.14 Corporate Authority. If Tenant is a corporation or limited liability company or partnership, or if Tenant is a partnership on whose behalf a partner which is a corporation or limited liability company executes this Lease, then in any such case, each individual executing this Lease on behalf of such corporation, limited liability company or partnership represents and warrants that he or she

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

is duly authorized to execute and deliver this Lease on behalf of said corporation, limited liability company and/or partnership, as the case may be.

        6.15 Utilities. Tenant shall not obtain any electrical or other utility services from vendors other than those selected by Landlord or approved by Landlord in writing in accordance with the provisions of Section 6.3.

                                    ARTICLE 7
                               HAZARDOUS MATERIALS

        7.1 Prohibition and Indemnity With Respect to Hazardous Materials. Except as stated below, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or Tenant Parties without the prior written consent of Landlord. Tenant may, at Tenant's risk, bring, store and use reasonable quantities of Permitted Hazardous Materials in the Premises for their intended use. If Tenant violates this provision, or if contamination of the Premises or the Real Property by Hazardous Material occurs for which Tenant or any Tenant Party is responsible, or if Tenant's activities or those of Tenant Parties result in or cause a Hazardous Materials Claim, then Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Premises or the Building or the Real Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) (collectively, "Claims") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of any Hazardous Material present in the soil or ground water on or under the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Tenant acknowledges, confirms and agrees that this provision and the indemnities herein apply to any Claims arising out of or relating to the diesel fuel tank permitted under Section 14.28 below.

        7.2 Definitions. The following terms shall have the meanings given below for purposes of this Lease.

                (a) "Hazardous Material" shall mean any (a) diesel fuel, oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Building or to persons on or about the Building or (ii) cause the Building to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance define as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "moderate risk waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; and the Model Toxics Control Act, as amended, RCW 70.105D; (d) chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Building or the owners and/or occupants of property adjacent to or surrounding the Building, or any other person coming upon the Building or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.

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

                (b) "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders instituted pursuant to any Hazardous Materials Laws; and any claims made by any third party against Landlord, Tenant or the Building relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials. Tenant shall promptly cure and satisfy all Hazardous Materials Claims arising out of or by reason of the activities or business of Tenant, Tenant Parties or any party claiming by or through Tenant and its employees, agents, contractors, officers, directors, partners, licensees, invitees and guests.

                (c) "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, orders, rules, regulations or policies, now or hereafter in force, as amended from time to time, in any way relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Building and Real Property, including, without limitation, soil, groundwater and indoor and ambient air conditioning.

                (d) "Permitted Hazardous Materials" shall mean (i) diesel fuel to power the Generator as permitted under Section 14.28 below, and (ii) Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size and location, but only if and to the extent that such supplies are transported, stored and used in full compliance with all Hazardous Materials Laws and their packaging instructions and otherwise in a safe and prudent manner. Diesel fuel or other Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all Hazardous Material Laws and their packaging instructions or which is not in any respect safe and prudent shall not be deemed to be "Permitted Hazardous Materials" for the purposes of this Lease.

        7.3 Landlord's Representations and Undertakings. Landlord hereby discloses, covenants and represents to Tenant as follows:

                (a) Asbestos containing material was removed from improvements located on a portion of the Real Property prior to demolition of such improvements and, to the best of Landlord's knowledge, was properly disposed of by a licensed asbestos contractor;

                (b) Petroleum-based residue was detected in some of the soils beneath the surface of a portion of the Real Property, which soils shall be removed, remediated and/or properly disposed of during the excavation of the Real Property;

                (c) Landlord shall construct the Building without knowingly incorporating therein any Hazardous Materials (other than Hazardous Materials which are used in the ordinary course of construction, maintenance or operation of similar buildings, to the extent transported, stored and used in full compliance with all Hazardous Materials Laws); and

                (d) Landlord shall use good faith efforts to include a provision similar to Section 7.1 in all other tenant leases in the Building entered into after the date of this Lease.

                                    ARTICLE 8
                             ASSIGNMENT OR SUBLEASE.

        8.1 Consent Required. Tenant shall not assign this Lease in whole or in part, sublease all or any part of the Premises or otherwise sell, transfer or hypothecate this Lease or grant any right to use or occupy the Premises to another party (all of such events shall be referred to herein as a "Transfer" and any such assignee, purchaser, subtenant or other transferee shall be a "Transferee" for purposes of this Article) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Tenant intends to enter into a Transfer, Tenant shall give Landlord at least thirty
(30) days

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

written notice of such intent. Tenant's notice shall set forth the effective date of such Transfer and shall be accompanied by an exact copy of the proposed agreements between Tenant and the proposed Transferee and complete financial information regarding the proposed Transferee. If requested by Landlord, Tenant shall provide Landlord with (a) any additional information or documents reasonably requested by Landlord relating to the proposed Transfer or the Transferee, and (b) an opportunity to meet and interview the proposed Transferee. This Lease may not be transferred by operation of law. All of the following shall constitute Transfers subject to this Article 8: (x) if Tenant is a corporation that is not publicly traded on a national exchange, then any transfer of this Lease by merger, consolidation or liquidation, or any direct, indirect or cumulative change in the ownership of, or power to vote the majority of Tenant's outstanding voting stock, shall constitute a Tansfer; (y) if Tenant is a partnership, then a change in general partners in, or voting or decision-making control of, the partnership shall constitute a Transfer; and (z) if Tenant is a limited liability company, then a change in members in, or voting or decision-making control of, the limited liability company shall constitute a Transfer. Any change in ownership of Tenant's parent of the type described in
(x), (y) or (z) above shall also constitute a Transfer subject to this Article
8. These provisions shall apply to any single transaction or any series of related or unrelated transactions having the effect described.

        8.2 Transfers to Qualified Transferees, Joint Ventures. Notwithstanding anything herein to the contrary, Landlord shall consent to any proposed Transfer by Tenant under this Article 8 to: (i) any of the following (a "Qualified Transferee"): (a) an entity which is a wholly-owned subsidiary of Tenant; (b) an entity with which or into which Tenant may merge, whether or not Tenant is the survivor of such merger; or (c) any entity that is controlled by, controls or is under common control with Tenant (provided, however, that in all cases under clauses (a) through (c), such entity shall have a creditworthiness which is equal to or greater than that of Tenant at the time of the proposed Transfer, as determined by Landlord in its reasonable discretion); or (ii) a sublease of one floor or less of the Premises to any partnership or joint venture between Tenant and a business partner of Tenant, in which Tenant owns a significant and material interest in such entity (a "Qualified Joint Venture") and the subleased space is not demised separately from the balance of the Premises. "Control" for purposes of this Article 8 shall mean ownership of a majority voting interest in any such entity. In the event Tenant desires to effect any transfer pursuant to this Section 8.2, Tenant must provide Landlord with at least thirty (30) days' prior written notice of such proposed Transfer, together with such evidence as Landlord may reasonably request to establish that the proposed Transferee is a Qualified Transferee or a Qualified Joint Venture as defined herein.

        8.3 Landlord's Options. If Tenant proposes a Transfer (other than a Transfer to a Qualified Transferee or a permitted Transfer to a Qualified Joint Venture) then Landlord may elect to: (a) terminate this Lease as to the Affected Space (as hereinafter defined) as of the date specified by Tenant in its notice under Section 8.1, if the proposed Transfer is (1) for the remaining, then-existing Term of this Lease, or (2) to an existing tenant or occupant of the Building and for a term longer than three (3) years (including extension rights); (b) terminate this Lease as to the Total Affected Space (as hereinafter defined) as of the date specified by Tenant in its notice under Section 8.1 if the Total Affected Space exceeds:(1) the equivalent of one (1) floor of Net Rentable Area until Tenant has occupied and commenced paying Rent on the First Expansion Space; or (2) the equivalent of two (2) floors of Net Rentable Area at any time thereafter; (c) permit Tenant to complete the Transfer on the terms set forth in such notice, subject, however, to such reasonable conditions as Landlord may require and to the balance of this Article 8; or (d) deny the request to Transfer the Lease so long as Landlord's denial is not unreasonable. Landlord shall have a period of twenty (20) days following any interview and receipt of such additional information as Landlord reasonably requests (or thirty (30) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to respond to Tenant's request. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived options (a) and (b) above and to have denied consent to the proposed Transfer. In deciding whether to consent to a proposed Transfer, Landlord may consider any factors that Landlord deems

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

relevant, including but not limited to the following: (i) whether the use of the Premises by the proposed Transferee would be a Permitted Use; (ii) whether the proposed Transferee is of sound financial condition and has sufficient financial resources and business expertise, as determined by Landlord, to perform under this Lease; (iii) whether the proposed Transferee's use involves the storage, use, treatment or disposal of any Hazardous Materials; (iv) whether the proposed use or the proposed Transferee could cause the violation of any covenant or agreement of Landlord to any third party or sublessee or permit any other tenant to terminate its lease; (v) whether there is other comparable space available for lease in the Building in the same elevator bank in which Tenant desires to sublease space; and (vi) whether the terms of the proposed Transfer are reasonable; however, Landlord may not consider as a factor whether the proposed Transferee leases or occupies any other space in the Building or whether there is other comparable space available for lease in the Building in another elevator bank. Failure by Landlord to approve a proposed Transfer shall not cause a termination of this Lease, and the sole remedy of Tenant shall be an action for injunctive or declaratory relief. As used herein, the term "Affected Space" shall mean all Net Rentable Area covered by a particular proposed or approved Transfer, and the term "Total Affected Space" shall mean the sum of the Affected Space in the proposed Transfer and all Affected Space in all prior Transfers approved by Landlord hereunder (to the extent such Transfers have not terminated or expired by the date of Tenant's notice under Section 8.1). In the event Landlord exercises its option under clause (b), then at Landlord's election, Tenant shall either assign its interest in and under all prior Transfers to Landlord or terminate such prior Transfers and direct the subtenant or assignee to enter into a new direct lease with Landlord on substantially the same terms of such prior Transfer.

        Notwithstanding the foregoing, if Tenant proposes a Transfer and Landlord exercises either option (a) or option (b) above, Tenant may withdraw its request by written notice to Landlord given within five (5) Business Days after Landlord's delivery of its notice of recapture hereunder, in which event such Transfer shall not occur, neither option (a) or option (b) shall become effective, and this Lease shall remain in full force and effect as to the space subject to the proposed Transfer.

        8.4 Minimum Rental; Division of Excess Rent. Any rent or other consideration realized by Tenant in connection with or as a result of any Transfer (other than a Transfer to a Qualified Transferee or a Qualified Joint Venture) in excess of the Base Rent payable hereunder, after first deducting all reasonable and customary costs actually incurred by Tenant to effect such Transfer (such as tenant improvements, brokerage fees, advertising costs and the like) shall be divided equally between Landlord and Tenant and Landlord's share shall be paid promptly after receipt thereof to Landlord as Rent hereunder; provided, however, that Landlord shall be entitled to receive the total rent and other consideration if Tenant is in default of any obligation under this Lease until such default is cured.

        8.5 Tenant Not Released. No Transfer by Tenant shall relieve Tenant of any obligation under this Lease unless otherwise agreed by Landlord in writing. Any Transfer that conflicts with the provisions hereof shall be void. No consent by Landlord to any Transfer shall constitute a consent to any other Transfer nor shall it constitute a waiver of any of the provisions of this
Article 8 as they apply to any such future Transfers. Following any Transfer, the obligations for which the Tenant or subsequent transferor remains liable under this Lease shall include all obligations under this Lease in effect at the time of the Transfer and any subsequent amendments to this Lease executed by Landlord and the Transferee (other than amendments that will have a material, adverse economic effect on Tenant and which have not been consented to in writing by Tenant). Tenant covenants and agrees that the documentation evidencing any Transfer involving an assignment shall not restrict or limit the Transferee's right or ability to amend this Lease.

        8.6 Written Agreement. Any Transfer must be in writing and the Transferee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease with respect to the space transferred, provided that no such assumption shall be deemed a novation or other release of the transferor unless otherwise agreed in writing. Tenant shall provide to Landlord true and correct copies of the executed Transfer documents and any amendment thereto during the Term.

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

        8.7 No Transfer Period. Except with respect to Qualified Transferees and Qualified Joint Ventures pursuant to Section 8.2 above, Tenant shall not enter into any Transfer of this Lease until the earlier of (a) two (2) years after the Term Commencement Date, or (b) the date on which the Building is eighty-five percent (85%) leased and occupied.

        8.8 Conditions. Landlord may condition its consent to any proposed Transfer on such conditions as Landlord may reasonably require including, construction of any improvements deemed necessary or appropriate by Landlord by reason of the Transfer. Any improvements, additions, or alterations to the Building that are required by any law, ordinance, rule or regulation, or are deemed necessary or appropriate by Landlord as a result of any Transfer hereunder, shall be installed and provided by Tenant in accordance with Section 6.7, without cost or expense to Landlord.

        8.9 Expenses. Landlord may hire outside consultants to review the Transfer documents and information. Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with any request for consent under this Article 8 (even if consent is denied or the request is withdrawn) and such reimbursement shall include the allocated cost of Landlord's or its management company's staff plus all out-of-pocket expenses, including reasonable attorneys' fees, on demand.

        8.10 No Restriction on Landlord. Without liability to Tenant, Landlord shall have the right to offer and to lease space in the Building, or in any other property, to any party, including without limitation parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, a Transfer.

        8.11 No Leasehold Financing. Tenant shall not encumber, pledge or mortgage the whole or any part of the Premises or this Lease, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion.

                                    ARTICLE 9
                     CONDITION AND OPERATION OF THE BUILDING

        9.1 Limited Warranties. Landlord's entire obligation with respect to the condition of the Premises, its suitability for Tenant's uses and the improvements to be installed therein shall be as stated in Section 1.1(a),
Section 5.9 or Exhibit C. Landlord shall have no other obligation of any kind or character, express or implied, with respect to the condition of the Premises, or the Building or the suitability thereof for Tenant's purposes, and Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to such matters, except as expressly set forth herein. Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant, as of the date of this Lease, as follows.

                (a) The Building is or shall be designed to comply with all applicable Laws, including the Americans With Disabilities Act of 1990, as such Laws are in effect as of the date of issuance of the building permit for the Building; and

                (b) Except as otherwise disclosed to Tenant in this Lease, Landlord is not aware of any adverse environmental conditions, affecting, or the presence of any Hazardous Materials (other than those permitted under this Lease) on, the Real Property.

        9.2 Building Alterations. Except to the extent limited by Section 1.1(a), Landlord may, in its sole discretion, at any time and from time to time:
(a) make alterations, structural modifications, seismic modifications or additions to the Building (including building additional stories), except modifications that cover any external window in the Premises other than modifications required by any Laws; (b) change, add to, eliminate or reduce the extent, size, shape or configuration of any aspect of or improvement (including the Building) located on the Real Property or its operations; (c) change the arrangement, character, use or location of corridors, stairs, toilets, mechanical, plumbing, electrical or other operating systems or any other parts of the Building; (d) change the name, number or designation by

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

which the Building is commonly known (subject to Tenant's rights under Section 5.6); or (e) alter or relocate any portion of the Common Areas or any other common facility. None of the foregoing acts shall be deemed an actual or constructive eviction of Tenant, entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and the Building, including, without limitation, the exclusive right to use all exterior walls, roofs and other portions of the Building for signs, notices and other promotional purposes. Landlord shall have the sole and exclusive right to possession and control of the Common Areas and all other areas of the Building and Real Property outside the Premises.

                                   ARTICLE 10
                                  LENDER RIGHTS

        10.1 Subordination. This Lease is subject and subordinate to each ground or land lease which may now or hereafter cover all or any portion of the Building or Real Property and to each mortgage, deed of trust or other financing or security agreement which may now or hereafter encumber all or any portion of the Building or Real Property and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, the "Senior Instruments"), subject to the terms and conditions set forth herein. The subordination shall be self-operative and no further instrument of subordination need be required by any lessor or any holder or beneficiary of any Senior Instrument (collectively, the "Senior Parties") if the Senior Party executes and delivers to Tenant for its execution a recordable subordination, nondisturbance and attornment agreement ("SNDA") which provides that Tenant's rights under this Lease shall not be disturbed so long as Tenant is not in default hereunder beyond any applicable cure period, but contains provisions consistent with those set forth in Clauses (a) through (e) in Section 10.2. Tenant, upon Landlord's or any Senior Party's request, shall execute promptly any such SNDA or similar instrument required by any Senior Party (which is consistent with the foregoing requirements and may contain such other terms and provisions as are commercially reasonable and do not materially, adversely affect Tenant's rights under this Lease) to confirm such subordination and shall deliver the same to such party within ten (10) days following receipt thereof. Promptly after Tenant's receipt of any such similar instrument, Tenant shall notify Landlord in writing as to any reasonable objections Tenant may have therewith. The SNDA shall not be recorded in the real property records unless agreed to by Landlord and such Senior Party.

        10.2 Attornment. In the event of the enforcement by any Senior Party under any Senior Instrument provided for by law or by such Senior Instrument, Tenant shall attorn to any person or party succeeding to the interest of Landlord as a result of such enforcement including any purchaser of all or any portion of the Building or the Real Property at a public or private foreclosure sale or exercise of a power of sale under such mortgage or deed of trust (collectively, "Successor") and shall recognize such Successor as the Landlord under this Lease without change in the terms or other provisions of this Lease; provided, however, that such Successor shall not be: (a) subject to any credits (other than the Rent Credit and the Tax Credit), offsets, defenses or claims that Tenant may have against any prior landlord, except that with respect to defaults of the landlord which are continuing ("Continuing Defaults") on the date on which any such Senior Party takes title to or possession of the Building and Real Property (the "Transfer Date"), Tenant shall have the same rights against Senior Party as it would have had against the prior landlord to the extent of any damages occurring after the Transfer Date, but in any event limited to Senior Party's interest in the Building and Real Property; (b) bound by any payment of Rent for more than one (1) month in advance; (c) bound by any amendment or modification of this Lease, or any Transfer by Tenant, made after the applicable Senior Instrument is placed against the Building or the Real Property (and Tenant has been given notice thereof) without the written consent of such Senior Party if and to the extent such consent is required under the Senior Instrument and provided that Senior Party is subject to the same standards and time periods for approval of a Transfer as are provided to Landlord under Article 8, except that with respect to Transfers other than to a Qualified Transferee or a Qualified Joint Venture, Senior Party's time period for approval shall not commence until Landlord's conditional

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

approval of such Transfer has been obtained; (d) liable for any act, omission, neglect or default of any prior landlord, except that, with respect to Continuing Defaults, Tenant shall have the same rights against Senior Party as it would have had against the prior landlord to the extent of any damages occurring after the Transfer Date, but in any event limited to Senior Party's interest in the Building and Real Property; or (e) required to make any capital improvements to the Building or the Premises which any prior landlord may have agreed to make but had not completed, however, Tenant shall have the same rights against Senior Party as it would have had against the prior landlord, but in any event limited to Senior Party's interest in the Building and Real Property. The SNDA or similar instrument for such periods shall also provide that Tenant will not exercise its remedies against Landlord (other than the limited self-help remedy provided in Section 13.7 below and subject to the notice and opportunity to cure provisions set forth therein) until after first providing notice to Senior Party and a reasonable period to cure, which period may be extended for such periods as may be necessary for Senior Party to obtain control of the Building and Real Property. Notwithstanding the foregoing, a Senior Party may elect at any time to cause its interest in the Building or the Real Property to be subordinate and junior to Tenant's interest under this Lease by filing an instrument in the real property records of King County, Washington effecting such election and providing Tenant with notice of such election. In no event shall any Senior Party or any Successor have any liability or obligation whatsoever to Tenant or Tenant's successors or assigns for the return of all or any part of the Security Deposit unless, and then only to the extent that, such Senior Party or Successor actually receives all or any part of the Security Deposit. Tenant, upon Landlord's or any Successor's request, shall execute promptly a written SNDA or similar agreement to confirm such attornment and if Tenant fails or refuses to do so within ten (10) days after written request therefor, such failure or refusal shall constitute a material default by Tenant under this Lease.

        10.3 REAs. Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to any reciprocal access or easement agreements whether now or in the future affecting the Building or Real Property (the "REAs"); provided, however, any future REAs shall not materially adversely affect any specific rights granted to Tenant hereunder.

        10.4 Estoppel Certificate. Within ten (10) days of a written request from Landlord, Tenant shall execute and deliver to Landlord any estoppel certificate addressed to Landlord and/or to any Senior Party or prospective Senior Party or, any purchaser or prospective purchaser of all or any portion of, or interest in, the Building or Real Property, on a form supplied by Landlord or such other addressee (including but not limited to the form attached hereto as Exhibit G), certifying as to such facts (if true) as the addressee may reasonably require. In the event that Tenant fails or refuses to deliver an estoppel certificate to Landlord within ten (10) days of a written request, then Tenant shall conclusively be deemed, without exception, to have acknowledged the correctness of the statements set forth in the form of certificate provided and Tenant shall be estopped from denying the correctness of each such statement, and the addressee thereof may rely on the correctness of the statements in such form of certificate, as if made and certified by Tenant.

        Within ten (10) days after Landlord's receipt of a written request from Tenant, Landlord shall execute and deliver to Tenant an estoppel certificate certifying that: (a) this Lease has not been amended or modified and is in full force and effect or, if there has been a modification or amendment, that this Lease is in full force and effect as modified or amended, and stating the modifications or amendments; (b) specifying the date to which the Rent has been paid; (c) stating whether, to the best knowledge of Landlord, Tenant is in default and, if so, stating the nature of the default; and (d) stating the Term Commencement Date, whether any option to extend the Term has been exercised and any other matters (if true) as Tenant may reasonably request. Notwithstanding the foregoing, in no event shall Landlord be required hereunder to execute and deliver an estoppel certificate at any time during which Tenant is in default hereunder. Tenant shall on demand reimburse Landlord for its reasonable costs incurred in preparing and delivering any such estoppel certificate.

        10.5 Failure to Deliver. Tenant's failure to deliver either an SNDA or an estoppel certificate when and as required under this Article 10 shall constitute a default under this Lease.

                                   ARTICLE 11
                                    INSURANCE

        11.1 Landlord's Casualty Insurance. Landlord shall maintain, or cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Building against loss or damage by fire or other insurable hazards (including earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof or, in the alternative, insuring for eighty percent (80%) of the replacement cost thereof (or such minimum amount as shall be required to eliminate operation of coinsurance provisions), exclusive of excavations and foundations. Landlord shall not be obligated to insure any of Tenant's furniture, equipment, machinery, trade-fixtures, personal property, goods or supplies ("Tenant's Personal Property"), or any Tenant Extra Improvements or Alterations that Tenant may make upon the Premises. If the annual premiums paid by Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous or higher than normal risk exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increases in premium. All insurance proceeds payable under Landlord's insurance carried hereunder shall be payable solely to Landlord and Tenant shall have no interest therein, however, if the proceeds cover Tenant Improvements and Landlord elects or is otherwise required to restore the casualty as provided herein, the insurance proceeds applicable to the Tenant Improvements shall be used to rebuild such Tenant Improvements.

        11.2 Liability Insurance. Landlord (with respect to the Building) and Tenant (with respect to the Premises and Building) shall each maintain or cause to be maintained a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Two Million Dollars ($2,000,000.00), per occurrence, combined single limit, for bodily injury (including death and property damage). The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability. Tenant's contractual liability insurance shall apply to Tenant's indemnity obligations under this Lease. The certificate evidencing Tenant's insurance coverage required hereunder shall state that the insurance includes the liability assumed by Tenant under this Lease. Tenant's insurance required hereunder shall be written to be primary with any other insurance available to Landlord being excess, except to the extent of claims based on the negligence of Landlord, its employees, contractors or agents. Upon request of Tenant, Landlord shall provide Tenant reasonable evidence that the insurance required to be maintained hereunder by Landlord is in full force and effect.

        11.3    Tenant's Additional Insurance.

                (a) All Risk Coverage. Tenant shall provide insurance coverage during the Term against loss or damage by fire and such other risks as are from time to time included in an "all risk" policy (including without limitation sprinkler leakage and water damage), insuring the full replacement cost of any Tenant Extra Improvements, any Alterations (other than Building Standard Improvements) and Tenant's Personal Property.

                (b) Workers' Compensation Insurance. Throughout the Lease Term, Tenant, at its own expense, shall keep and maintain in full force and effect workers' compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington.

                (c) Other. Such other form or forms of insurance as are generally required or obtained for similar projects, as Landlord or any mortgagee of Landlord may reasonably require from time to time, against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings thereon and their construction, use and occupancy.

                (d) Policy Form. All policies required to be carried by Tenant, under this Article 11 shall be written with financially responsible companies with a Best & Company rating of "B+ IX" or better, and shall name Landlord, Landlord's property manager and any Senior Party as an additional insured, and each insurer shall agree not to cancel or alter the policy without at least thirty (30) days prior written notice to Landlord and all named and additional insureds. All policies required to be carried by Landlord under this
Article 11 shall be written with financially responsible companies with a Best & Company rating of "B+ 1" or better. Any deductible or self-insurance provisions under any insurance policies maintained by Tenant shall be subject to Landlord's prior written approval.

                (e) Certificates. Prior to commencement of the Term, and thereafter during the Term, within fifteen (15) days prior to the expiration date of any such coverage, Tenant shall deliver to Landlord a certificate or certificates of the insurance required hereunder. If Tenant fails to provide such proof of insurance, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be charged to Tenant and paid upon written invoice therefor as an Extra Service. Landlord shall provide Tenant with a certificate of insurance evidencing insurance required to be carried by Landlord hereunder, within a reasonable time following receipt of Tenant's request (but in no event more frequently than once every twelve (12) months nor at any time during which Tenant is in default under this Lease).

        11.4    Indemnity and Exoneration.

                (a) Landlord shall not be liable to Tenant for any loss, damage or injury to person or property caused by (i) theft, fire, vandalism, assault, battery, act of God, acts of the public enemy, acts of terrorists or criminals, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, whether or not the negligence of Landlord was a partial cause of such loss, damage or injury, or (ii) the active negligence or willful misconduct of Tenant or Tenant Parties, or (iii) repair or alteration of any part of the Building or failure to make any such repair except as expressly otherwise provided in this Lease.

                /s/ JAK
                -----------------
                Tenant's Initials

                (b) Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all Claims arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises or activities of Tenant or Tenant Parties in or about the Premises, the Building or the Real Property; provided, however, that the foregoing indemnity shall not be applicable to claims arising in whole or in part by reason of the negligence or willful misconduct of Landlord or Landlord's breach of its obligations under this Lease, unless such claims are or should be covered by insurance required to be carried by Tenant under the terms of this Lease, in which case such claims shall be subject to the terms of this indemnity.

                (c) Landlord shall indemnify, defend, protect and hold Tenant and Tenant Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses arising solely out of the negligence or willful misconduct of Landlord or Landlord's breach of its obligations to maintain and operate the Building in accordance with this Lease, unless such claims are or should be covered by insurance required to be carried by Tenant under the terms of this Lease, in which case such claims shall not be subject to the terms of this indemnity; provided, however, that the foregoing indemnity shall not include claims arising, in whole or in part, by reason of the negligence or willful misconduct of Tenant or Tenant Parties, or Tenant's breach of its obligations under this Lease.

                (d) To the extent, but only to the extent, necessary to fully indemnify the parties from claims made by the indemnifying party or its employees, the indemnities herein constitutes party's a waiver of the indemnifying party's immunity under the Washington Industrial Insurance Act, RCW Title 51, as between Landlord and Tenant only.

        11.5 Indemnity for Liens. Tenant shall indemnify, defend and protect Landlord and hold and save Landlord harmless of and from any and all loss, claims, proceedings, cost, damage, injury, causes of action, liabilities or expense arising out of or in any way related to work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises or the Building.

        11.6 Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive all rights of recovery, claim, action or cause of action, against the other, Tenant Parties or Landlord Parties, as applicable, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building or Real Property or any personal property of such party therein, by reason of fire, the elements, or any other cause that could be insured against under the term of an "all risk" insurance policy or other casualty insurance coverages which are required to be obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party, Landlord Parties or Tenant Parties, as applicable, and each party covenants that no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant that applies to the Premises, any part of the Building or Real Property or Tenant's use and occupancy of any part thereof.

                                   ARTICLE 12
                           CASUALTY AND EMINENT DOMAIN

        12.1 Damage and Destruction. If a fire or other casualty in the Premises or the Building occurs, Tenant shall immediately give notice thereof to Landlord. The following provision shall apply to any fire or other casualty:

                (a) If the damage is limited solely to the Premises and the Premises can, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall diligently rebuild the same; provided, however, that Landlord shall not be obligated to expend for such repair and amount in excess of the insurance proceeds recovered or recoverable as a result of such damage.

                (b) If portions of the Building outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and (i) the Premises and the Building can both, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and (ii) Landlord determines that such reconstruction is economically feasible, then Landlord shall diligently rebuild the same; provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recoverable as a result of such damage and Landlord shall have no obligation to repair or restore Tenant Extra Improvements or Alterations (other than Buildings Standard Improvements).

                (c) If (i) the Premises should be damaged by any occurrence not covered by Landlord's insurance, or (ii) the Premises or the Building should be damaged to the extent that the damage cannot, in Landlord's reasonable opinion be restored within six (6) months from the date of damage, or (iii) the Building should be damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof, notwithstanding that the Premises may be undamaged, or (iv) if the damage occurs during the last two (2) years of the Term and Tenant does not exercise an Extension Option (to the extent any Extension Options remain), Landlord may elect either to repair or rebuild the Premises or the Building or to terminate this Lease upon giving notice in writing of such election to Tenant within sixty (60) days after the happening of the event causing the damage.

                (d) During any period when the Premises are rendered untenantable because of any casualty, Base Rent shall abate proportionately until such time as the Premises are made tenantable for general office use, or, if required by applicable law, a new certificate of occupancy is issued for the damaged portion of the Premises, and no portion of the Rent so abated shall be subject to subsequent recapture; provided, however, that there shall be no such abatement if the damage is caused by Tenant or any Tenant Party.

                (e) The proceeds form any insurance paid by reason of damage to or destruction of the Building or any part thereof, the Building Standard Improvements or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Building or Real Property or the beneficiary of any deed of trust that constitutes an encumbrance thereon. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this Section 12.1, all proceeds of insurance required to be maintained by Landlord shall be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Building or Real Property or the beneficiary of any deed of trust that constitutes an encumbrance thereon.

                (f) If the Premises, or any part thereof, or any portion of the Building necessary for Tenant's use of the Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the later of the date of the casualty or the date of Tenant's vacation of the Premises.

                (g) Except to the extent expressly provided in this Lease, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to Landlord's insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

                (h) If Landlord rebuilds the Premises under any provision of this Article 12 and the space affected contained Tenant Extra Improvements or Alterations which Tenant desires to rebuild, Tenant shall repair and restore such Tenant Extra Improvements and Alterations at Tenant's expense so as to restore the Premises to the condition existing prior to such damage or destruction, or, at Landlord's election, Landlord may repair and rebuild the Tenant Extra Improvements or Alterations, at Tenant's sole cost and expense in accordance with Section 6.7 of this Lease. Tenant may elect by written notice delivered to Landlord no later than ten (10) Business Days after the casualty, not to rebuild such Tenant Extra Improvements or Alterations in which case the Premises shall be restored to a condition consistent with a standard office layout with Building Standard Improvements.

                (i) Notwithstanding any other provision of this Section 12.1, within a reasonable period of time after the occurrence of any casualty, Landlord shall notify Tenant as to the expected period of time needed to make any repair or restoration. If (A) Landlord estimates that it will take more than three hundred sixty-five (365) days to complete the repair or restoration after the date of the casualty or more than two hundred seventy (270) days to complete the repair or restoration after Landlord's receipt of insurance proceeds, and
(B) the damage or destruction renders a material portion of the Premises untenantable, then Tenant may elect to terminate this Lease by giving Landlord written notice of termination within twenty (20) days after receipt of Landlord's notice. If Tenant does not provide written notice within such time period, Tenant shall have permanently waived its right to terminate this Lease pursuant to this provision.

                (j) If Landlord elects to effect such repair or restoration and Tenant has not terminated this Lease pursuant to an express right hereunder, Landlord shall proceed promptly, in good faith and with all reasonable diligence to effect such repair or restoration as quickly as practicable, subject to Landlord's receipt of insurance proceeds and to Force Majeure delays. The provisions in Exhibit C relating to Substantial Completion of the initial construction and delivery of the Premises shall apply to the extent practicable to the construction and delivery of any repaired or restored Premises.

        12.2    Condemnation.

                (a) If such portion of the Premises or any portion of the Building or Real Property shall be taken or condemned for any public purpose and the remainder of the Premises are rendered untenantable, this Lease shall, at the option of either party, terminate as of the date of such taking. If this Lease is not terminated in its entirety then it shall terminate only as to the portion of the Premises taken and Base Rent and Tenant's Proportionate Share shall be adjusted to reflect the new Net Rentable Area of the Premises and/or the Building. If any portion of the Building or Real Property shall be taken or condemned for any public purpose to such an extent as to render the Building not economically viable in Landlord's discretion, then whether or not the Premises or any part thereof is taken or conveyed, Landlord may by notice in writing to Tenant terminate this Lease, and the Base Rent and other charges shall be paid or refunded as of the date of termination.

                (b) If during the Term of this Lease the entire Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority or in the event of conveyance in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.

                (c) If a temporary taking of all or a portion of the Premises occurs, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

                (d) All compensation awarded for any such taking or conveyance whether for the whole or a part of the Premises shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant waives all claims against Landlord and the condemning authority for damages for termination of its leasehold interest or interference with its business and hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such separate award as may under the laws of the State of Washington be expressly allocated to Tenant's personal property or relocation expenses, provided that such award shall be made by the court in addition to and shall not result in a reduction of the award made to Landlord.

                                   ARTICLE 13
                                     DEFAULT

        13.1 Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") on the part of Tenant:

                (a) Abandonment. Abandonment of (i) forty percent (40%) or more of the Net Rentable Area of the Premises for a continuous period in excess of one (1) year, or (ii) Tenant's fourth (4th) floor main entrance for a continuous period in excess of thirty (30) days;

                (b) Nonpayment of Rent. Failure to pay any installment of Base Rent, Operating Costs or other items of Rent, upon the date when payment is due, subject to the terms of Section 13.2(e) below;

                (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in Sections 13.1(a), 13.1(b) and 13.1(i), such failure continuing for fifteen (15) days after written notice of such failure (or with respect to nonmonetary obligations only, such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

                (d) General Assignment. A general assignment for the benefit of creditors by Tenant or any guarantor of Tenant's obligations hereunder ("Guarantor");

                (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant or Guarantor, or the filing of an involuntary petition by Tenant's or Guarantor's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

                (f) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of ten (10) Business Days after creation thereof;

                (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) Business Days after the levy thereof;

                (h) Insolvency. The admission by Tenant or Guarantor in writing of its inability to pay its debts as they become due, the filing by Tenant or Guarantor of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; and

                (i) Failure to Deliver. Failure to deliver an SNDA or an estoppel certificate when and as required under Article 10.

        13.2    Remedies Upon Default.

                (a) Termination. If an Event of Default occurs (other than an Event of Default under Section 13.1(i) above), Landlord shall have the right, with or without notice or demand, immediately (after expiration of the applicable grace periods specified herein) to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                (b) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 13.2(a) hereof, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

                (c) Cure. Landlord may cure such default or perform such obligation on Tenant's behalf and at Tenant's expense as an Extra Service. Tenant shall reimburse Landlord on demand pursuant to Section 5.4.

                (d) Tax Credit and Amortized Rent. Tenant acknowledges that it may be required to make certain payments to Landlord under Section 14.29 and under Paragraph 14(c) of Exhibit C to reimburse Landlord for sums that Landlord will expend on its behalf. Therefore, in the event of any default under Section 13.1(e), Landlord may process a separate claim in bankruptcy for the amount of any sales tax deferral that Landlord is required to repay under RCW Chapter
82.63 or any unamortized portion of the Amortized Amount (as defined in Paragraph 14(c) of Exhibit C), together with interest, late charges and penalties.

                (e) Initial Rent Payments. Notwithstanding anything to the contrary in Section 13.1(b) above, Tenant shall have fifteen (15) days from the due date within which to pay the first three (3) installments (but only the first three (3) installments) of Rent applicable to the Minimum Initial Premises, Hold Space and each increment of Expansion Space; provided, however, if Landlord has delivered written notice to Tenant of a late payment at any time prior to the due date for the second installment, then the due date on the third installment of Rent shall not be so extended.

        13.3 Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 13.2(a) hereof, Landlord shall have all the rights and remedies of a landlord under applicable law and, in addition, Landlord shall be entitled to recover from Tenant: (a) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that could be reasonably avoided; (d) all costs incurred by Landlord in reletting the Premises, including without limitation, brokerage commissions, attorneys' fees, marketing and advertising expenses and expenses of cleaning, restoring or remodeling the Premises; and (e) any other amount necessary to compensate Landlord for all actual damages caused by Tenant's failure to perform its obligations under this Lease (but expressly excluding consequential damages or lost profits other than as permitted under Section 6.13 or Section 13.8). The "worth at the time of award" of the amounts referred to in
(a) and (b) shall be computed with interest at fifteen percent (15%) per annum or the highest lawful commercial interest rate, whichever is the lower. The "worth at the time of award" of the amount referred to in (c) shall be computed by discounting such amount at the "discount rate" of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence. Landlord shall exercise such reasonable efforts as are required by Washington law to mitigate Landlord's damages hereunder.

        13.4 Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent that would have accrued and become payable under this Lease pursuant to the provisions of Section 13.3, unpaid Rent shall consist of the sum of:

                (a)     the total Base Rent for the balance of the Term, plus

                (b) a computation of the Operating Costs for the balance of the Term, the assumed Operating Costs for the calendar year of the default and each future calendar year in the Term to be equal to the Operating Costs for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five
(5) calendar years as determined by reference to the Consumer Price Index - All Items for Scattle-Tacoma-Bremerton, All

Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year 1982-84=100), or such successor index as may be established to provide a measure of the current purchasing power of the dollar (provided, however, that if no successor index is published by the United States Department of Labor, Landlord may select in its reasonable discretion a substitute index or method of measuring inflation).

        13.5 Late Charge. In addition to its other remedies, if any payment of Rent is not received by the fifth (5th) day after the due date thereof (or longer grace period as expressly permitted under Section 13.1(b)), Tenant shall pay a late fee in an amount equal to Two Hundred Fifty Dollars ($250.00) plus four percent (4%) of the delinquency for each month or portion thereof that the delinquency remains outstanding, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. The provision for a late charge set forth in this Section 13.5, and any collection of a late charge by Landlord, shall not be deemed a waiver of any breach or Event of Default by Tenant under this Lease. If Tenant's Rent checks are returned by the bank without payment then Landlord may require Tenant to pay future installments of Rent by certified or cashiers' check.

        13.6 Remedies Cumulative. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

        13.7 Tenant's Remedies. Landlord shall not be in default unless Landlord fails to cure a default by Landlord of its obligations under this Lease within forty-five (45) days after its receipt of notice thereof from Tenant, or if such default is not capable of being cured within said forty-five (45) day period, Landlord has failed to commence such cure and diligently pursue such cure until completion. The preceding sentence is not intended to supercede the provisions of Section 5.3 as they relate to Landlord's use of good faith efforts to make repairs which interrupt Basic Services or Tenant's limited rental abatement right, all as more particularly set forth therein. In no event shall Landlord be liable for consequential damages. Tenant shall not sue, seek any remedy or enforce any right against Landlord until (a) Tenant gives written notice to all Senior Parties as required under any SNDA, and (b) the time provided in any such SNDA for such Senior Party to remedy the act or omission has elapsed following the giving of notice by Tenant to Senior Party required thereunder, including, without limitation, time to obtain possession from Landlord by power of sale or judicial foreclosure (except to the extent provided otherwise in the succeeding paragraph with respect to Tenant's exercise of its limited self-help right thereunder). Prior to the Term Commencement Date, Tenant's recourse against Landlord shall not exceed in the aggregate an amount equal to one-hundred eighty (180) days of Base Rent that would have been payable under this Lease. From and after the Term Commencement Date, Tenant shall have recourse solely against Landlord's interest in the Building and the Real Property for recovery of any judgment from Landlord whether from a breach hereof or from a right created by statute or at common law and Landlord and Landlord Parties shall no longer be personally liable for any such judgment. Tenant agrees that from and after the Term Commencement Date no other property or assets of Landlord or any partner or member of Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree; no partner or member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); no service of process shall be made against any partner or member of Landlord (except as may be necessary to secure jurisdiction over Landlord); no judgment shall be taken against partner or member of Landlord; no writ of execution shall ever be levied against the assets of any partner or member of Landlord; and these covenants, limitations and agreements are enforceable both by Landlord and by any partner or member of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any Senior Instrument.

        If a default by Landlord occurs with respect to the provision of Basic Services to the Premises, Tenant has provided simultaneous written notice thereof to Landlord and any Senior Party (of which Tenant has notice), and Landlord or such Senior Party has failed to commence to cure such default within

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the time specified above. Tenant may thereafter cure the default for the account of Landlord to the extent and only to the extent that such cure may be accomplished through repairs to the electrical, mechanical or telecommunications systems located primarily within or serving only the Premises, but which cure shall be preceded by an additional notice to Landlord and any Senior Party (of which Tenant has notice) given at least five (5) days prior to commencement of such cure; provided, however, that if at the time of such interruption in any Basic Services such Senior Party is seeking to obtain possession of the Building through power of sale or judicial foreclosure, then during such period Tenant may accomplish such repairs as are reasonably required to restore any such Basic Services. Any such cure by Tenant shall be undertaken only by experienced, qualified contractors. Landlord shall reimburse Tenant for the reasonable costs of such cure within thirty (30) days after completion thereof and delivery to Landlord of invoices therefor, together with such back-up information as Landlord shall reasonably request. In the event Landlord shall fail to make such reimbursement when required, Tenant shall have the right to offset against Base Rent the amount of any arbitration award obtained by Tenant in connection therewith, at any time following thirty (30) days from the date of such arbitration award.

        13.8 Limitation on Consequential Damages. Tenant shall not be liable to Landlord for consequential damages except in connection with defaults under:
(a) Article 7 with respect to Hazardous Materials; (b) Section 11.3 with respect to insurance coverage; (c) Section 11.4 with respect to indemnity obligations;
(d) Section 11.5 with respect to liens; and (e) Sections 6.13 and 14.2 with respect to holding over. Except as provided in Section 6.13, Tenant shall be liable to Landlord for all damages, whether actual or consequential, with respect to Tenant's obligations only under the foregoing provisions and in all other events Tenant shall be liable for actual damages only. In addition, Landlord and Tenant agree that Landlord's actual damages that will be caused by Tenant if it holds over in possession after expiration of the Term, and which Landlord shall be entitled to recover from Tenant hereunder, include the following (subject to Landlord's duty to mitigate): (i) any sums Landlord may be required to pay to a succeeding tenant because Landlord could not deliver the premises in a timely manner (including delay in delivery), as limited under
Section 6.13, (ii) any expenses Landlord may incur to try to make up for the delay in surrender (including overtime costs to complete construction on an expedited schedule), and (iii) lost or delayed rental income that the succeeding tenant would be obligated to pay to Landlord under its Lease but only to the extent such rental income exceeds the holdover rent actually paid by Tenant under Section 14.2.

                                   ARTICLE 14
                                  MISCELLANEOUS

        14.1 No Waiver. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter. No waiver by Landlord of an Event of Default, or waiver by Landlord or Tenant of any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on such party unless made in writing and no such waiver shall be implied from any omission by such party to take action with respect to such matter. No express written waiver by Landlord or Tenant of any such matter shall affect or cover any other matter or period of time, other than the matter and/or period of time specified in such express waiver. One or more written waivers by Landlord or Tenant of any other matter shall not be deemed to be a waiver of any subsequent matter in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder, or endorsement of any check, shall not, in and of itself, constitute a waiver of any breach or Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. Landlord may, at its election, apply any Rent received from

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

Tenant to the oldest obligation outstanding from Tenant to Landlord, any endorsement or other statement of Tenant to the contrary notwithstanding. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease.

        14.2    Holding Over.

                (a) Without Landlord's Consent. If Tenant (or anyone claiming under Tenant) remains in possession after expiration or termination of this Lease without the written consent of Landlord, Tenant shall comply with all terms and conditions of this Lease except that Tenant shall pay Base Rent for each month or partial month of occupancy thereafter at a rate equal to one hundred fifty percent (150%) of the greater of: (i) the Base Rent for the last month of the Term, or (ii) the Fair Market Rent, together with such other amounts as may become due hereunder. No occupancy or payment of Rent by Tenant after expiration of the Term shall operate to renew or extend the Term. For purposes of this Section 14.2, the term "remains in possession" shall include circumstances where Tenant has failed to fully vacate the Premises or failed to fully complete all removal and restoration work required under this Lease.

                (b) Permitted Holdover Term. Provided that Tenant is not in default of this Lease at the time of exercise (which shall mean that no Event of Default has occurred and has not been cured during the applicable cure period, if any, or otherwise waived in writing by Landlord), Tenant shall have one (1) option to extend the Term of this Lease ("Holdover Option") for the number of months set forth below (the "Permitted Holdover Term") commencing on the day after the expiration of the Initial Term or the last exercised Extension Term, as applicable, and continuing through the expiration date of the Permitted Holdover Term, subject to all of the terms and conditions of this Lease, except that Base Rent shall be adjusted as provided below. Tenant shall provide Landlord with written notice of Tenant's intent to exercise its Holdover Option at least nine (9) months prior to the expiration of the Initial Term or the last exercised Extension Term, as applicable (the "Initial Holdover Notice"). If Tenant does not deliver the Initial Holdover Notice by the appropriate date then the Holdover Option shall immediately terminate and be of no further force or effect and this Lease shall terminate on the scheduled Expiration Date. In the Initial Holdover Notice, Tenant shall elect a Permitted Holdover Term of either three (3) months or six (6) months duration. If in the Initial Holdover Notice Tenant has elected a three (3) month duration, then Tenant shall have the additional right to modify the Permitted Holdover Term to one of six (6) months duration by delivering written notice of such election to Landlord at least six
(6) months prior to the expiration of the Initial Term or Extension Term, as applicable (the "Second Holdover Notice"). Tenant's exercise of the Holdover Option and the elections set forth in the Initial Holdover Notice (as modified by the Second Holdover Notice, if applicable) shall be irrevocable and shall apply to the entire Premises. If the Holdover Option is properly exercised by Tenant, then the Base Rent hereunder shall be adjusted as follows: (a) during the first three (3) months of the Permitted Holdover Term, Base Rent shall be one hundred twenty-five percent (125%) multiplied by the greater of (i) the Base Rent for the last month of the Term preceding the Permitted Holdover Term, or
(ii) Fair Market Rent; and (b) during the fourth (4th) through sixth (6th) months of the Permitted Holdover Term, if applicable, Base Rent shall be one hundred fifty percent (150%) multiplied by the greater of (i) the Base Rent for the last month of the Term preceding the Permitted Holdover Term, or (ii) Fair Market Rent. Tenant's Holdover Option shall be a Personal Right.

                (c) Indemnity. If Tenant remains in possession after the expiration or termination of this Lease without Landlord's consent, in addition to the payment described in Section 14.2(a), Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all Claims for damages by any other tenant or third person to whom Landlord may have leased or offered to lease all or any part of the Premises effective on or after the termination of this Lease, together with all loss, cost, expense, damages and liabilities in connection with any such reletting, including,

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

without limitation, attorneys' fees and Landlord's lost revenues, but subject to the limitations set forth in Section 6.13 above.

                (d) Partial Reduction in Holdover Rent. Notwithstanding the foregoing, if during the Permitted Holdover Term, any portion of the Premises
(i) has been fully vacated by Tenant, with completion of all required removal and restoration work, and (ii) has been accepted in writing by Landlord for purposes of commencement of construction of tenant improvements for a replacement tenant or is otherwise occupied by such replacement tenant, then Rent for such portion of the Premises shall be abated.

        14.3 Attorneys' Fees. If either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or collection agency, or files suit upon the same, or seeks a judicial declaration of rights hereunder, the prevailing party shall recover its reasonable attorneys' fees, court costs and collection agency charges. As used herein, "prevailing party" shall mean the party who substantially prevails in the matter at issue, including without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

        14.4 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties.

        14.5 Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Real Property. Landlord shall provide notice to Tenant of any such transfer or assignments, including the assignee's name and address. If Landlord sells or otherwise transfers the Building, or if Landlord assigns its interest in this Lease, other than an assignment solely for security purposes, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord's obligations hereunder, and from and after the Term Commencement Date, Landlord or any successor shall thereupon be relieved of all liabilities hereunder arising thereafter but this Lease shall otherwise remain in full force and effect. Landlord or any person or party succeeding to possession of the Building as a successor to Landlord shall be subject to Landlord's obligations hereunder only during the period of such person's or party's ownership.

        14.6 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

        14.7 Notices. All notices, demands, consents and approvals that may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given by personal delivery or when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information Sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant shall deliver a copy of any notice given to Landlord to (a) Landlord's property manager, (b) any Senior Party whose address is known to Tenant, and (c) to 2800 Post Oak Boulevard, 50th floor, Houston Texas 77056-6118, Attention: C. Hastings Johnson. Notwithstanding the foregoing, personal delivery of notices to Tenant may be made by leaving a copy of the notice, addressed to Tenant, at the Premises. Tenant appoints as its agent to receive service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

        14.8    Landlord Relocation Right. [Intentionally Omitted]

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

        14.9 No Option. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and until it has been approved in writing by any Senior Party and fully executed copies have been delivered to Landlord and Tenant.

        14.10 Integration and Interpretation. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party, regardless of which party may have drafted the provision in question, it being agreed that this is a negotiated agreement. The following exhibits and schedules are attached hereto and incorporated by this reference as if fully set forth herein:

                Exhibit A         Stacking Plan of the Premises
                Exhibit B         Legal Description of the Real Property
                Exhibit C         Initial Improvement of the Premises
                Schedule C-1      Base Building Improvements
                Schedule C-2      Definition of Building Standard Improvements
                Exhibit D         Rules and Regulations
                Exhibit E         Lease Commencement Certificate
                Exhibit F-l       Conceptual Signage Plan
                Exhibit F-2       Major Tenant Sign
                Exhibit G         Form of Estoppel Certificate
                Exhibit H         Janitorial Specifications

        14.11 Quitclaim. Upon expiration or earlier termination of this Lease, Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quit-claiming to Landlord all interest of Tenant in the Premises, the Real Property, the Building and this Lease.

        14.12 No Easement for Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder. Notwithstanding the foregoing, Landlord agrees not to construct on the Real Property following initial construction of the Building any additional permanent improvements that cover any exterior windows in the Premises except to the extent required by the City of Seattle or any Laws.

        14.13 No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

        14.14 Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto or consolidation hereof),

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

in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded without the prior written consent of Landlord, and any attempt to do so shall constitute a default by Tenants; provided, however, that Landlord shall execute and record a memorandum as contemplated herein upon Tenant's request at any time following the commencement of construction of the Building and Tenant's payment to Landlord of the advance Base Rent as provided under Section 2.6(a), if Tenant has also executed and delivered to Landlord (a) any SNDA required under Section 10.1, and (b) a recordable termination of the memorandum in form acceptable to Landlord (which Landlord may record at any time following the Expiration Date or any earlier termination of this Lease).

        14.15 Survival. All of Tenant's covenants and obligations contained in this Lease shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's rights and remedies at law or in equity available upon a breach by Tenant of this Lease.

        14.16 Financial Statements. If Landlord intends to sell all or any portion of the Building or the Real Property (or any interest therein), or obtain a loan secured by the Building or the Real Property (or any interest therein), then Tenant shall, within fifteen (15) days of Landlord's written request, furnish Landlord with financial statements, dated no earlier than one
(1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's then current financial condition, or the financial condition of the individuals comprising Tenant, in such form and detail as Landlord may reasonably request. Any financial statements provided by Tenant to Landlord hereunder shall be treated as confidential information by Landlord, except to the extent information contained therein has otherwise been made public or is publicly available. If Landlord shares such financial statements with any lender, prospective purchaser or partner, each such party shall be informed of this confidentiality obligation. In addition, if Landlord finances the construction of the Building, or otherwise procures financing secured by the Building or the Real Property, or any portion thereof or interest therein, then the terms and provisions of this Lease may be subject to review and approval by the source providing such financing.

        14.17 No Joint Venture. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

        14.18 Successors and Assigns. Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns; and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

        14.19 Applicable Law. All rights and remedies of Landlord and Tenant under this Lease shall be construed and enforced according to the laws of the State of Washington. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the County of King, Washington (excepting appellate courts).

        14.20 Time of the Essence; Force Majeure. Time is of the essence of each and every covenant herein contained. If either party to this Lease, as the result of any (i) strikes, lockouts, or labor disputes; (ii) failure of power or other utilities; (iii) inability to obtain labor or materials or reasonable substitutes therefor; (iv) war, governmental action, court order, condemnation, civil unrest, riot, fire or other casualty; (v) extreme or unusual weather conditions, acts of God or unforeseen soil conditions; or (vi) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform (except for financial inability) (collectively, "Force Majeure,") fails punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named

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

date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any event described above. Notwithstanding anything herein contained, however, the provisions of this Section shall not be applicable to Tenant's obligation to pay Rent under this Lease or its obligations to pay any other sums, monies, costs, charges or expenses required to be paid by Tenant hereunder.

        14.21 Interpretation. Except as specifically provided otherwise in this Lease, Landlord may act in its sole and absolute discretion when required to act hereunder or when deciding to grant its approval of any Tenant act. The term, "including" shall mean "including, without limitation." All indemnities contained herein shall survive termination of this Lease with respect to any act, condition or event that is the subject matter of such indemnity and that occurs prior to the Expiration Date. Notwithstanding anything herein to the contrary, all provisions of this Lease which require the payment of money or the delivery of property after the Expiration Date shall survive termination of this Lease.

        14.22 Parking. Tenant shall have the right to purchase parking stickers and/or cards equal to the number of parking passes (the "Parking Passes") calculated as set forth in Item 13 of the Basic Lease Information Sheet, which number shall include Tenant's Proportionate Share of any carpool spaces Landlord is required to provide or maintain by any governmental authority. The number of Parking Passes shall increase by one (1) for each one thousand five hundred (1,500) square feet of Useable Area on which Tenant begins to pay Rent hereunder. Tenant shall notify Landlord at least thirty (30) days prior to the date estimated by Landlord for delivery of possession of each portion of the Premises as to the number of Parking Passes Tenant wishes to purchase, such number shall be made available to Tenant during the Term and, if Tenant elects to purchase less than all available Parking Passes associated with such portion of the Premises then Tenant's rights with respect to the Parking Passes not purchased shall automatically lapse and be of no further force nor effect; provided, however, that Tenant shall have the right, exercisable by providing written notice to Landlord within sixty (60) days after the commencement of Rent on each such portion of the Premises (which as referred to herein shall mean the Minimum Initial Premises, the Hold Space, each increment of Expansion Space and any Offer Space), within which to adjust the number of Parking Passes desired by Tenant with respect to such portion of the Premises. Tenant shall have a separate, one-time right to reduce the number of Parking Passes purchased by it under this Section 14.22 by providing written notice to Landlord within one (1) year from the date Rent has commenced on all of the Initial Premises, subject to the following conditions: (a) no Event of Default shall have occurred at the time of the giving of such notice or on the reduction date (which date shall be designated by Tenant in its notice, but in no event earlier than thirty (30) days from the date of such notice), which has not been cured during the applicable cure period; and (b) the reduction of Parking Passes permitted to be made under such right shall be specified in Tenant's notice and shall not exceed ten percent (10%) of the then total number of Parking Passes purchased by Tenant hereunder. In addition, Tenant shall have the continuing right to reduce the number of Parking Passes purchased by it under this Section
14.22 by providing written notice to Landlord within thirty (30) days after each increase by Landlord in the monthly Parking Pass fee, subject to the following conditions: (i) no Event of Default shall have occurred at the time of the giving of any such notice or on the reduction date (which date shall be designated by Tenant in its notice, but in no event earlier than thirty (30) days from the date of such notice); and (ii) the reduction of Parking Passes permitted to be made under any such notice shall be specified in Tenant's notice and shall not exceed ten percent (10%) of the then total number of Parking Passes purchased by Tenant hereunder. Tenant shall pay the monthly fee per Parking Pass established by Landlord from time to time for the applicable type of permit (based on its published monthly fee schedule for the Building), plus any tax or assessment imposed by any governmental authority in connection with such parking privileges. Each Parking Pass shall entitle the vehicle on which the Parking Permit is presented to park in the parking garage located beneath the Building (the "Garage") 24 hours per day, 7 days per week, on a nonpreferential and nonexclusive basis. Landlord shall have exclusive control over the day-to-day operations of the Garage. No specific spaces in the Garage shall be assigned to Tenant. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of

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

vehicles in the Garage, and Tenant shall abide by such rules and regulations and shall cause its employees and invitees to abide by such rules and regulations. Landlord shall used good faith efforts to apply such rules and regulations on a uniform basis as to all parkers and users of the Garage. In lieu of providing parking stickers or cards, Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate areas within the Garage for short term or nontenant parking only and Landlord may change such designations from time to time. Landlord reserves the right to alter the size of the Garage and the configuration of parking spaces and driveways therein. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved or institute any other measures, including but not limited to valet, assisted or tandem parking, that Landlord determines are necessary or desirable for tenant requirements or orderly and efficient parking. Landlord shall include and maintain in the Garage bicycle parking spaces or areas which meet or exceed the requirements of applicable Laws or permits for the Building.

        Landlord may operate the Garage or, in its discretion, may arrange for the Garage to be operated by a third party and, for purposes of this Section 14.22, such operator shall be entitled to exercise any rights granted to Landlord under this Section. Upon request, Tenant will execute and deliver a parking agreement with the operator of the Garage on the operator's standard form of agreement used with monthly parkers. If Landlord hires a third party to operate the Garage then the monthly parking charges shall be paid to such operator at such place as the operator may direct but the parking charges shall be considered additional Rent hereunder.

        14.23 Brokers. Tenant and Landlord each represent and warrant to the other that it has had no dealing with any broker or agent other than the Broker(s) identified in the Basic Lease Information Sheet as Item 16, and Landlord agrees to indemnify and hold Tenant harmless from and against any claims for commissions due such Broker(s). Tenant and Landlord shall each indemnify, defend and hold the other party harmless from and against any and all liabilities for commissions or other compensation or charges claimed by any other broker or agent based on dealings with the indemnifying party with respect to this Lease. The foregoing indemnities shall survive termination or earlier expiration of this Lease.

        14.24   Arbitration of Certain Disputes.

                (a) Limited General Arbitration. All disputes between the parties to this Lease arising out of or relating to (i) the applicability and duration of Tenant Delays (other than Tenant Delays disclosed in any change order which Tenant has initiated or otherwise approved under Paragraph 15 on Exhibit C) and the applicability and duration of Force Majeure delays (other than circumstances where Tenant is seeking to exercise any termination right provided to it in this Lease); (ii) the planning, design, management, administration, bidding, construction, and Substantial Completion of the Base Building Improvements, the Tenant Improvements, and the Tenant Extra Improvements pursuant to Exhibit C (but excluding disputes relating to the cost of such work or Tenant's share thereof); (iii) matters relating to tenantability and rent abatement under Article 12; and (iv) exercise of self help rights by Tenant under Section 13.7, shall be decided by arbitration in accordance with the then applicable rules of the American Arbitration Association ("AAA"), unless the parties mutually agree otherwise.

        Notice of the demand for arbitration shall be filed in writing with the other party to this Lease and with the AAA. The demand shall be made within a reasonable time after the dispute, or other matter in question, has arisen. This agreement to arbitrate shall be specifically enforceable under prevailing state or federal arbitration law. A single arbitrator experienced in commercial real property leases or commercial office building construction, whichever may be most appropriate given the nature of the dispute, shall arbitrate the dispute, provided that if the parties cannot agree on an arbitrator within ten (10) days following a party's initial demand for arbitration each party shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator. The panel of three arbitrators shall then arbitrate the dispute.

        Except as may be otherwise agreed by the parties to this Lease, the arbitration shall be conducted in accordance with the AAA Commercial Arbitration Rules with Expedited Procedures, in effect on the date hereof, as modified by this section. There shall be no dispositive motion practice. As may be shown to be necessary to ensure a fair hearing the arbitrator(s) may authorize limited discovery and may enter pre-hearing orders regarding (without limitation) scheduling, document exchange, witness disclosure and issues to be heard. The arbitrator(s) shall not be bound by the rules of evidence or of civil procedure, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator(s) may determine to be appropriate. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues.

        The arbitrator(s) shall take such steps as may be necessary to hold a private hearing within thirty (30) days following the date all such arbitrators have been selected and to conclude the hearing within two (2) days; and the arbitrator's written decision shall be made not later than seven (7) calendar days after the hearing. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator(s) may for good cause allow reasonable extension or delays, which shall not affect the validity of the award. The written decisions shall contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award, the arbitrator(s) shall apply applicable substantive law. Absent fraud, collusion or willful misconduct by the arbitrator(s), the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award injunctive relief or any other remedy available from a judge, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact or which may promote judicial economy, and may award attorneys' fees and costs to the prevailing party but shall not have the power to award punitive or exemplary damages. Venue of any arbitration conducted pursuant to this paragraph shall be in Seattle, Washington.

                (b) Arbitration of Re-measurement Disputes. All disputes between Landlord and Tenant regarding application of the standards used, or the results of, a re-measurement under Section 1.1(d) by shall resolved through arbitration in accordance with this Section 14.24(b).

        If either party objects to the re-measurement calculations or application of measurement standards under Section 1.1(d), such party shall deliver within forty (40) Business Days after receipt of such re-measurement an arbitration demand. Within ten (10) Business Days following delivery of an arbitration demand, the parties shall mutually select one (1) arbitrator who is a natural person not employed by either of the parties or any parent or affiliated partnership, corporation or other enterprise thereof, who shall also be an architect, design or construction professional with at least ten (10) years experience in the downtown Seattle Class-A or higher office real estate market. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the AAA. Request for appointment shall be made in writing with a copy given to the other party. The arbitrator so selected shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below. The arbitrator shall state in writing his or her determination of the Net Rentable Area and Useable Area applying the standards set forth in Section 1.4, supported by the reasons therefor, and shall deliver a copy to each party. The arbitrator shall complete its determination within ten (10) Business Days after appointment. The decision of the arbitrator shall be final and binding upon the parties. Each party shall pay the fees and costs of its own counsel. The parties shall share the costs of the arbitrator. The arbitrator shall have no power to modify the provision of this Lease. If any arbitrator fails, refuses or is unable to act, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator.

        14.25 Building Development. Tenant acknowledges that some portion of the Building or Common Areas may be under construction after the Term commences or may not be constructed at all.

Tenant shall have no claim against Landlord for any loss or damage relating to such construction or lack of construction so long as Substantial Completion has occurred as provided in Exhibit C.

        14.26 Roof Access. Tenant shall have the right to install, maintain and repair a satellite dish or antenna (the "Antenna") on the roof of the Building for Tenant's general business purposes (but not for use by any third party) at Tenant's sole cost and expense. The right granted herein is personal to IDX Systems Corporation and any Qualified Transferee and shall not be assignable to any other party in connection with any assignment of this Lease or any sublease of all or any part of the Premises. Tenant may not grant any other party any right to use the Antenna for any purpose whatsoever. The design, appearance, size, location and method of installation of the Antenna shall be subject to all applicable laws and regulations and Landlord's approval, which shall not be unreasonably withheld, but may be withheld if in Landlord's sole discretion the size or appearance proposed will adversely affect the appearance or character of the Building. Landlord does not represent that the Antenna will be permitted under applicable laws or that the Antenna will function and Tenant shall be solely responsible for designing the Antenna to comply with laws and to be compatible with the design of the Building and the other equipment located on the roof. If at any time the Antenna ceases to be permitted under applicable laws, Tenant's rights under this Section shall terminate and be of no further force and effect. Upon termination of Tenant's rights under this Section or upon Lease termination, Tenant at its sole cost and expense shall promptly remove the Antenna and all related wiring and equipment from the Building and shall restore the Building to its condition prior to such installation. Tenant shall be solely responsible for installation and maintenance of the Antenna and shall ensure that installation and maintenance do not void or limit any warranty Landlord may have on the roof or roof membrane. Tenant shall provide Landlord with full plans and specifications for the Antenna prior to installation thereof and such plans shall include details regarding Tenant's proposed method of installation. Tenant shall be permitted to install, maintain, remove and replace cables or lines within the Building outside the Premises (at locations designated by Landlord) to connect the Antenna to the Premises at no charge to Tenant, as provided in and limited by Section 6.3 above. Prior to commencement of any work hereunder, Tenant shall obtain and deliver to Landlord all necessary governmental permits for the Antenna and related equipment. Tenant shall indemnify and hold harmless Landlord from any Claims arising out or in connection with the Antenna or the related equipment in the Building. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of the telecommunications equipment serving the Premises and Landlord shall have no obligation to construct or designate additional riser space or equipment space to accommodate the telecommunications equipment. Tenant acknowledges that riser space is a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Building systems and the needs of other Building tenants.

        14.27 Conference Center. Landlord may in its sole discretion construct, operate and maintain a conference center for use by Building tenants, including Tenant, in accordance with rules and procedures promulgated by Landlord. Tenants in the Building (including Tenant) desiring use of the conference center shall be charged a use fee as determined by Landlord and all costs associated (including allocated rental) with the conference center shall be excluded from Operating Costs. Tenant shall have the right to use the conference center for a reasonable period of time in approximate proportion to the size of the Premises, subject to payment of the applicable use fee. The size, location and design of, and improvements in, the conference center, if any, shall be subject to Landlord's sole discretion.

        14.28 Tenant's Generator; Emergency Cooling. Landlord shall provide Tenant with approximately three hundred (300) square feet of space in a location designated by Landlord for installation and maintenance of a diesel fuel powered generator and a diesel fuel tank (collectively, "Tenant's Generator"). Tenant shall be solely responsible for complying with all laws, rules and regulations with respect to Tenant's Generator and, prior to commencement of installation Tenant shall obtain all necessary governmental permits therefor. Tenant shall obtain insurance (naming Landlord as an additional insured) insuring against any loss or damage arising out of or relating to any contamination or release of such fuel and shall not be permitted to install the fuel tank until Tenant has provided a certificate of such policy to Landlord. Tenant shall be permitted to install, maintain, remove and replace cables or lines within the Building outside the Premises to connect Tenant's Generator to the Premises and to exhaust fumes, at no charge to Tenant, but at locations designated by Landlord. Tenant shall pay Landlord as Rent the sum of Sixteen Dollars ($16.00) per year per square foot of Useable Area for the space occupied by Tenant's Generator. Prior to the end of the Lease Term, Tenant shall remove Tenant's Generator and associated equipment (including the diesel fuel tank) and properly dispose of same and shall restore the Building to its condition prior to installation of Tenant's Generator. If Tenant's Generator fails to work properly or to provide power to the Premises, Landlord shall have no obligation or liability whatsoever with respect to such failure. Tenant shall pay all costs of designing, installing, operating and maintaining Tenant's Generator. Tenant acknowledges that Tenant's Generator will be separate and apart from any generator (and fuel tank) which Landlord may elect to install to serve the entire Building. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of Tenant's Generator, and Landlord shall have no obligation to construct or designate additional space to accommodate Tenant's Generator. Tenant acknowledges that roof and riser space are a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Building systems and the needs of other Building tenants, subject to the minimum riser numbers and size identified in Section 6.3 above.

        Tenant desires that the mechanical systems serving the Computer Room be connected to Tenant's Generator for purposes of providing emergency back-up electrical service. Landlord and Tenant shall cooperate in good faith to design such mechanical systems to permit such connection in an efficient and effective manner. Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord shall have no liability to Tenant with respect to the failure of such connections.

        Landlord and Tenant shall cooperate to provide 24 hour emergency cooling to the Computer Room, at Tenant's cost and expense, at a location and in a manner that is mutually acceptable to Landlord and Tenant.

        14.29 Tax Deferral. Portions of construction of the Tenant Improvements may be eligible for deferral of state and local sales and use taxes pursuant to RCW Chapter 82.63 and WAC 458-20-24003 because Tenant will use the Premises for high technology research and development. Promptly following execution of this Lease, Landlord and Tenant shall prepare and shall cooperate in processing an application with the Washington State Department of Revenue for a deferral of state and local sales and use taxes; however, if the application is not approved by the Department of Revenue in a timely manner Landlord shall not be required to delay commencement of construction of the Building or the Tenant Improvements. Landlord and Tenant shall cooperate to prepare and each shall execute any accurate certificates or other documents required by the Department of Revenue to maintain the tax deferral. Landlord hereby agrees that, to the extent Landlord realizes cost savings because of the tax deferral, Landlord shall pass the economic benefit to Tenant in the form of reduced rent payments pursuant to the terms hereof.

                (a) Calculation of Tax Credit. If the application for a tax deferral is accepted and a sales and use tax deferral certificate is issued, then so long as repayment is not required under RCW 82.63.045 or any other statute or regulation, Landlord agrees to grant Tenant an annual credit (the "Tax Credit") against Rent during Lease Years 2 through 9 in an amount equal to the percentage of the tax deferral that is no longer subject to recapture as of the beginning of such year. The Tax Credit applicable to any Lease Year shall be divided into twelve (12) equal amounts and credited against Rent due in each month of the following Lease Year. For example, if the total tax deferral is $120,000 and as of the last day of the first Lease Year twelve and one-half percent (12.5%) of the tax is no longer subject to recapture, the total Tax Credit in the second Lease Year would be $15,000 or $1,250 per month. If the statutory schedule for the tax deferral is extended, then the schedule for the Rent Credit shall be adjusted to conform to the longer deferral period.

                (b) Repayment. Tenant acknowledges that all or a portion of the deferred taxes may be required to be paid if the use of the Premises ceases to qualify for the tax deferral. In the event the state and local sales and use taxes are deferred, and if for any reason, any part of the taxes so deferred is subsequently required to be paid, then Tenant shall promptly reimburse Landlord for the total amount of taxes that Landlord is required to pay, together with any penalties, interest or other charges that are or become due in connection with such taxes. Tenant shall indemnify, defend and hold harmless Landlord from any and all costs, expenses and claims arising out of or related to any deferral of state and local sales and use taxes for the Tenant Improvements.

        14.30 Storage Space. Storage space to be located in the Garage (the "Storage Space") shall be available for lease by Tenant on a first come, first served basis. If Tenant desires to lease any Storage Space, Tenant shall notify Landlord in writing and shall state the square footage of Storage Space desired to be leased. Landlord shall make reasonable efforts to accommodate Tenant's request. The build-out of any such Storage Space shall be in accordance with plans reasonably agreed upon by Landlord and Tenant. Tenant shall pay for the build-out of the Storage Space, with any remaining Cash Allowance applying to such costs. If Tenant has exhausted the Cash Allowance, then Tenant shall pay Landlord directly for the cost and expense of any build-out of the Storage Space requested by Tenant. The rental fee per rentable square foot of Storage Space ("Storage Rent") shall be determined at the time that Tenant submits its request to lease such Storage Space and shall be equal to fifty percent (50%) of Tenant's average per square foot Base Rent for the Premises at such time, adjusted as Base Rent is adjusted from time to time. Tenant may permanently cancel its lease of Storage Space upon sixty (60) days' prior written notice to Landlord.

        14.31 Move-In. The Premises shall be cleaned at no additional cost to Tenant prior to Tenant's initial move into the Initial Premises and any Expansion Space. Landlord shall furnish, without charge, such air conditioning, light and power as may be reasonably required in the Premises, elevator service, including the Building service elevator, and the services or operations for such elevators (if needed) during Tenant's initial move into each such space. Tenant shall schedule each initial move-in in advance with Landlord and each such move-in shall be completed during the period commencing 7:00 p.m. Friday and ending 5:00 a.m. Monday. Tenant shall also comply with Landlord's standard and reasonable policies, rules and regulations regarding moves into the Building, and Tenant acknowledges that Landlord's Contractor (and its subcontractors) will be working in and around the Building at the time of such move-ins. With respect to the move by Tenant into the Minimum Initial Premises, Landlord agrees that Tenant will be the only tenant moving into the Building on the initial weekend identified by Tenant and Tenant shall have (a) reasonable truck access through the alley and into the loading dock area of the Building, (b) exclusive use of three (3) loading dock bays, and (c) exclusive use of four (4) elevators (fully padded and protected) serving the Premises (although Landlord's elevator contractor may be permitted access thereto for purposes of completing Landlord's Work therein) and nonexclusive use of the Building service elevator. Landlord shall also provide on site during Tenant's move such personnel to operate Building Systems and provide access to the elevators, loading dock and elsewhere in the Building as reasonably necessary to effect such move.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

        LANDLORD:                    NATIONAL OFFICE PARTNERS LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

        TENANT:                      IDX SYSTEMS CORPORATION,
                                     a Vermont corporation

                                     By: /s/ John A. Kane
                                        ----------------------------------------
                                     Name: John A. Kane
                                          --------------------------------------
                                     Title: CFO
                                           -------------------------------------

STATE OF WASHINGTON        )
                           ) ss.
COUNTRY OF KING            )

        On this _____ day of ______________, 2000, before me, a Notary Public in and for the State of Washington, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the ___________________________________ of NATIONAL OFFICE PARTNERS LIMITED
PARTNERSHIP to be the free and voluntary act and deed of said limited partnership for the uses and purposes mentioned in the instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                              --------------------------------------------------
                              NOTARY PUBLIC in and for the State of Washington, residing at_______________________________________

                              My appointment expires____________________________

                              Print Name________________________________________

STATE OF VERMONT           )
                           ) ss.
COUNTRY OF CHITTENDEN      )

        On this 28th day of March, 2000, before me, a Notary Public in and for the State of Washington, personally appeared John A. Kane, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged he is the CFO of IDX SYSTEMS CORPORATION to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.
                                           /s/  Diane L. Brown
                                           -------------------------------------
                                           NOTARY PUBLIC in and for the State of
                                           Vermont residing at Burlington
                                           My appointment expires 02/10/2003
                                           Print Name Diane L. Brown

Landlord Signature Block for lease dated March 23,2000
Between National Office Partners Limited Partnership and IDX Systems
Corporation.

NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP,
A Delaware limited partnership

By:      Hines National Office Partners Limited Partnership
         A Texas limited partnership
         general partner

         By:      Hines Fund Management, L.L.C.,
                  A Delaware limited liability company,
                  general partner

                  By:      Hines Interests Limited Partnership,
                           A Delaware limited partnership
                           Sole member

                           By:   Hines Holdings, Inc.,
                                 A Texas Corporation
                                 its general partner

                           By:   /s/ Daniel MacEachron
                                 ---------------------
                                 Daniel MacEachron
                                 Vice President

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

        State of California
                                     ss.
        Country of San Francisco

        On April 6, 2000, before me, Shannon Blair Jensvold, Notary Public personally appeared Daniel Mac Eachron

                                    [X] personally known to me
                                    [ ] proved to me on the basis of
                                    satisfactory evidence

                                    to be the person whose name is
                                    subscribed to the within instrument and
                                    acknowledged to me that he executed the
                                    same in his authorized capacity, and
                                    that by his signature on the instrument
                                    the person, or the entity upon behalf of which the person acted, executed the instrument.

                                    WITNESS my hand and official seal.

[SEAL OF SHANNON BLAIR JENSVOLD
 APPEARS HERE]                      /s/ Shannon Blair Jensvold
                                    -----------------------------------
   Place Notary Seal Above              Signature of Notary Public

                                    EXHIBIT A

                          STACKING PLAN OF THE PREMISES

                                    EXHIBIT A

                                IDX STACKING PLAN

[GRAPHIC APPEARS HERE]

[LOGO OF MADISON]

                                    EXHIBIT B

                     LEGAL DESCRIPTION OF THE REAL PROPERTY

LOTS 1, 2, 3, 4, 5 AND 8 IN BLOCK 21 OF ADDITION TO THE TOWN OF SEATTLE, AS LAID OUT ON THE CLAIMS OF C.D. BOREN AND A.A. DENNY AND H.L. YESLER (COMMONLY KNOWN AS C.D. BOREN'S ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 25, RECORDS OF KING COUNTY;

EXCEPT THE WESTERLY 9 FEET THEREOF CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NO. 54135 FOR THE WIDENING OF THIRD AVENUE, AS PROVIDED BY ORDINANCE NO. 14345 OF THE CITY OF SEATTLE;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

                                    EXHIBIT C

                       INITIAL IMPROVEMENT OF THE PREMISES

        1. Base Building. Landlord shall construct or install those items listed on the attached Schedule C-l attached hereto (collectively, "Base Building Improvements") without cost or expense to Tenant. The Base Building Improvements shall be based on the Building Schematic Design Plans, with such modifications as may be required by the City of Seattle or otherwise adopted by Landlord for value- engineering or aesthetic purposes. Landlord shall be solely responsible for the design and construction of the Base Building Improvements and Landlord shall have no obligation to alter any portion thereof to accommodate the Tenant Improvements. If Tenant desires any changes, relocations or other modifications or upgrades to the Base Building Improvements to accommodate the Tenant Improvements, Tenant shall hire Landlord's architect to prepare any necessary changes to the Building plans. Such modifications must be approved by Landlord's architect and by Landlord in writing. Landlord's approval may be given, withheld or subject to such conditions as Landlord in its sole discretion desires. The expense of Landlord's architect shall be paid by Tenant. Tenant shall pay Landlord for the actual costs associated with any changes to the Base Building Improvements approved by Landlord (including additional architectural and engineering fees), plus an administrative fee equal to Three and 75/100 percent (3.75%) of the costs of such modifications.

        2. Improvements. Any work in addition to Base Building Improvements is referred to herein as "Tenant Improvements" and shall be furnished and installed within the Premises substantially in accordance with the plans and specifications to be prepared by the Architect and approved by Landlord and Tenant in accordance with this Exhibit C. Other than Tenant's Work as provided below, all Tenant Improvements shall be furnished and installed by Landlord at the expense of Tenant, except for the amount of the Cash Allowance (as defined in Paragraph 14 below). For purposes hereof, the cost of the Tenant Improvements shall include all costs associated with the design and construction of the Tenant Improvements, including, without limitation, all building permit fees, payments to design consultants for services and disbursements (including costs associated with design changes required by the Architect or its errors and omissions insurance carrier), all preparatory work (if any), premiums for insurance and bonds (if any), such inspection fees (including City of Seattle inspections) as Landlord may incur, reimbursement to Landlord for permit and other fees Landlord may actually incur that are fairly attributable to the Tenant Improvement work and the cost of installing any additional HVAC or electrical capacity or telecommunications capacity required by Tenant. All direct personnel costs of Landlord in reviewing Tenant's plans for the Tenant Improvement (including changes to the Base Building Improvements) are included in the administrative fee due Landlord under Section 9(e) below. Within a reasonable time following execution of the Lease, Landlord shall provide Tenant with a general budget and description of the various costs and fees customarily expected to be incurred in connection with the design and construction of the Tenant Improvements (including cost estimates for work expected to be provided by consultants to be retained under Paragraph 3 below), which shall be preliminary in nature for information purposes only to assist Tenant in its planning.

        3. Tenant's Architect. Tenant, at its sole cost and expense, shall hire an architect or other space planning company selected by Tenant and reasonably approved by Landlord ("Tenant's Architect") to design the Tenant Improvements, to complete the Working Drawings and to obtain all required building or other permits to allow construction of the Tenant Improvements in the Premises. Tenant's Architect shall, on Tenant's behalf, retain the consultants designing the Building's structural, mechanical, electrical, and plumbing systems to design these components of the Tenant Improvements (and Landlord hereby agrees not to disclose to such consultants that they are "sole source" providers). Tenant shall be responsible for ensuring that Tenant's Architect coordinates its work with the architect designing the Base Building Improvements ("Landlord's Architect"). The cost of preparing all plans and specifications for the Tenant Improvements (including without limitation the Conceptual Plans and the Working Drawings), the cost of preparing any changes thereto (except as provided to the contrary in

Paragraph 6 below) and the cost of obtaining all required permits shall be paid by Tenant, although Tenant may apply a portion of the Cash Allowance (not to exceed Three Dollars ($3.00) per square foot of Useable Area) to the payment of such costs. Landlord shall reimburse Tenant from the Cash Allowance for Tenant's reasonable, actual design costs incurred, within a reasonable period of time following Landlord's receipt of invoices therefor and appropriate back-up information, but subject to the limitation set forth in the preceding sentence.

        4. Submittal of Conceptual Plans. Tenant shall submit to Landlord conceptual plans for the Tenant Improvements, including architectural, electrical, mechanical and reflected ceiling drawings (the "Conceptual Plans") by no later than the Target Date set forth in Paragraph 20 below. Within a reasonable time following receipt of the Conceptual Plans, Landlord shall, review, comment on and return the Conceptual Plans to Tenant, marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." Such Conceptual Plans shall be for the general information of Landlord, and to assist in the coordination of the design and construction of the Tenant Improvements, and failure to respond to the Conceptual Plans shall not constitute approval by Landlord of the design or specifications shown thereon.

                (a) If the Conceptual Plans are returned to Tenant marked "Approved," the Conceptual Plans shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed.

                (b) If the Conceptual Plans are returned to Tenant marked "Approved as Noted," the Conceptual Plans so submitted shall be deemed approved by Landlord; provided, however, in preparing the Working Drawings, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Working Drawings.

                (c) If the Conceptual Plans are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause the Conceptual Plans to be revised, taking into account the reasons for Landlord's disapproval (which shall be noted in writing), and shall resubmit revised plans to Landlord for review within a reasonable period of time after return of the Conceptual Plans to Tenant by Landlord. The same procedure shall be repeated until Landlord approves the Conceptual Plans. Tenant shall use good faith efforts to cause the Conceptual Plans to be revised and resubmitted in time to meet the Target Date for approval set forth in Paragraph 20 below. Landlord shall not be required to review the Conceptual Plans more than two (2) times and if Landlord does not approve the second set of Conceptual Plans Landlord may elect to terminate this Lease by written notice to Tenant.

                (d) In the event the Conceptual Plans are returned to Tenant under either subsections (b) or (c) above, Landlord shall make itself available upon reasonable notice to meet with Tenant and Tenant's Architect to discuss any noted items and attempt to resolve the same cooperatively

        5. Submittal of Working Drawings. Following Landlord's approval of the Conceptual Plans, and after Landlord has provided Tenant with a set of final plans for the Base Building Improvements ("Final Building Plans"), which Landlord intends to deliver on or before November 1, 2000, Tenant shall deliver to Landlord one (1) set of reproducible sepia and three (3) sets of blue-lined prints of working drawings and specifications (hereinafter referred to collectively as the "Working Drawings") for the Tenant Improvements. Tenant shall also deliver to Landlord a diskette containing the Working Drawings in the AutoCAD format (or other computer assisted design format approved by Landlord) ("CAD"). The Working Drawings shall be consistent with, and a logical extension of, the Conceptual Plans approved by Landlord. Within Twenty (20) Business Days after receipt of the draft Working Drawings from Tenant, Landlord shall return to Tenant one (1) sepia set of the Working Drawings marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit"; provided, however, that failure to respond to the Working Drawings shall not constitute approval by Landlord of the design or specifications shown thereon.

                (a) If the Working Drawings are returned to Tenant marked "Approved," the Working Drawings, as so submitted, shall be deemed approved by Landlord.

                (b) If the Working Drawings are returned to Tenant marked "Approved as Noted," the draft of the Working Drawings shall be deemed approved by Landlord; provided, however, in preparing the final approved Working Drawings, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Working Drawings.

                (c) If the Working Drawings are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such Working Drawings to be revised, taking into account the reasons for Landlord's disapproval (which shall be noted in writing) and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Working Drawings.

                (d) Tenant shall be solely responsible for: (i) the completeness of the Working Drawings; (ii) the conformity of the Working Drawings with the existing conditions in the Building and the Premises and to the Final Building Plans provided by Landlord (including any changes in the Final Building Plans provided by Landlord to Tenant), if the Working Drawings are prepared prior to completion of Building construction (subject to potential reimbursement of redesign costs as provided in Paragraph 6 below); (iii) the compatibility of the Working Drawings with the Base Building Improvements as depicted on the Final Building Plans, including the mechanical, plumbing, life safety or electrical systems of the Building; and (iv) the compliance of the Working Drawings with all applicable regulations, laws, ordinances, codes and rules, including, without limitation, the Americans With Disabilities Act, with respect to the Premises.

                (e) In the event the Working Drawings are returned to Tenant under subsections (b) or (c) above, Landlord shall make itself available upon reasonable notice to meet with Tenant and Tenant's Architect to discuss any noted items and attempt to resolve same cooperatively.

                (f) When the Working Drawings are approved by Landlord and Tenant, the parties shall each acknowledge their approval by signing or initialing each sheet of the Working Drawings and Tenant shall promptly submit the Working Drawings to the City of Seattle for permitting. Tenant shall also deliver to Landlord a diskette containing the approved Working Drawings in the CAD format.

        6. Deadlines for Approval; Certain Modifications. Tenant shall cause the Conceptual Plans and Working Drawings to be prepared by Tenant's Architect, submitted to Landlord and, where required, revised so as to obtain the approval of the Working Drawings by Landlord on or before Tenant's Working Drawings Delivery Date as set forth in Item 14 of the Basic Lease Information Sheet and in Paragraph 20 below, subject to extension on a day-for-day basis for each day that Landlord's delivery of the Final Building Plans (as approved and permitted by the City of Seattle) occurs after July 2, 2001. In the event Landlord changes or modifies the Final Building Plans subsequent to Landlord's delivery of the Final Building Plans to Tenant and such modified plans require material changes to the Working Drawings (other than changes required by the City of Seattle except for items not conforming to applicable codes at the time of submission to the City and for which the City initially failed to note such nonconformance prior to approving the Final Building Plans), then Landlord shall reimburse Tenant for the actual design costs incurred in connection with modifying the Working Drawings to the extent caused by such changes to the Final Building Plans. Any such reimbursement hereunder shall be made within thirty
(30) days after Landlord's receipt of invoices and appropriate backup documentation for such additional design costs, and shall not be credited against or a reduction to the Cash Allowance.

        7. Landlord's Review Responsibilities. Tenant acknowledges and agrees that Landlord's review and approval, if granted, of all Conceptual Plans and Working Drawings is solely for the benefit of Landlord and to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of any

Conceptual Plans or Working Drawings or of the compliance of the Conceptual Plans or Working Drawings with applicable regulations, laws, ordinances, codes and rules or of the conformance or compatibility of the Conceptual Plans or Working Drawings with existing conditions in the Building or Premises or with the Base Building Improvements to be constructed by Landlord.

        8. Existing Conditions. Prior to commencement of construction of the Tenant Improvements, Tenant shall require and be solely responsible for insuring that its architects, engineers and contractors verify all existing conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements. Tenant shall be solely responsible for the completeness of all plans for the Tenant Improvements and for conformity of the plans with the Final Building Plans (including any changes thereto provided by Landlord to Tenant, subject to potential reimbursement of redesign costs as provided in Paragraph 6 above) and existing conditions in the Building and the Premises. Tenant shall ensure that Tenant's Architect inspects the Premises to verify existing conditions and construction prior to the start of construction of the Tenant Improvements. Tenant shall notify Landlord immediately following such inspection of any discrepancy discovered by Tenant or Tenant's Architect between existing conditions and/or construction and the Final Building Plans; otherwise, Landlord shall be conclusively deemed to have met its obligations relating to the construction of the Premises to the extent the Premises are complete as of the date of such inspection. In the absence of such notice, Tenant shall be responsible for any modifications to the Working Drawings necessary to accommodate existing conditions and construction. Subject to the terms of Paragraph 19 below, Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any changes to the Conceptual Plans and/or the Working Drawings necessary (a) to obtain any permit, (b) to comply with all applicable regulations, laws, ordinances, codes and rules, (c) to achieve the compatibility, as reasonably determined by Landlord, of the Conceptual Plans and Working Drawings with the Landlord's plans for Base Building Improvements, (d) to avoid impairing or voiding any third-party warranties or (e) to respond to any redesign requests from the TI Contractor for reasons of impracticability or impossibility of construction as originally designed.

        9. Pricing the Work. In order to obtain the cost benefit of a construction schedule coordinated with the schedule for completion of the Building Standard Improvements, the parties intend to retain the general contractor completing the shell and core for the Building ("Building Contractor") to construct the Tenant Improvements, although Landlord may elect to solicit bids from other general contractors for the Tenant Improvements if, in its opinion, the Building Contractor's bid is not acceptable. It is the interest of the parties that the Initial Bid shall, to the extent practical, be obtained from the Building Contractor at the same time as its bid on construction of the Base Building Improvements. Landlord shall provide Tenant with its list of prospective contractors prior to selection, Tenant shall have the right to communicate in writing its concerns to Landlord regarding the qualifications and experience of the prospective contractors and their project teams and Landlord shall consider such concerns prior to selection, however the final selection shall be in Landlord's discretion.

                (a) Initial Bids. Upon approval of the Conceptual Drawings by Landlord, Tenant shall cause Tenant's Architect to deliver to Landlord the number of copies of the Conceptual Drawings which Landlord may reasonably request for use in obtaining bids for the general terms and conditions and general contractor's fee. Upon receipt of such copies, Landlord shall obtain a bid from Building Contractor covering the general terms and conditions and the general contractor's fee (the "Initial Bid"). Upon receipt of the Initial Bid from the Building Contractor, if Landlord in its reasonable discretion does not believe the Initial Bid reflects the anticipated costs savings, Landlord may elect to solicit Initial Bids from other qualified general contractors selected by Landlord. Landlord shall select a contractor (the "TI Contractor"), taking into account, in Landlord's good faith judgment, all factors associated with the bids, including without limitation, price, quality of materials to be used, estimated completion time, and

Tenant's preference if any, and shall notify Tenant of the amount of the Initial Bid and the TI Contractor selected by Landlord.

                (b) Trade Bids. Upon approval of the Working Drawings by Landlord, Tenant shall cause Tenant's Architect to deliver to Landlord the number of copies of the Working Drawings which Landlord may reasonably request for use in obtaining bids for the work and in the course of construction. Upon receipt of such copies, Landlord shall obtain a bid for the Tenant Improvements reflected in the Working Drawings from the TI Contractor (the "Trade Bid"). Landlord may, if it deems appropriate, solicit Trade Bids from additional qualified general contractors selected by Landlord if Landlord believes that the TI Contractor would not be the successful bidder in a competitive bidding situation. The Trade Bids shall incorporate the terms agreed to during the Initial Bid process and shall include competitive bidding from at least three
(3) qualified subcontractors in each trade (one of whom shall be the designated subcontractor for the Base Building Improvements); provided, however, that Landlord shall not be required to obtain bids from three (3) subcontractors for any portion of the work for which three (3) qualified subcontractors are not available. Upon receipt of the Trade Bid from the bidding contractors (including any bids from subcontractors from whom bids were solicited but excluding any subcontractor that does not submit a bid within the time period specified by Landlord in its request for bids), Landlord shall select a contractor taking into account, in Landlord's good faith judgment, all factors associated with the Trade Bid, including without limitation, price, quality of materials to be used, estimated completion time and Tenant's preference, if any, and shall notify Tenant of the Trade Bid selected by Landlord and the subcontractors selected by the successful bidder and Landlord. Tenant shall have the right, in accordance with Paragraph 9(c) below, to review the Trade Bid selected by Landlord. During the Trade Bid selection process, Tenant and its consultants, along with and at the same time as Landlord, shall have the opportunity to interview the prospective bidders and the members of their proposed project teams and to review the qualifications and experience thereof. Landlord shall in good faith take into account and consideration any concerns or objections raised by Tenant in writing as to the qualifications and experience of the prospective trade bidder and its project team. All other matters being equal (including, but not limited to, experience, scheduling, staffing and contracting terms) Landlord shall select the lowest priced Trade Bid from a qualified and acceptable bidder. If the lowest bidding subcontractor for a Trade Bid under this Section 9(b) below is a person or entity that Landlord believes must be bonded, then Landlord may require an appropriate bond and the cost thereof shall be deducted from the Cash Allowance or, if Tenant objects, Landlord shall select the next acceptable subcontractor bid that does not require a bond.

                (c) Tenant Approval Rights. Tenant shall have three (3) Business Days after receipt of notice from Landlord regarding the selection of the Trade Bid in which to give written notice to Landlord of Tenant's objection to the Trade Bid, provided that Tenant must provide specific reasons for any objections and shall identify precisely the portion or portions of the Trade Bid to which it objects. If Tenant accepts or fails to object in the manner or within the time set forth above, the Trade Bid shall be deemed approved and Landlord shall enter into a guaranteed maximum price contract (the "Construction Contract") with the TI Contractor which shall incorporate the terms of the Trade Bid. If Tenant timely objects to the Trade Bid, Tenant shall meet with Landlord, the Tenant's Architect and the successful bidder within five (5) Business Days to discuss mutually acceptable revisions to the Trade Bid or to Tenant's Working Drawings. All costs of changes required by any such revisions and all delays associated therewith shall be the sole responsibility of Tenant. Following such revisions, Landlord shall submit to Tenant, as soon as reasonably practicable, a revised bid from the successful bidder, and the same procedure shall be followed as set forth above until Tenant has approved the bid and a Construction Contract has been entered into with the TI Contractor; provided, however, that Tenant shall not have the right to compel Landlord or the successful bidder to retain any subcontractor that is not reasonably acceptable to Landlord and the successful bidder. Tenant shall have the opportunity to review the Construction Contract prior to execution by Landlord and Tenant shall notify Landlord within five (5) Business Days after receipt thereof of any specific modifications Tenant requests to the warranty, insurance, bonding or cost savings provisions of the Construction Contract. Provided Tenant's proposed modifications are timely delivered to Landlord hereunder, Landlord shall use good faith efforts to incorporate such modifications into the final Construction Contract. The Construction Contract shall contain: (i) an audit provision, reasonably acceptable to Landlord and Tenant, permitting Tenant to participate in an audit of all matters under the Construction Contract following Completion, subject to the provisions of Paragraph 17(b) below; and (ii) no provisions regarding contingencies or allowances that have not been approved in writing by Tenant, such approval not to be unreasonably withheld or delayed.

                (d) Bids to Include Entire Initial Premises. The Initial Bid and the Trade Bid shall cover the entire tenant improvements package for the Initial Premises, including Tenant Improvements and Tenant Extra Improvements in the Minimum Initial Premises, the Hold Space and the First, Second and Third Expansion Spaces, notwithstanding Landlord's right to defer construction of a portion of such improvements in the Hold Space and the First, Second and Third Expansion Spaces. Notwithstanding the foregoing, Landlord may include, as bid alternates, options to defer construction of all or certain elements of the Tenant Improvements and Tenant Extra Improvements with respect to the Hold Space or any Expansion Space, but Tenant shall nevertheless contribute the full Construction Payment based on the required full build-out of such space, when and as required pursuant to Paragraph 9(f) below.

                (e) Administrative Fee. Landlord shall be entitled to receive an administrative fee for the supervision of the TI Contractor and administration of the contract for the Tenant Improvements and Tenant Extra Improvements in an amount equal to three and 75/100 percent (3.75%) of the cost of constructing the Tenant Improvements and Tenant Extra Improvements in the Premises and the administrative fee shall be included in the cost of the Tenant Improvements and Tenant Extra Improvements. The administrative fee shall be calculated and fixed at the time the Construction Contract is fully executed, subject to increases arising from (i) changes required to be made in the Base Building Improvements, and (ii) change orders under the Construction Contract that significantly expand the scope of Landlord's Work.

                (f) Payment of Tenant's Share of Costs. Within ten (10) days after execution of the Construction Contract Tenant shall elect in a written notice to Landlord to either (i) deposit, for payment in accordance with Paragraph 14 below, an amount (the "Construction Payment") equal to the difference between the Cash Allowance and the guaranteed maximum price under the Construction Contract plus Landlord's administrative fee; or (ii) amortize and pay the Construction Payment in accordance with Paragraph 14(c) below. If Tenant does not elect to amortize and pay the Construction Payment under Paragraph 14(c) below, then at Tenant's election, and at Tenant's sole cost and expense, Tenant shall either deposit the Construction Payment with Landlord or into a commercial escrow account with an escrow agent mutually acceptable to Landlord and Tenant ("Escrow Agent"). If Tenant does not elect to amortize the Construction Payment under Paragraph 14 below, then Landlord is not obligated to authorize construction of the Tenant Improvements to commence until Landlord has received the Construction Payment; or (A) the parties and Escrow Agent have entered into an escrow agreement in form and substance satisfactory to Landlord and Tenant, and (B) Escrow Agent has received the Construction Payment. Tenant shall pay all costs of the escrow. All interest earned on the Construction Payment shall be for the account of Tenant. The escrow agreement shall require the Escrow Agent to provide monthly accountings (together with supporting documentation) to Landlord and Tenant and to notify Tenant each time a disbursement is made. The Construction Payment shall be increased by the total cost of any change order approved or otherwise required under Paragraph 15 below and such increased payment shall be deposited by Tenant with Landlord or Escrow Agent, as applicable, within fifteen (15) days following approval of such change order by the parties or the date of Landlord's delivery of change orders otherwise required under Paragraph 15.

        10.     Administration of Work.

                (a) After entering into the Construction Contract and receipt of the Construction Payment, Landlord shall administer the construction of Tenant Improvements in accordance with the final, approved and permitted Working Drawings ("Landlord's Work"); provided, however, that Landlord shall not be required to install any Tenant Improvements that do not conform to the approved Working Drawings, or conflict with elements of the approved Working Drawings, or do not comply with applicable regulations, laws, ordinances, codes and rules; such conformity being the obligation of Tenant.

                (b) All Tenant Improvements shall be constructed by the TI Contractor selected pursuant to Paragraph 9 with the exception of work stations, installation of office equipment, telecommunications equipment and wiring and cabling and acquisition of floor covering materials ("Tenant's Work") which shall be designed, constructed, installed or provided by Tenant in accordance with the Working Drawings. Connection of installed work stations to the Building's electrical system shall be a part of the Tenant Improvements and shall not constitute Tenant Work, however completion of such connection work shall not be required for Substantial Completion under Paragraph 17.

                (c) All Tenant's Work shall be installed in a manner that conforms with the contractor's and its subcontractors' schedules for completion of the Tenant Improvements, and the work of installation shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the Landlord's Work. No portion of the Landlord's Work shall be dependent upon completion of any Tenant's Work and the Landlord's Work shall have priority over any Tenant's Work. The contractors, subcontractors and materialmen performing Tenant's Work shall be subject to prior reasonable approval by Landlord and shall be subject to the administrative supervision of Landlord or the Building Contractor and rules of the site. Contractors, subcontractors and materialmen performing Tenant's Work shall take all necessary steps to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. In the event that Tenant's contractors or subcontractors do not promptly cause any pickets to be withdrawn and all other disruptions to the operations of the Building promptly to cease, or in the event that Landlord notifies Tenant that Landlord has in good faith concluded that picketing or other disruptive activities are an imminent threat, Tenant shall immediately cause the withdrawal from the job of all Tenant's Work contractors, subcontractors or materialmen involved in the dispute. Any delay caused to Building Contractor attributable to Tenant's Work shall constitute Tenant's Delay, and in addition to the obligations set forth elsewhere herein, Tenant shall be obligated to pay all cost and expense incurred by Landlord in connection therewith. No portion of Tenant's Work shall be taken into account in determining whether or not the Premises are Substantially Complete.

                (d) Tenant shall require that each of its contractors, subcontractors and materialmen maintain commercial general liability insurance in an amount of not less than Two Million Dollars ($2,000,000.00) on a combined single limit basis and all worker's compensation insurance required by law; provided, however, the minimum insurance required hereunder may be reduced to One Million Dollars ($1,000,000) in coverage for any contractor, subcontractor or materialman who has contracted to provide to Tenant One Hundred Thousand Dollars ($100,000) or less of work in the aggregate.

                (e) Landlord shall use good faith efforts to make the Premises available to Tenant on floor by floor, nonexclusive basis for completion of Tenant's Work as soon as practicable in Landlord's judgment and, in any event, at least thirty (30) consecutive days prior to Substantial Completion (with carpet installed at least fourteen (14) days prior to Substantial Completion), subject to all the terms and conditions of the Lease and this Exhibit C and in accordance with any reasonable site rules imposed by the Building Contractor or the TI Contractor and all limitations and restrictions imposed by the City of Seattle. In addition, Landlord's Work with respect to the Computer Room and the Communications Rooms shall have been substantially completed and Tenant shall have exclusive access to such spaces atleast forty-five (45) days prior to Substantial Completion, subject to the same terms and conditions set forth in the preceding sentence. As used herein the term: (i) "Computer Room" shall mean an area of approximately nine thousand (9,000) square feet of Rentable Area to be located on Floor 6 or below in the Premises, for use by Tenant for its specialized computer needs; and (ii) "Communications Rooms" shall mean up to two (2) separate rooms in locations adjacent to the communications closets on each floor of the Premises as reasonably designated by Landlord, each approximately 10 feet by 12 feet in size, for use by Tenant for its communications needs. As used herein, the term "substantially completed" shall mean with respect to: (A) the Computer Room, the installation of the raised floor, walls and ceiling therein, with operational electrical, mechanical and fire-suppression systems therein (assuming Tenant is utilizing a stand-alone" condenser water system) and installation of a water detection system under the raised floor; and (B) the Communications Rooms, the installation of walls and riser sleeves required hereunder, with operational electrical, mechanical and fire-suppression systems therein. Upon and following any entry into he Premises by Tenant prior to the commencement of the Term, Tenant shall perform all of the obligations Tenant applicable under the Lease during the Term (except the obligation to pay Base Rent and Tenant's proportionate Share of Operating Costs), including, without limitation, obligations pertaining to insurance, indemnity, compliance with laws and Hazardous Materials. In addition to the indemnity obligations of Tenant under the Lease, Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless from and against any and all claims, proceedings, losses, costs, damages, causes of action, liabilities, injuries or expenses arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the presence in the Premises or the Building of Tenant's contractors or representatives or the activities of Tenant or its contractors or representatives in or about the Premises or Building during the construction period, such indemnity to include, without limitation, the obligation to provide all costs of defense against any such claims. This indemnity shall survive the expiration or sooner termination of the Lease.

                (f) Tenant shall be entitled to be reimbursed (from the Cash Allowance to the extent any amounts remain following payment in full of all other amounts owed for Tenant Improvements) for reasonable costs incurred by it in completing Tenant's Work, which reimbursement shall be made by Landlord following its receipt of invoices and appropriate back-up material confirming such expenditures.

        11. Obligation of Tenant To Provide As Built Plans; Assignment of Warranties. Within thirty (30) days of Substantial Completion, Tenant shall cause its Architects to provide Landlord with a complete set of plans on mylar and specifications reflecting the actual conditions of the Tenant Improvements as constructed in the Premises, together with a copy of such plans on diskette in the CAD format. Within thirty (30) days after Landlord's receipt of written notification that Tenant has accepted the Premises, Landlord shall assign to Tenant all warranties under the Construction Contract, along with the rights to enforce same.

        12. Reimbursement and Compensation. Tenant shall reimburse Landlord for all actual costs incurred by Landlord in connection with the review of Conceptual Plans and Working Drawings for the Tenant Improvements. Such review fees shall be limited to the actual costs for Landlord's architect and consultants to review such Conceptual Plans and Working Drawings and shall not include a separate charge for Landlord or its employee or staff time. Landlord may obtain any reimbursement required hereunder by deducting the amount of such reimbursement from the Cash Allowance or the Construction Payment. Tenant shall be responsible for delays and additional costs incurred by Landlord in completing the Base Building Improvements due to inadequacies in the Working Drawings or Tenant-requested changes to the Base Building Improvements.

        13. Tenant Payments. Landlord shall make progress payments for Landlord's Work first from the Cash Allowance and, at such time as the Cash Allowance has been fully spent, then from the Construction Payment, from time to time as the Tenant Improvements are constructed. If for any reason (such as change orders to the Construction Contract arising from changes under Paragraph 15 below or the costs of Tenant's Work) the Cash Allowance and Construction Payment are not adequate to make all required payments and Tenant has not elected to amortize the Construction Payment in accordance with

Paragraph 14(c) below, Tenant shall pay to Landlord (or deposit with Escrow Agent, as applicable) within fifteen (15) days after billing by Landlord such additional required amount, as determined by Landlord. Statements or invoices may be rendered by Landlord during the progress of the work so as to enable Landlord to pay the TI Contractor, subcontractors, architect or engineers without advancing Landlord's funds to pay the cost of Tenant Improvements. If for any reason the Construction Payment is not fully utilized to make all required payments, Landlord shall, upon completion of the Tenant Improvements, refund to Tenant or direct Escrow Agent to refund to Tenant (as applicable) any unused portion of the Construction Payment. Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant of any amounts required to be paid by Tenant under this Exhibit C are not received when due and such failure continues for a period of five (5) days following written notice to Tenant of such failure. Landlord shall maintain such separate accountings as may be necessary in connection with the Tax Credit. Landlord shall provide to Tenant copies of each draw request submitted by the TI Contractor, together with any back-up information provided therewith. Landlord shall also provide to Tenant on a continuous basis copies of any progress reports submitted by the TI Contractor, showing costs incurred to date, percentage completion, retainage amounts and similar matters. Landlord in good faith shall take into account and consideration any concerns and objections to status, quality, percentage completion and similar matters raised by Tenant and communicated to Landlord in writing. Notwithstanding the foregoing, in no circumstances shall Tenant or its consultants communicate directly with the TI Contractor regarding any such matters without the prior written approval of Landlord. Tenant's Architect shall be responsible for timely completing and delivering to Landlord all completion certificates required for payments under the Construction Contract and Tenant's contract with Tenant's Architect shall so provide; provided, however, that Landlord reserves the right and authority to authorize payments to the TI Contractor whether or not a completion certificate has been obtained from Tenant's Architect.

        14.     Cash Allowance.

                (a) Landlord shall provide a total of up to Thirty-two and 00/100 Dollars ($32.00) per square foot of Useable Area in the Initial Premises (the "Cash Allowance") toward the payment for the design and construction of the Tenant Improvements and Tenant Work (assuming standard cabling) in the Premises and Tenant's reasonable move-in costs and expenses. The Cash Allowance shall be used solely for the construction of Tenant Improvements above the Base Building Improvements and other purposes expressly permitted herein. Landlord shall, in accordance with this Exhibit C. apply the Cash Allowance to the cost of designing, permitting and constructing the Tenant Improvements (excepting Tenant Extra Improvements) and for the other purposes specifically provided in this Exhibit C, Except as provided herein, the Cash Allowance must be spent on items that, at Landlord's option, shall remain in the Premises on Lease termination and may not be applied to the cost of removable trade fixtures, equipment or furniture. The Cash Allowance shall not be used to pay for: (i) Tenant Extra Improvements; (ii) Tenant's move-in costs and expenses exceeding in the aggregate the sum of Six Hundred Thousand Dollars ($600,000); or (iii) design costs exceeding Three Dollars ($3.00) per square foot of Useable Area.

                (b) If the entire Cash Allowance is not used for Tenant Improvements and other expenses permitted under Paragraph 14(a) above, then Landlord shall grant Tenant a credit against Rent in an amount equal to the difference between (i) Thirty Dollars per square foot of Useable Area in the Minimum Initial Premises, Hold Space and the Expansion Space, and (ii) the total cost of the Tenant Improvements installed in the Premises as of the Term Commencement Date (with respect to the Minimum Initial Premises) or otherwise budgeted and included in the Construction Contract (with respect to the Hold Space and the Expansion Space) (the "TI Credit"); provided, however, that the TI Credit shall not exceed Five and no/100 Dollars ($5.00) per square foot of Useable Area in the Minimum Initial Premises, Hold Space and the Expansion Space. If the actual cost of the Tenant Improvements in the Minimum Initial Premises and the budgeted cost of the Tenant Improvements in the Hold Space and the

Expansion Space (as reflected in the Construction Contract) exceeds on average Thirty Dollars ($30.00) per square foot of Useable Area, then Tenant shall not be entitled to any TI Credit hereunder. For example, if the total cost of the Tenant Improvements in the Minimum Initial Premises and the budgeted cost of the Tenant Improvements in the Hold Space and the Expansion Space (as reflected in the Construction Contract) is on average Twenty-seven and 00/100 Dollars ($27.00) per square foot of Useable Area, the TI Credit would be Three and 00/100 Dollars ($3.00) per square foot of Useable Area. If, on the other hand the total cost of the Tenant Improvements in the Minimum Initial Premises and the budgeted cost of the Tenant Improvements in the Hold Space and the Expansion Space (as reflected in the Construction Contract) is Twenty-one and 00/100 Dollars ($21.00) per square foot of Useable Area, the TI Credit would be Five and 00/100 Dollars ($5.00) per square foot of Useable Area. The TI Credit shall be credited against Rent due in the first five (5) years of the Term in equal monthly amounts. For example, if the total TI Credit equals One Hundred Ninety Two Thousand Dollars ($192,000) then Tenant shall receive a monthly rent credit equal to Three Thousand Two Hundred Dollars ($3,200).

                (c) In the event that a Construction Payment is required under Paragraph 9(f) above, then Tenant may elect to amortize and pay the Construction Payment (the "Amortized Amount") over the Initial Term at an annual interest rate of ten percent (10%); provided, however, that the Amortized Amount may not exceed Ten and 00/100 Dollars ($10.00) per square foot of Useable Area in the Initial Premises and the Hold and Expansion Space. If Tenant elects to amortize the Construction Payment hereunder then Landlord and Tenant shall enter into an amendment to the Lease setting forth the Amortized Amount and the amortization schedule. The Amortized Amount together with interest thereon shall be payable in equal monthly installments together with the monthly payment of Base Rent and Operating Costs, commencing on the Term Commencement Date. If Tenant defaults under the terms of the Lease (which shall mean an Event of Default has occurred which has not been cured within the applicable cure period, if any) then the entire unpaid principal balance of the Amortized Amount and all accrued and unpaid interest thereon shall be immediately due and payable by Tenant to Landlord. If the Lease terminates prior to the scheduled expiration date thereof, including by reason of condemnation or damage, the unpaid principal balance of the Amortized Amount and all accrued and unpaid interest thereon shall be due and payable to Landlord within ten (10) days of the date of termination. If Tenant fails to make any payment of the Amortized Amount when due then Landlord shall be entitled to exercise any remedy available to Landlord for a default in payment of Rent but the Amortized Amount shall not be prorated or abated for any reason whatsoever, even if Base Rent is abated. The Amortized Amount shall be disregarded for purposes of determining Base Rent for any Offer Space or Base Rent during any Extension Term.

                (d) The obligation of Landlord to make any one or more payments pursuant to the provisions of this Paragraph 14 or to proceed with the construction of the Tenant Improvements shall be suspended without further act of the parties during any such time as there exists a material default by Tenant under the Lease (which as used herein shall mean an Event of Default has occurred which has not been cured after notice and the applicable cure period, if any). Nothing in this Paragraph 14 shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord thereto.

        15.     Modifications.

                (a) Tenant Initiated Changes. If Tenant desires to change or revise the Tenant Improvements specified by the Working Drawings, then Tenant shall submit such change in writing for Landlord's approval, which shall not be unreasonably withheld, and such request shall be accompanied by plans, specifications and details as may be required to fully identify and quantify such changes. Landlord shall not be required to approve any such modifications if, in Landlord's reasonable judgment such modifications would delay completion of the Base Building Improvements or have an adverse impact on the mechanical, electrical, life safety or HVAC systems in the Building. If Landlord approves such changes, then Tenant shall provide Landlord with revised Working Drawings incorporating the changes. Tenant shall be responsible for all costs of such changes and any resulting delay in the completion of the Premises or the Base Building Improvements due to modification of the Working Drawings, and Landlord shall act in good faith to minimize the costs associated with any such modifications. The actual cost of any approved changes (other than additional design costs necessitated by reason of Landlord's modification of the Final Building Plans pursuant to Paragraph 6 above) shall be added to the Construction Payment and the Amortized Amount, as applicable, unless the Cash Allowance is sufficient to pay the cost of such change.

                (b) Contractor Required Changes. With respect to any change orders required by the TI Contractor in order to proceed with construction of the Tenant Improvements, within five (5) Business Days after delivery to Tenant of such change order (which shall include the estimated additional costs, if any), Tenant shall either approve or disapprove the change order by written notice to Landlord. If Tenant approves the change order Tenant shall deposit any additional sums required thereunder as provided under Paragraph 13. If Tenant disapproves the change order, Tenant shall specifically identify in its notice the nature and extent of Tenant's disapproval and shall, within fifteen (15) days of receipt of such change order, deposit in a separate interest bearing escrow with Escrow Agent (pursuant to instructions mutually acceptable to Landlord and Tenant) any additional sums required thereunder, which shall be released upon the earlier of: (i) Tenant's written consent thereto, or (ii) completion of an audit and any arbitration under the Construction Contract as permitted under Paragraph 17(b) below, it being the understanding of the parties that any dispute as to the necessity for or amount of such change orders is to be resolved with the TI Contractor by agreement or through such process.

                (c) Other Required Changes. With respect to any change orders required by reason of the errors or omissions of Tenant's Architect or its consultants or otherwise required by the City of Seattle, Tenant shall deposit any additional sums required thereunder as provided under Paragraph 13.

        16. Designation of Construction Representatives. Tenant hereby designates Michael Golden of Tenant Works as its initial representative in connection with the design and construction of the Tenant Improvements and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant. Tenant may change its designated representative upon written notice to Landlord. Landlord hereby appoints Robert
C. Hollister and John Murphy McCullough to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit
C. Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of Landlord is authorized to do so. No consent, authorization or other action shall bind Landlord or Tenant unless in writing and signed by the aforementioned person. If Landlord or Tenant complies with any request or direction presented to it by anyone else claiming to act on behalf of the other party, such compliance shall be at such party's sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Exhibit. Landlord shall have the right to observe the construction of the Tenant Improvements. Tenant shall notify Landlord of all construction meetings and Landlord shall have the right to attend all meetings of Tenant and its contractor and subcontractors, and the Tenant's construction contract(s) shall so provide. Landlord shall notify Tenant of all construction meetings relating to the Tenant Improvements. Tenant shall have the right to attend all meetings of Landlord and the TI Contractor and its subcontractors, coordination meetings between the Building Contractor and the TI Contractor regarding the Tenant Improvements, and any meetings with the Building Contractor regarding the Building Shell and Core involving items that directly impact the Tenant Improvements or the schedule for construction thereof, and the Construction Contract shall so provide. Tenant acknowledges that the Tenant Improvements may be constructed at the same time as Landlord is constructing the Building Shell and Core. Each party shall cause its architects, engineers and contractors to cooperate fully and promptly with each other as and when deemed necessary by such party in its good faith determination in the course of construction of the Tenant Improvements. If Tenant's work interferes with Landlord's work and Tenant fails to comply with Landlord's requests for cooperation then Landlord may require Tenant to cease work in the Premises.

        17.     Substantial Completion; Audit of Contractor.

                (a) Substantial Completion. As used herein, "Substantial Completion" shall mean (and the Minimum Initial Premises shall be deemed "Substantially Complete") when (i) installation of the Tenant Improvements and Tenant Extra Improvements in the Minimum Initial Premises has occurred, (ii) Tenant has direct access to the elevator lobby on the floor (or floors) where the Minimum Initial Premises are located, and direct access through the fourth floor lobby to Tenant's main entrance to the Premises on the fourth floor, and the fourth floor lobby shall be maintained in a clean and presentable manner (although finish work therein may be ongoing); (iii) Basic Services are available to the Minimum Initial Premises (including permanent power and adequate elevator service to accommodate Tenant's normal operating needs, which shall mean at a minimum four (4) elevators serving the Minimum Premises and one
(1) elevator serving the Garage), and (iv) appropriate governmental authorities have issued a certificate of occupancy for the Minimum Initial Premises. Notwithstanding the foregoing, Substantial Completion shall be deemed to have occurred on the date on which Tenant takes occupancy of the Minimum Initial Premises and commences to do business therein. Substantial Completion shall be deemed to have occurred even if a "punch-list" or similar corrective work remains to be completed. Within ten (10) days after Landlord delivers possession of the Minimum Initial Premises to Tenant, Landlord, Tenant, and the Tenant's Architect shall prepare a "punch-list" which shall consist of the items that have not been, but should have been, finished or furnished by Landlord prior to such date. Landlord shall proceed diligently to complete, or cause the TI Contractor to complete, all punch-list items. If Substantial Completion occurs before all finish work in the fourth (4th) floor lobby is complete, Landlord shall continue with reasonable diligence to complete the lobby as soon as practicable and, in any event, shall provide therein a suitable completed appearance within six (6) months after Substantial Completion. Landlord shall require reasonable retainage in the Construction Contract and shall not release all of the retainage to the TI Contractor until such time as Landlord reasonably believes all punch-list items have been completed. Release of any retainage shall not release or relieve Landlord of the obligation to cause all punch-list items to be completed and the Premises to be in the condition as required under this Lease. The process for inspection of the Premises, the preparation of the punch-list and the correction of all punch-list items by Landlord shall also apply with respect to delivery of the Hold Space and all Expansion Space.

                (b) Audit of Contractor. The Construction Contract shall provide that Landlord and Tenant shall have a right, within a reasonable period of time following Substantial Completion of the Minimum Initial Premises, to conduct an audit of the books and records of the TI Contractor to confirm the costs actually incurred with respect to the construction of the Tenant Improvements, the allocation of costs between the Base Building Improvements and the Tenant Improvements and similar matters under the Construction Contract. The results of the audit shall be made available to both Landlord and Tenant. The Construction Contract shall provide for binding arbitration of all disputes arising over change orders or from the audit. Tenant shall be responsible for the costs of such audit and any arbitration relating thereto, subject to reimbursement from the TI Contractor as may be provided in the Construction Contract. Tenant shall be responsible for and entitled to any adjustments to the cost of the Tenant Improvements that may be made be reason of such audit.

        18. Tenant's Delay. If Substantial Completion shall be delayed as a result of any of the following causes, such delay shall be considered a "Tenant Delay":

                (a) Tenant's failure to obtain approval of the Working Drawings by Landlord on or before Tenant's Plan Delivery Date;

                (b) Tenant's failure to obtain any required permits to allow construction of the Tenant Improvements by the date set forth in Paragraph 20 below;

                (c) Changes in the Working Drawings requested by Tenant after approval of the Working Drawings by Landlord, except to the extent such changes are necessitated by Landlord's changes to the Final Building Plans under Paragraph 6 above;

                (d) Any delays in starting construction due to Tenant's disapproval of the Trade Bid and/or the need to revise the Working Drawings to obtain revised bids, to the extent such delays continue beyond thirty (30) days after Landlord's delivery to Tenant of notice of a Trade Bid under Paragraph 9(c) above;

                (e) Tenant's request for materials, finishes or installations other than Building Standard Improvements which require a longer time than Building Standard Improvements to obtain, install or complete;

                (f) Tenant's failure to comply with the Building Contractor's, the TI Contractor's or any subcontractor's schedule;

                (g) Cessation of work for any periods under Paragraph 14(d) above; or

                (h)     Delays caused by Tenant in construction.

        Landlord shall notify Tenant promptly after learning of any events or circumstances which Landlord believes may constitute Tenant Delay hereunder, however Landlord's failure to so notify shall not constitute a waiver by Landlord of its right to claim a Tenant Delay has occurred. Landlord shall use good faith efforts to minimize the impact of any Tenant Delay on the Substantial Completion Date. In the event of any Tenant Delay, Tenant shall pay to Landlord, as additional Rent, one day's Base Rent for each day of Tenant Delay to the extent that Tenant Delay has actually delayed Substantial Completion. In addition, and notwithstanding any provision to the contrary contained in the Lease, if Substantial Completion is delayed due to Tenant Delay, the Term Commencement Date shall be the date when Substantial Completion would have occurred if there had been no Tenant Delay. Tenant acknowledges that the length of any Tenant Delay is to be measured by the duration of the delay in Substantial Completion caused by the event or conduct constituting Tenant Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes. The parties acknowledge that the Target Dates for delivery of Conceptual Plans and Working Drawings as set forth in Section 20 below are designed to seek to include the Tenant Improvements in the same bid packages as the Base Building Improvements and that the failure of Tenant to meet such Target Dates could increase the overall costs of the Tenant Improvements. Landlord and Tenant will cooperate in good faith to seek to include the Tenant Improvements as part of the bid package for the Base Building Improvements. However, the failure of Tenant to complete the Conceptual Plans and Working Drawings by the Target Dates set forth in Section 20 below shall not in itself constitute a Tenant Delay.

        19. Reliance on Plans. Landlord and Tenant shall each be entitled to rely on the plans and specifications received from the other for work to be done by Landlord or Tenant. If (a) Tenant notifies Landlord of any construction discrepancies following its inspection pursuant to Paragraph 8 above, or (b) Tenant is required to modify its Working Drawings due to changes in the Final Building Plans initiated by Landlord pursuant to Paragraph 6 above after Landlord's deliver of the Final Building Plans to Tenant, then Landlord shall reimburse Tenant for the cost of revising the Working Drawings to accommodate such construction discrepancies (other than those arising from customary variations in the course of construction) or changes in the Final Building Plans, and the deadlines set forth in Paragraph 20 may be extended as provided in Paragraph 6 above. The reimbursement shall be limited to the actual costs incurred in making such revisions.

        20.     Schedule of Milestone Dates.

                     Event                                  Target Date            Deadline
---------------------------------------------------   -----------------------   ---------------
Landlord's Approval of Conceptual Plans:              July 3, 2000                July 1, 2001

Landlord's Delivery of Final Building Plans:          November 1, 2000            July 1, 2001

Tenant's Delivery of Working Drawings to Landlord:    Within 6 months of       January 2, 2002
                                                      Landlord's delivery of
                                                      Final Building Plans

Permits in Place/Construction Start Date:             January 2, 2002          January 2, 2002

Substantial Completion/Scheduled Commencement
 Date:                                                 April 1, 2003              April 1,2003

                                  SCHEDULE C-l
                           BASE BUILDING IMPROVEMENTS

Landlord shall complete the Base Building Improvements including the Building exterior enclosure, structural, mechanical, electrical, plumbing and telecommunications systems as more fully described below. All references in this Schedule C-l to "square feet," "square foot," "s.f." or "psf" are intended to refer to square feet of Useable Area.

ELECTRICAL SYSTEM

The building electrical system provides for an approximate total of 9.0 watts per square foot throughout the building exclusively for tenant use. The power will be distributed as follows:

..   1.5 watts/s.f. for lighting, in panelboards on each floor;
..   3.0 watts/s.f. for receptacles, transformed to 120/208V in panelboards on each floor;
..   2.5 watts/s.f. spare capacity in the bus risers on each floor;
..   2.0 watts/s.f. spare capacity at the main switchboard in the garage.

The standard electrical allocation for Tenant convenience power (receptacles) is
2.5 watts/sf. All costs above the standard allocation shall be paid by Tenant. All HVAC and building common area loads will be handled separately and are not included in these totals.

MECHANICAL SYSTEM

The building mechanical system will be a floor-by-floor system providing 100% fresh air to the tenant space. The Building is designed to incorporate a rooftop cooling tower to provide condenser water for specific cooling needs. In addition, Landlord will:

..   Install all vertical ductwork;
..   Install the main horizontal air distribution loop on each floor;
..   Provide VAV fan powered mixing boxes and slot diffusers at a standard density ready for installation, with a maximum unit size of 2200 cfm;
..   Provide after-hours HVAC service through an automated tenant interface
    (There will be an hourly charge for after-hours HVAC service).

The building mechanical system shall be built and designed in accordance with the following design criteria:

1.      Outdoor Design Conditions

        Summer:           85 degree F dry bulb (ASHRAE 0.1%)
                          67 degree F wet bulb (ASHRAE 0.1%)

        Winter:           17 degree F dry bulb

2.      Indoor Design Conditions

        People:           140 rentable square feet per person

        Lights:           1.5 watts per usable square foot

                                      C-l-1

        Equipment:        2 watts per usable square foot

        Temperature:      Summer 74 degree F (+/- 2 degrees F)

                          Winter 72 degree F (+/- 2 degrees F)

        Humidity:         Variable. No direct control of humidity required.

        Outside Air:      20 cfm/person minimum (7 people/1000 rentable square
                          feet). Can be increased to 100% outside air with air economizer operation.

        Extended Hours:   Air system can operate with tenant request.

        24-Hour Cooling:  Condenser water provided for supplemental 24 hour cooling (approximately 10 tons per floor)

        Acoustical:       NC - 40 (+/ -2) within 15 feet of core

STRUCTURAL SYSTEM

The building will feature the following standard loading capacities:

..   Core areas:      80 psf live load, 20 psf dead load
..   Perimeter areas: 50 psf live load, 20 psf dead load

LIFE SAFETY SYSTEMS

The Building will use state of the art life safety systems. As part of the base building, Landlord will provide at no cost to tenant:

..   Completed life safety buildout in all common areas;
..   Quick response sprinkler heads, smoke detectors, and emergency exit lights in the tenant space as required by code for core and shell;
..   Fire control panels in the ground floor lobby of each building, sized to accommodate the horns and strobes to be installed as part of the Tenant Improvements in Tenant's space;
..   Year 2000 compliant software and hardware.

SECURITY SYSTEMS

The Building will function 24 hours per day, 7 days per week with a security system that includes:
..   Card controlled access to the Building and the garage;
..   Card readers in each elevator cab;
..   Closed circuit security camera system;
..   24 hour manned security office on-site.

                                      C-l-2

TELECOMMUNICATIONS

Landlord will provide a telephone closet and board on each multi-tenant floor. The Building will have vertical chase space for multiple telecommunications providers. In addition, the Building will include:

..   Conduit from the project to telecommunications providers in the street;
..   Vertical conduit to accommodate tenant service providers;

GROUND FLOOR LOBBY AND TYPICAL RESTROOM FINISHES

The ground floor lobby and restrooms will be finished in a manner consistent with the first class quality of the overall project. Such finishes will include:

..   Floorcoverings composed of granite, marble, or other suitable stone, ceramic tile and carpet;

..   Wallcoverings that are a combination of granite, marble, or other suitable stone, wood, fabric, and gypsum board;

..   Security desk and tenant directory near the Fourth Avenue entrance;

..   Stainless steel or other upgraded metal elevator doors.

Office floor restroom finishes shall include:

..   Ceramic tile on the floor;

..   Ceramic tile on all wetwalls;

..   Stone vanities;

..   Vitreous china fixtures;

..   Painted metal, ceiling hung toilet partitions;

..   Acoustical tile or gypsum board ceilings.

OTHER BUILDING FINISHES

In addition to the aforementioned lobby and restroom finishes, Landlord will:

..   Complete Building exterior enclosure;
..   Install high speed traction elevators with 3500 pound capacity designed to minimize tenant waiting time; upgrade elevator doors, cab finishes, frames and buttons;
..   Install drywall ready for paint on all core walls, perimeter walls, columns, shafts, bathrooms, and stairwells;
..   Install mini-blinds on all exterior windows;
..   Install one standard drinking fountain per floor at or near the elevator lobby;
..   Finish Building Entrance Lobby and multi-tenant lobbies
..   Finish all multi-tenant corridors;
..   Finish Men's & Women's restrooms and associated vestibules;
..   Provide acoustical ceiling grid and tiles ready for installation in accordance with the standard Building layout plan;

                                      C-l-3

..   Provide building standard light fixtures ready for installation, at a standard density of 1 per 80 square feet; Tenant shall have the right to upgrade the building standard light fixtures to a different fixture acceptable to Landlord in Landlord's discretion. Tenant shall receive any savings actually realized by Landlord through such upgrade as an addition to the Cash Allowance.

                                      C-l-4

                                  SCHEDULE C-2

                  DEFINITION OF BUILDING STANDARD IMPROVEMENTS

For the purposes of this Lease, Building Standard Improvements shall consist of:

1.      PARTITIONS.

        One (1) linear foot of ceiling height partition per twelve (12) square feet of Net Rentable Area less Common Areas. All required partitions shall be 5/8" gypsum board, painted with two coats of latex on 2-1/2" metal studs at 24" on center, with 2-1/2" base.

2.      DOORS AND HARDWARE.

        One (1) full height, solid core, hardwood veneer door with a aluminum frame and lever handle latch set hardware per three hundred (300) square feet of Net Rentable Area less Common Areas.

3.      CEILING.

        Installation of the suspended metal grid system, complete with Class A acoustical mineral and/or ceramic fiber 24"x 48" lay in ceiling panels for typical floor lease space throughout the Premises as selected or provided by Landlord.

4.      LIGHTING.

        Installation of two (2) lamp, 18 cell parabolic light fixtures ready for installation per Tenant's plans of a quantity not to exceed one (1) 2'x4' recessed fluorescent lighting fixture per 80 square feet of usable area of a fixture selected or provided by Landlord.

5.      ELECTRICAL OUTLETS.

        One (1) duplex wall-mounted convenience outlet mounted at standard locations with white plastic cover plate for each one hundred twenty
        (120) square feet of Net Rentable Area less Common Areas.

6.      TELEPHONE OUTLETS.

        One (1) telephone wall outlet mounted at standard locations for each two hundred ten (210) square feet of Net Rentable Area less Common Areas with pull wire through the partition.

7.      FLOOR COVERING.

        Building Standard carpet or a credit of $15.00 per square yard of carpeted area.

8.      SWITCH.

        One (1) dual light switch, rocker type, mounted at standard locations with white plastic cover plate for each three hundred (300) square feet of Net Rentable Area less Common Areas.

9.      LIFE SAFETY SYSTEMS.

        Rapid Response fire sprinkler heads to conform with typical Tenant partition layout, utilizing the Building Standard partition and lighting, for light hazard occupancy design criteria. Manual fire alarm pull stations, exit lights, and audible fire alarm speakers shall be provided at the Building stair doors and elevator lobbies.

10.     HVAC.

        Installation of the variable air volume series Fan Powered Terminal Units (FPTUs) provided by Landlord and installed in accordance with building standard mechanical layouts to suit normal general office space.

                                      C-2-1

                                    EXHIBIT D

                              RULES AND REGULATIONS

        1. Sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any Tenant or used by them for purpose other than ingress to and egress from their respective Premises, and for going from one part of the Building to another part.

        2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

        3. Nails, screws and other attachments to the Building require prior written consent from Landlord.

        4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telecommunications equipment, and electrical devices, as well as all installation affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Building.

        5. Movement in or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be made restricted to the Building's freight elevators, or an elevator for such movements shall be made restricted to the Building's freight elevators. Prearrangements with Landlord shall be made regarding the time, method, and routing of such movement, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or public resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

        6.      Corridor doors, when not is use, shall be kept closed.

        7. Tenant shall cooperate with Landlord in maintaining the Premises. Tenant shall not employ any person for the purpose of cleaning the Premises other than the Building's cleaning and maintenance personnel.

        8. Deliveries of water, soft drinks, newspapers, or other such items to any Premises shall be restricted to hours established by Landlord and made by use of the freight elevators if Landlord so directs.

        9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on or about the Premises.

        10. No cooking shall be done in the Premises except in connection with a cafeteria, convenience lunch room or beverage service for employees and guests (on a noncommercial basis) in a manner which complies with all of the provisions of the Lease (including Landlord's right to review and approve all plans relating thereto) and which does not produce fumes or odors.

        11. Food, soft drink or other vending machines shall not be placed within the Premises without Landlord's prior written consent, except vending machines used by employees of Tenant (and not for use by the general public).

        12. Tenant shall not use or keep on its Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment.

        13. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats on call from Tenant.

        14. Tenant shall comply with all requirements necessary for the security of the Premises, including the use of service passes issued by Landlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

        15. Landlord shall furnish Tenant with a reasonable number of initial access cards for entrance doors into the Premises in accordance with the terms of the Lease, and may charge Tenant for additional or replacement access cards, thereafter. All such access cards shall remain the property of Landlord. No additional locks are allowed on any door of the Premises without Landlord's prior written consent and Tenant shall not make any duplicate keys, except those provided by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys and access cards to the Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Premises.

        16. Landlord retains the right, without notice or liability to any tenant, to change the street address of the Building.

        17. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited and each tenant shall cooperate to prevent these activities.

        18.     The Building hours of operation shall be as set forth in Section
5.2 of the Lease.

        19. Tenant shall take reasonable steps to prevent the unnecessary generation of refuse (e.g., choosing and using products, packaging, or other materials in business that minimize solid waste or that are durable, reusable, or recyclable). Tenant shall provide or obtain recycling containers in its business for use by employees and customers, shall recycle acceptable materials in the recycling containers provided by Landlord, and shall otherwise participate in the recycling program established by Landlord for the Building. Acceptable recyclable materials may include, but are not limited to, the following: newspaper, cardboard, paperboard, office paper and other mixed paper, aluminum, tin and other metal, glass, and #1 (PETE) and #2 (HDPE) plastics.

        20. Tenant shall not and shall cause its employees, agents, contractors, invitees, customers and visitors, not to smoke in the Premises or in any portion of the Building or the Common Areas, except those areas expressly designated as smoking areas by Landlord. Persons may smoke cigarettes in designated areas only if the smoker uses designated receptacles for ashes and cigarette butts and does not annoy any nonsmoking persons using the area or interfere with access to the Building.

        21. Landlord reserves the right to rescind or modify any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice given the Tenant, shall be binding as if originally included herein.

                                    EXHIBIT E

                                 SAMPLE FORM OF
                         LEASE COMMENCEMENT CERTIFICATE

Re:     [Tenant]
        [Suite No.]
        Madison Financial Center

        ------------------------
        Seattle, Washington

        This is to certify that pursuant to the terms of that certain Office Lease Agreement dated as of ___________, between [Tenant's Name] ("Tenant") and National Office Partners Limited Partnership, Tenant has taken possession of Premises described above. Tenant hereby certifies and agrees that the following information is true and correct:

        1.      Term Commencement Date: _____________________________

        2.      Lease Expiration Date: ________________________________

        3.      Net Rentable Area of Premises: ______________________

        4. Total Construction Payment (Exhibit C to Lease) Due From Tenant to Landlord: _______________

        5.      Security Deposit Paid: _______________________

        6.      Total Prepaid Rent: ___________________________________

        7.      Months to Which Prepaid Rent Applies: ________________________

        8. Attached hereto is the Insurance Certificate required by Article 11 of the Lease

[Name of Tenant]

By:
   ---------------------
Name:
     -------------------
Title:
      ------------------
Date:
      ------------------

                                   EXHIBIT F-l

                             CONCEPTUAL SIGNAGE PLAN

                                      F-l-1

                                   EXHIBIT F-1

[GRAPHIC APPEARS HERE]

                                   EXHIBIT F-2

                                MAJOR TENANT SIGN

                                      F-2-1

                                   EXHIBIT F-2

[GRAPHIC APPEARS HERE]

                                    EXHIBIT G

                       SAMPLE FORM OF ESTOPPEL CERTIFICATE

TENANT: ________________________________[insert full legal name]
DATE OF LEASE: _________________________
AMENDMENTS: ____________________________
PREMISES: Suite No.______ / Floors:___________________

                              ESTOPPEL CERTIFICATE

 To: ________________________________________________

            The undersigned hereby certifies as follows:

                1. The undersigned is the "Tenant" under the above referenced lease ("Lease") with National Office Partners Limited Partnership ("Landlord") covering the above referenced Premises ("Premises"). A true, correct and complete copy of the Lease (including all addenda, riders, amendments, modifications and supplements thereto) is attached hereto as Exhibit A.

                2. The Lease constitutes the entire agreement between landlord under the Lease and Tenant with respect to the Premises and the Lease has not been modified, changed, altered or amended in any respect except as set forth in Exhibit "A" and the Lease is valid and in full force and effect as of the date hereof.

                3. The term of the Lease commenced on ________, 20 ________, and, including any presently exercised option or renewal term, will expire on _____, 20 ________, unless sooner terminated or extended in accordance with the terms of the Lease. Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated Tenant's leasehold interest, except as follows: _____________________________________________________
        ________________________________________________________________________
        _______________________________________________________________________.

                4. As of the date of this Estoppel Certificate, there exists no breach or default on the part of either Tenant or Landlord and, to the best of Tenant's knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default under the Lease. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

                5. There are no remaining unsatisfied obligations under the Lease on the part of Landlord with respect to tenant improvements, free rent, partial rent, rebate of rent, credits, offsets or deduction in rent or any other type of rental concessions, except:___________________
        ________________________________________________________________________
        ________________________________________________________________________
        _______________________________________________________________________.

                6. Tenant is currently obligated to pay base rental in monthly installments of $ _________ per month and monthly installments of base rental and estimated operating expenses have been paid through _______, 20 ______. No other rent has been paid in advance (other than estimates of operating expenses) and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $_______ which was paid pursuant to the Lease. The current proportionate share from which Tenant's operating expenses are calculated is ________.

                7. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part). Tenant has no right to renew or extend the term of the Lease or expand the Premises except:_______________________________.

                8. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

                9.      Tenant's address for notice purposes is: _______________
                        _______________________________________________________.

            This Estoppel Certificate is made to______________________("Buyer") [or, ("Lender")] and National Office Partners Limited Partnership, L.L.C. ("Owner") in connection with the prospective purchase by Buyer, or Buyer's assignee, of the building containing the Premises [or, Lender's prospective loan to Owner which will be secured by Owner's interest in the Lease and the building containing the Premises]. This Certificate may be relied on by Buyer [Lender] and Owner and their successors and assigns and any other party who acquires an interest in the Premises in connection with such purchase [or loan] and any person or entity which may finance Buyer's purchase.

            Dated this _____ day of ______________, 20__.
                                             TENANT

                                             -----------------------------------
                                             [insert full legal name]

                                             By:
                                                 -------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------

                                    EXHIBIT H

                            JANITORIAL SPECIFICATIONS

               BUILDING STANDARD JANITORIAL AND CLEANING SERVICES

        The following building standard janitorial and cleaning services shall be done by Landlord between 5:30 p.m. and 11:30 p.m. on Monday through Friday, 5 days a week, and at such other times as may be mutually agreed upon.

A.      Tenant Office Areas, Conference Rooms, Common Areas, and Kitchenettes

        1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Premises nightly, wash receptacles as necessary. Recycled materials including paper, aluminum and glass will be picked up nightly.

        2. Empty and clean all ash trays, screen all sand urns nightly and supply and replace sand as necessary.

        3. Vacuum nightly all rugs and carpeted areas in the Premises, lobbies and corridors.

        4. Nightly hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, window sills and all other horizontal surfaces; once every three weeks for vertical paneled surfaces; wash window sills when necessary.

        5.      Nightly damp wipe all glass furniture tops.

        6. Nightly spot clean, including remove finger marks, dirt, stains, graffiti and smudges from vertical surfaces, including doors, door frames, glass, around light switches, private entrance glass, painted walls, elevator doors, and partitions.

        7.      Wash clean all water fountains nightly.

        8.      Refill all paper towel dispensers in Common Areas.

        9.      Sweep all private stairways nightly, vacuum nightly if carpeted.

        10. Police all stairwells throughout the project daily and keep in clean condition.

        11. Nightly damp mop spillage in noncarpeted office and public areas.

        12. Nightly damp dust all telephones, desks and other furniture tops.

B.      Washrooms (Including Private Washrooms)

        1.      Wet mop, sanitize, rinse and dry floors nightly.

        2.      Scrub floors as necessary.

        3.      Clean all mirrors, bright work and enameled surfaces nightly.

        4. Wash and disinfect all basins, urinals and bowls nightly using nonabrasive cleaners to remove stains and nightly clean undersides of rim of urinals and bowls.

        5. Wash both sides of all toilet seats with soap, water and disinfectant nightly.

        6. Nightly damp wipe and wash with disinfectant when necessary, partitions, tile walls and outside surface of dispensers and receptacles.

        7. Empty and sanitize receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

        8. Fill toilet tissue, facial tissue, soap, paper towel dispensers, and sanitary napkin dispensers nightly.

        9. Clean flushometer, piping, toilet set hinges and other metal work nightly.

        10. Wash and polish walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

        11. Vacuum all louvers, ventilating grilles and dust light fixtures weekly.

        NOTE: It is the intention to keep washrooms thoroughly cleaned and not to use a disinfectant to kill odor. If a disinfectant is necessary, an odorless product will be used.

C.      Floors

        1. All ceramic tile, marble and terrazzo floors to be swept nightly and washed, scrubbed and buffed as needed.

        2. Vinyl asbestos, asphalt, vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas on multitenancy floors to be waxed and buffed monthly.

        3.      Tile floors in all areas will be waxed and buffed monthly.

        4.      Floors re-waxed and old wax removed as necessary.

        5. Carpeted areas and rugs to be vacuumed cleaned nightly. Return chairs and waste containers to proper positions.

        6. Carpet shampooing will be performed at Lessee's request and billed to Tenant. Tenant has the right to put this service out to bid with other carpet cleaning companies with final selection subject to Lessor's approval.

        7.      All floor areas to be spot cleaned nightly.

        8.      Clean chair mats weekly.

D.      Glass

        1. Clean all perimeter glass every six (6) months outside and every six (6) months inside. Any additional cleaning to be at Tenant's expense.

        2.      Clean glass entrance doors and adjacent glass panels nightly.

        3. Clean partition glass, office relights, and interior glass doors quarterly.

        4.      Clean exterior of ground floor glass as needed.

E.      High Dusting (Quarterly)

        1. Dust and wipe clean closet shelving when empty and carpet sweep and dry mop floors in closets if such are empty.

        2. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

        3. Damp dust ceiling air-conditioning diffusers, wall grilles, registers and other ventilating louvers.

        4. Dust the exterior (i.e., below ceiling) surfaces of all lighting fixtures, including glass and plastic enclosures, pendant lighting, and aluminum louvers.

F.      Day Service

        1. At least once, but not more than twice during the day, check men's washrooms for toilet tissue replacement.

        2. At least once, but not more than twice during the day, check women's washrooms for toilet tissue and sanitary napkin replacement.

        3. Supply toilet tissue, facial tissue, soap, paper towels in men's and women's washrooms and sanitary napkins in women's washroom.

        4.      As needed, vacuuming of elevator cabs will be performed.

        5. There will be a constant surveillance of public areas to insure cleanliness.

G.      General

        1. Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

        2. Keep slop sink rooms in a clean, neat and orderly condition at all times.

        3. Wipe clean all metal hardware fixtures nightly and polish bright work as necessary.

        4. Dust and/or wash all directory boards as required and remove fingerprints and smudges nightly.

        5. Maintain building lobby, corridors and other public areas in a clean condition.

        6. Janitorial services must respond to emergencies within a timely manner to prevent further damage from flooding.

H.      Special

        It is understood that no services of the character provided for in this Exhibit shall be provided on Saturdays, Sundays or days recognized as Holidays pursuant to this Lease, unless specifically stated above.

This cleaning specification may be changed or altered by Landlord from time to time to facilitate conformity with the latest methods of maintenance and cleaning technology generally recognized as acceptable for first-class office buildings in Seattle, Washington, and Landlord reserves the right to alter the level of such services from time to time as determined by Landlord to be appropriate for a first-class office building. In the event Tenant requires a higher level of services to suit its particular needs, the cost of such additional service shall be borne by Tenant. However, in no event will the level or quality of services be diminished by such changes.